Exhibit 10.1

EXECUTION VERSION

TERM LOAN, GUARANTEE AND SECURITY AGREEMENT

DATED AS OF JuLY 9, 2021

AMONG

EICF AGENT LLC,

AS AGENT FOR THE LENDERS SIGNATORY HERETO,

EVmo, Inc.,

AS BORROWER

AND

THE OTHER CREDIT PARTIES SIGNATORY HERETO

CHAPMAN AND CUTLER LLP
1270 Avenue of the Americas, 30th Floor

New York, New York 10020

INDEX – PAGE i

INDEX – PAGE ii

INDEX – PAGE iii

INDEX OF EXHIBITS AND SCHEDULES

Schedule A	-	Definitions
Schedule B	-	Schedule of Term Loan Commitments and Loan Principal Amortization
Schedule C	-	Agent’s, Lenders’ and Credit Parties’ Addresses for Notices
Schedule D	-	Closing Checklist
Schedule E	-	Restricted Locations
Schedule F	-	Post-Closing Matters
Schedule G	-	Excluded Assets

Disclosure Schedule (2.1(e)(iii))	-	Title Policies
Disclosure Schedule (3.2)	-	Places of Business; Corporate Names
Disclosure Schedule (3.7)	-	Subsidiaries
Disclosure Schedule (3.9)	-	Taxes
Disclosure Schedule (3.11)	-	ERISA
Disclosure Schedule (3.12)	-	Litigation
Disclosure Schedule (3.13)	-	Intellectual Property
Disclosure Schedule (3.15)	-	Environmental Matters
Disclosure Schedule (3.16)	-	Insurance
Disclosure Schedule (3.18)	-	Existing Indebtedness
Disclosure Schedule (3.26)	-	Controlled Accounts
Disclosure Schedule (3.32)	-	Government Contracts
Disclosure Schedule (3.34)	-	Bonding; Licensing
Disclosure Schedule (3.35)	-	Affiliate Transactions
Disclosure Schedule (5.21)	-	Employee Compensation
Disclosure Schedule (6.1)	-	Actions to Perfect Liens

Exhibit A	-	Form of Perfection Certificate
Exhibit B	-	Form of Term Note
Exhibit C	-	Form of Secretarial Certificate
Exhibit D	-	Form of Power of Attorney
Exhibit E	-	Form of Compliance Certificate
Exhibit F	-	Form of Closing Certificate
Exhibit G	-	Form of Solvency Certificate
Exhibit H	-	Form of Joinder Agreement
Exhibit I	-	Form of Perfection Certificate Supplement
Exhibit J	-	Form of Assignment Agreement
Exhibit K	-	Form of Delayed Draw Borrowing Request
Exhibit L	-	Form of Liquidity Certificate
Exhibit M	-	Monthly Operational Report

INDEX – PAGE iv

TERM LOAN, GUARANTEE AND SECURITY AGREEMENT

This TERM LOAN, GUARANTEE AND SECURITY AGREEMENT is dated as of July 9, 2021, and agreed to by and among EVmo, Inc., a Delaware corporation (“Borrower”), the other Credit Parties from time to time party hereto, and EICF AGENT LLC, a Delaware limited liability company, as agent (in such capacity, “Agent”) for the lenders set forth on Schedule B attached hereto and party hereto (each herein referred to as a “Lender” and collectively, the “Lenders”).

RECITALS

A. The Credit Parties desire that Borrower obtain the Term Loans described herein from the Lenders and the Lenders are willing to provide the Term Loans all in accordance with and subject to the terms and conditions of this Agreement.

B. Capitalized terms used herein shall have the meanings assigned to them in Schedule A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Schedule A shall govern. All schedules, attachments, addenda and exhibits hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, constitute but a single agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. AMOUNT AND TERMS OF CREDIT

1.1 Term Loan.

(a)

(a) Closing Date Term Loan. Each Lender agrees severally, but not jointly, upon the terms and subject to the conditions of this Agreement, to make to the Borrower an advance (each, a “Closing Date Term Loan”; collectively, the “Closing Date Term Loans”) on the Closing Date in the principal amount equal to such Lender’s Closing Date Term Loan Commitment; provided, that each Lender with a Closing Date Term Loan Commitment shall (unless otherwise directed by Agent in writing, including via e-mail) disburse the proceeds of its Closing Date Term Loan made by such Lender to the Borrower directly (and not to the Agent for distribution to the Borrower); provided further, that each Lender shall provide to Agent any information reasonably requested by Agent regarding the Closing Date Term Loan made by such Lender. Each Lender’s Term Loan (whether a Closing Date Term Loan made under this Section 1.1(a) or a Delayed Draw Term Loan made under Section 1.1(b)) shall, if requested by such Lender at least two (2) Business Days prior to funding of the applicable Term Loan, be evidenced by a promissory note (each a “Term Note”) duly executed and delivered by the Borrower prior to the funding of such Term Loan in the form attached hereto as Exhibit B, and be repayable in accordance with the terms of such Term Note and this Agreement. Borrower shall repay the outstanding balance of the Closing Date Term Loan to the Agent for the pro rata benefit of the Lenders in consecutive monthly installments in the amounts set forth on Schedule B, due and payable in arrears on the first day of each calendar month beginning with the first month indicated on Schedule B (each such date, a “Payment Date”), and a payment of the entire outstanding balance due and payable on the Stated Maturity Date. Once repaid, any amount borrowed under the Closing Date Term Loan Commitment of each Lender may not be re-borrowed. Subject to Section 1.2, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Maturity Date. After the funding of the Closing Date Term Loan by a Lender, the Closing Date Term Loan Commitments of such Lender shall immediately and automatically (without the necessity of further action) be reduced in the principal amount of the Closing Date Term Loan made by such Lender.

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(b) Delayed Draw Term Loans.

(i) Delayed Draw Term Loans Generally. Subject to the satisfaction of the conditions in this Section 1.1(b) and this Agreement, upon not less than fifteen (15) Business Days (or such shorter period as Agent may agree in its absolute discretion) after delivery by Borrower to Agent of a Delayed Draw Term Loan Borrowing Request by no later than 1:00 PM New York City time on such day, each Delayed Draw Term Loan Lender, severally, agrees at any time prior to the Delayed Draw Term Loan Commitment Expiration Date, to lend to Borrower, in one advance (each such advance, a “Delayed Draw Term Loan” and collectively, the “Delayed Draw Term Loans”, and together with any Closing Date Term Loans, each, a “Term Loan”, and collectively, the “Term Loans” or the “Loan”) in a principal amount not to exceed the Delayed Draw Term Loan Commitment of such Delayed Draw Term Loan Lender; provided , that, notwithstanding anything to the contrary in the Loan Documents, each Delayed Draw Term Loan Lender shall (unless otherwise directed by Agent in writing, including via e-mail) disburse the proceeds of each Delayed Draw Term Loan made by such Delayed Draw Term Loan Lender to the Borrower directly (and not to the Agent for distribution to the Borrower), provided that each Delayed Draw Term Loan Lender shall provide to Agent any information reasonably requested by Agent regarding any Delayed Draw Term Loan made by a Delayed Draw Term Loan Lender. Borrower agrees that each Delayed Draw Term Loan Lender may satisfy any amounts owing to such Lender under the Fee Letter or any expenses reimbursable by Borrower in accordance with the terms of this Agreement, by deducting such amounts from the proceeds of any Delayed Draw Term Loan made by such Delayed Draw Term Loan Lender to Borrower. Any Delayed Draw Term Loan Borrowing Request delivered by Borrower hereunder shall be irrevocable and binding on Borrower and shall obligate Borrower to accept the Delayed Draw Term Loans requested from the Delayed Draw Term Loan Lenders on the proposed funding date. The Delayed Draw Term Loan Commitments shall reduce to zero automatically on the Delayed Draw Term Loan Commitment Expiration Date and no Delayed Draw Term Loan shall be made on or after the Delayed Draw Term Loan Commitment Expiration Date. After the funding of any Delayed Draw Term Loan by a Delayed Draw Term Loan Lender, the Delayed Draw Term Loan Commitment of such Delayed Draw Term Loan Lender shall immediately and automatically (without the necessity of further action) be reduced in the principal amount of the Delayed Draw Term Loan made by such Delayed Draw Term Loan Lender. Borrower shall make payments on the Delayed Draw Term Loan in accordance with Section 1.1(c) and the other applicable provisions of this Agreement. Once repaid, any amount borrowed under the Delayed Draw Term Loan Commitment of each Lender may not be re-borrowed. Subject to Section 1.2, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Maturity Date. Once repaid, any amount borrowed under the Delayed Draw Term Loan Commitment of each Lender may not be re-borrowed.

(ii) Conditions to Making of Delayed Draw Term Loans. The obligation of each Delayed Draw Term Loan Lender to make any Delayed Draw Term Loan is subject to the satisfaction of the following conditions precedent on the relevant funding date, both immediately before and immediately after giving effect to the making of any Delayed Draw Term Loan:

(A) Agent shall have received a Delayed Draw Term Loan Borrowing Request;

(B) The representations and warranties contained in this Agreement and in each of the other Loan Documents, certificate or other writing delivered to the Agent pursuant thereto are true and correct in all material respects as of the applicable funding date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date (except in each case (whether the applicable funding date or such earlier date) to the extent that such representation or warranty is qualified by “Material Adverse Effect” or any other materiality qualifier, in which case it is true and correct in all respects);

(C) no Default or Event of Default exists and is continuing or would result therefrom;

(D) the aggregate Delayed Draw Term Loan Funded Amount of all Delayed Draw Term Loan Lenders would not exceed the aggregate Delayed Draw Term Loan Commitments;

(E) the Delayed Draw Term Loan Funded Amount of any Delayed Draw Term Loan Lender would not exceed such Delayed Draw Term Loan Lender’s Delayed Draw Term Loan Commitment;

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(F) Borrower shall certify to Agent in writing, and attach evidence to the Delayed Draw Term Loan Borrowing Request demonstrating, that immediately before and immediately after the making of the requested Delayed Draw Term Loan, (1) the Credit Parties are in compliance on a pro forma basis with the financial covenants set forth under Section 4.2 (based on the financial covenant levels for the testing period then most recently ended or, in the case of any proposed Delayed Draw Term Loan to be made prior to first date on which the financial covenants are tested under Section 4.2, for the period ending on such first date), (2) Borrower shall have raised cash equity after the Closing Date in an amount equal to at least $10,000,000, and (3) Borrower shall have gross revenue of at least $4,000,000 for each of the immediately three (3) previous Fiscal Months (including on a pro forma basis after giving effect to any losses in respect of acquisitions made during such period) ; and

(G) the proceeds of the Delayed Draw Term Loan shall only be used for growth capital purposes, working capital purposes and general corporate purposes of the Credit Parties.

Each Delayed Draw Term Loan Borrowing Request submitted by Borrower to Agent shall constitute a representation and warranty by Borrower hereunder, as of the date such Delayed Draw Term Loan is requested to be made, that all of the conditions in this Section 1.1(b) are satisfied.

(c) Principal Repayments of the Delayed Draw Term Loan. Borrower shall make principal payments on the Delayed Draw Term Loan to the Agent for the pro rata benefit of the Lenders in consecutive monthly installments on each Payment Date equal to (x) with respect to each monthly Payment Date occurring from August 1, 2022 through July 1, 2023, 0.4166% of the aggregate principal amounts of all Delayed Draw Term Loans that have been made prior to the applicable Payment Date and (y) with respect to each monthly Payment Date occurring from August 1, 2023 through the Stated Maturity Date, 0.8333% of the aggregate principal amounts of all Delayed Draw Term Loans that have been made prior to the applicable Payment Date. Borrower shall repay the entire outstanding balance of the Delayed Draw Term Loan on the Stated Maturity Date. Amounts repaid or prepaid on any of the Term Loans may not be reborrowed.

1.2 Term and Prepayment.

(a) Upon the Maturity Date of the Loan, Borrower shall pay to Agent for the pro rata benefit of the Lenders (i) all outstanding principal and accrued but unpaid interest on the Loan and (ii) all other Obligations relating to the Loan then due to or incurred by Agent or the Lenders.

(b) On any Payment Date after the Closing Date, so long as no Default or Event of Default has occurred hereunder, Borrower shall have the right upon thirty (30) calendar days’ prior written notice to Agent, to make a voluntary prepayment (a “Voluntary Prepayment”) of all or part of principal amount of the Term Loans then outstanding, provided that any partial Voluntary Prepayment shall be in a minimum amount of $500,000 or whole multiples of $100,000 in excess thereof. If the Borrower elects to prepay the Term Loans in full or in part pursuant to this Section 1.2(b) or otherwise, or if the Term Loans are mandatorily prepaid in whole or in part pursuant to any other clause of this Section 1.2 (each, a “Mandatory Prepayment” and together with any Voluntary Prepayment, the “Prepayments”), the Borrower shall pay to the Agent for the benefit of the Lenders a prepayment fee as follows: (i) in the case of any Prepayment (other than under Section 1.2(f) or in connection with a Casualty Event under Section 1.2(c)) made prior to the first anniversary of the Closing Date, 4% of the principal Loan amount being prepaid on the date of such Prepayment; (ii) in the case of any Prepayment (other than under Section 1.2(f) or in connection with a Casualty Event under Section 1.2(c)) made on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, 3% of the principal Loan amount being prepaid on the date of such Prepayment; and (iii) in the case of any Prepayment (other than under Section 1.2(f) or in connection with a Casualty Event under Section 1.2(c)) made on or after the second anniversary of the Closing Date and prior to the third anniversary of the Closing Date, 2% of the principal Loan amount being prepaid on the date of such Prepayment. Each Lender shall have the right in its sole discretion to decline any Mandatory Prepayment in accordance with Section 1.2(i) below.

(c) Asset Sales and Casualty Events. Not later than five (5) Business Days following the receipt of any Net Cash Proceeds of any Asset Sale or any Casualty Event by any Credit Party or any of its Subsidiaries, Credit Parties shall make Mandatory Prepayments of the Obligations to be applied thereto in accordance with Section 1.8 in an aggregate amount equal to 100% of such Net Cash Proceeds.

(d) Debt Issuance or Preferred Stock Issuance. Not later than one (1) Business Day following the receipt of any Net Cash Proceeds of any Debt Issuance or Preferred Stock Issuance by Borrower or any of its Subsidiaries, at the election of Agent, Borrower shall make Mandatory Prepayments of the Obligations to be applied thereto in accordance with Section 1.8 in an aggregate amount equal to 100% of such Net Cash Proceeds. The provisions of this Section 1.2(d) shall not be an implied consent to any such issuance otherwise prohibited by the terms of this Agreement.

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(e) Reserved.

(f) Prepayments from Excess Cash Flow. On the date that the Borrower’s financial statements are required to be delivered to Agent under Section 4.1 for the periods ending December 31 of each calendar year, beginning with the financial statements for the period ending December 31, 2022, the Borrower shall deliver a certificate (the “Excess Cash Flow Certificate”), executed by a Responsible Officer of Borrower, to Agent and the Lenders which shall set forth the calculation of Excess Cash Flow for such period and offer to prepay the Obligations in an amount equal to (x) (A) if the Total Leverage Ratio is greater than or equal to 2.50:1.00, fifty percent (50%) of Excess Cash Flow and (B) if the Total Leverage Ratio is less than 2.50:1.00, twenty-five percent (25%) of Excess Cash Flow, less (y) all Voluntary Prepayments made during such calendar year on the Term Loans. The Borrower shall make any Prepayment under this clause (f) on the date that is ten (10) Business Days after the date that Borrower’s financial statements are required to be delivered to Agent under Section 4.1 for the period ending December 31 of each calendar year. Excess Cash Flow for calendar year shall be calculated on the basis of the financial statements delivered to Agent pursuant to the Section 4.1 for period ending on the last day of such calendar year. Each Lender may accept or reject the offer to prepay the Obligations made pursuant to this Section 1.2(f) by causing a written notice of such acceptance or rejection to be delivered to Agent on or before the second day prior to the date the Prepayment is due. A failure by a Lender to respond to an offer to prepay made pursuant to this Section 1.2(f) on or before such date shall be deemed to constitute an acceptance of such offer. All such prepayments from Excess Cash Flow shall be applied to the Obligations in accordance with Section 1.8.

(g) Reserved.

(h) Reserved.

(i) Lender Option to Decline Prepayment. With respect to any Mandatory Prepayment required pursuant to this Section 1.2. except for any Mandatory Prepayment that would result in the payment, in full, of the outstanding Obligations, any Lender, at its option, may elect not to accept such prepayment as provided below. The Borrower shall use commercially reasonable efforts to notify the Agent of any event giving rise to a prepayment under Section 1.2 at least five (5) Business Days prior to the date of such prepayment. Each such notice shall specify the expected date of such prepayment and provide a reasonably detailed estimated calculation of the amount of such prepayment that is required to be made under this Section 1.2 (the “Prepayment Amount”). The Agent will promptly notify each Lender of the contents of any such prepayment notice so received from the Borrower, including the date on which such prepayment is expected to be made by the Borrower (the “Prepayment Date”). Any Lender may decline to accept all or any portion of its share of any such prepayment (any such Lender, a “Declining Lender”) by providing written notice to the Agent no later than two (2) Business Days after the date of such Lender’s receipt of notice from the Agent regarding such prepayment. If any Lender does not give a notice to the Agent on or prior to such second Business Day informing the Agent that it declines to accept the applicable prepayment, then such Lender will be deemed to have accepted such prepayment. On any Prepayment Date, an amount equal to the Prepayment Amount including the portion thereof allocable to Declining Lenders, in each case for such Prepayment Date, shall be paid to the Agent by the Borrower and applied by the Agent ratably to prepay the applicable Loan owing to Lenders (other than Declining Lenders) in the manner described in Section 1.8 for such prepayment. The portion of such Prepayment Amount that was allocated to any Declining Lender shall be applied pro rata to the Lenders who have not declined their share of such Prepayment Amount.

1.3 Use of Proceeds.

Borrower shall use the proceeds of the Loan (i) for growth capital purposes, working capital purposes and other corporate purposes (ii) for the refinancing of the Existing Indebtedness (not including subordinated Indebtedness, payments of which shall be permitted only in accordance with the terms of the relevant subordination agreement made in favor of Agent for the benefit of the Lenders), and (iii) to pay any fees associated with transactions contemplated under this Agreement and the other Loan Documents.

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1.4 Single Loan.

The Loan and all of the other Obligations shall constitute one general obligation of Borrower secured by all of the Collateral.

1.5 Interest.

(a) Borrower shall pay interest to Agent for the pro rata benefit of the Lenders on the outstanding balance of the Loan at a per annum rate equal to LIBOR plus the Applicable Margin. All computations of interest on the Loan shall be made by Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. In no event will Agent charge interest at a rate that exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.

(b) Interest shall be payable on the balance of the Loan (i) monthly in arrears and shall be due on the first day of each Fiscal Month (ii) on the Maturity Date of the Loan, and (iii) if any interest accrues or remains payable after the Maturity Date of the Loan, upon demand by Agent.

(c) Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, the interest rate applicable to the Loan shall automatically be increased by two percent (2.0%) per annum (such increased rate, the “Default Rate”), and all outstanding Obligations, including accrued but unpaid interest (to the extent permitted under applicable law), shall continue to accrue interest from the date of such Event of Default until the earlier of (x) the date on which such Obligations are paid in full and (y) the date on which such Event of Default ceases to be continuing, at the Default Rate applicable to such Obligations.

(d) If any payment to the Agent or any Lender under this Agreement becomes due and payable on a day other than a Business Day, such Payment Date shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

(e) Notwithstanding anything to the contrary set forth in this Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent for the pro rata benefit of the Lenders is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. In no event shall the total interest received by Agent for the pro rata benefit of the Lenders pursuant to the terms hereof exceed the amount that Agent could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.

1.6 Fees.

Borrower agrees to pay to Agent for the pro rata benefit of the Lenders:

(a) the fees set forth in that certain Fee Letter, dated as of the Closing Date, by and among Agent and the Borrower (as amended, the “Fee Letter”);

(b) all fees, costs and expenses of closing due and owing and presented as of the Closing Date, including without limitation, those relating to (i) Agent’s due diligence review and evaluation of the transaction, (ii) the preparation, negotiation, execution and delivery of the Loan Documents, (iii) the closing of the Transactions, (iv) all appraisal, audit, environmental, title work, travel, inspection, surveys, filing, search and registration fees, (v) any loan, escrow, recording and transfer fees and taxes (as applicable), and (vi) Agent’s counsel fees and expenses relating to any of the foregoing, together with an estimate of post-closing fees and expenses.

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The Borrower agrees that any fees due and payable by the Borrower on the Closing Date, or on the funding date of any Delayed Draw Term Loan, may be satisfied by the Agent, or the Delayed Draw Term Lenders making such Delayed Draw Term Loan, deducting or setting off the amount of such fees from the proceeds of the Term Loan funded to the Borrower on the Closing Date, or on such funding date of a Delayed Draw Term Loan, and by Agent paying such fees to the Persons to whom such fees are owed (or each Lender paying such fees to itself in the case that the Lender funds a Term Loan to the Borrower directly, and not by first funding Agent before a Term Loan is funded to Borrower).

1.7 Receipt of Payments; Taxes.

(a) Borrower shall make each payment under this Agreement (not otherwise made pursuant to Section 1.8) without set-off, counterclaim or deduction and free and clear of all Taxes not later than 1:00 PM New York City time on the day when due in lawful money of the United States of America in immediately available funds to an account specified by the Agent in writing, except as required by applicable law. If a Withholding Agent shall be required by applicable law to deduct any Taxes from any payment to any Recipient under any Loan Document, then the applicable Withholding Agent shall be entitled to make such deduction and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased so that, after making all required deductions (including such deductions applicable to additional sums payable under this Section 1.7), the applicable Recipient receives an amount equal to that which it would have received had no such deductions been made. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 1.7, Borrower shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

(b) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to Section 1.7(a) or Section 1.10 (including by the payment of additional amounts pursuant to Section 1.7(a)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 1.7(b) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 1.7(b), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 1.7(b) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 1.7(b) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

1.8 Application and Allocation of Payments.

Borrower irrevocably agrees that Agent shall have the continuing and exclusive right to apply any and all payments against the then due and payable Obligations in such order as Agent may deem advisable; provided, however, that unless Agent elects otherwise any and all Mandatory Prepayments shall be applied against the then due and payable Obligations as follows: (a) first, against the remaining principal installments of the Term Loan (including the final installment on the Maturity Date) in inverse order of maturity until the principal on the Term Loans is paid in full; (b) second, to payment of all accrued unpaid cash interest on the Obligations; (c) third, to payment of reasonable costs and expenses, including documented attorneys’ fees, of Agent payable or reimbursable by Credit Parties under the Loan Documents; (d) fourth, to payment of any other amounts owing constituting Obligations; and (e) fifth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto. Each of Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses (a), (b), (d) and (e) above.

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1.9 Accounting.

Each Lender is authorized to record on its books and records the date and amount of the Loan and each payment of principal thereof and such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.

1.10 Indemnity.

Borrower and each other Credit Party executing this Agreement jointly and severally agree to indemnify and hold each Recipient and their Affiliates, and each of their respective employees, officers, attorneys, advisors and agents (each, an “Indemnified Person”), harmless from and against any and all suits, actions, proceedings, claims, damages, demands, losses, liabilities and expenses of any kind or nature whatsoever (including reasonable and documented attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement and the other Loan Documents or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, including any and all product liabilities, Environmental Liabilities, Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 1.7 or Section 1.10) and reasonable legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, “Indemnified Liabilities”), except to the extent that any such Indemnified Liability is finally determined by a non-appealable court order by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY CREDIT PARTY, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

1.11 [Intentionally Omitted].

1.12 Joinder of New Subsidiaries as a Credit Party, Etc.

As soon as possible (and in any event upon the earlier of (a) ten (10) Business Days after formation or (b) the date on which such Subsidiary owns any material assets) after the formation of any new Subsidiary of a Credit Party or simultaneously with the consummation of acquisition of any new Subsidiary of a Credit Party, Borrower shall take such actions as required by Section 3.28 and cause such new Subsidiary to become a Grantor and either a co-Borrower or Guarantor and under this Agreement by having the following documents delivered to the Lenders: (i) a Secretarial Certificate, a Power of Attorney and a Joinder Agreement in the forms of Exhibits C, D and H attached hereto, respectively, duly completed, executed and delivered by such new Subsidiary, (ii) security and other collateral documents, filings and instruments with respect to such new Subsidiary of the types described on Schedule D attached hereto, (iii) an opinion of counsel to such new Subsidiary, in form, substance and scope comparable to the legal opinion of Grantor’s counsel delivered to Agent and Lenders on the Closing Date and (iv) an updated Disclosure Schedule (3.7).

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1.13 Non-Funding Lenders.

Unless Agent shall have received notice from any Lender prior to the date such Lender is required to make any payment hereunder with respect to the Loan that such Lender will not make such payment (or any portion thereof) available to Agent, Agent may assume that such Lender has made such payment available to Agent on the date such payment is required to be made in accordance with this Section 1 and Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. Borrower agrees to repay to Agent on demand such amount (until repaid by such Lender) with interest thereon for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent, at the interest rate applicable to the Obligation that would have been created when Agent made available such amount to Borrower had such Lender made a corresponding payment available; provided, however, that such payment shall not relieve such Lender of any obligation it may have to Borrower. In addition, any Lender that shall not have made available to Agent any portion of any payment described above (any such Lender, a “Non-Funding Lender”) agrees to pay such amount to Agent on demand together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent, at the interest rate applicable at the time to the Term Loan. Such repayment shall then constitute the funding of the corresponding Loan (including any Loan deemed to have been made hereunder with such payment) or participation. The existence of any Non-Funding Lender shall not relieve any other Lender of its obligations under any Loan Document, but no other Lender shall be responsible for the failure of any Non-Funding Lender to make any payment required under any Loan Document.

1.14 Substitution of Lenders.

(a) Substitution Right. In the event that any Lender that is not an Affiliate of Agent (an “Affected Lender”), (i) becomes a Non-Funding Lender with respect to the Loan or (ii) does not consent to any amendment, waiver or consent to any Loan Document for which the consent of the Required Lenders is obtained but that requires the consent of all Lenders, Borrower may either pay in full such Affected Lender with respect to amounts due on the Term Loan of such Lender with the consent of Agent or substitute for such Affected Lender any Lender or any Affiliate of any Lender or any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to Agent (in each case, a “Substitute Lender”).

(b) Procedure. To substitute such Affected Lender or pay in full the Obligations owed to such Affected Lender under such Lender’s Term Loan, Borrower shall deliver a notice to Agent and such Affected Lender. The effectiveness of such payment or substitution shall be subject to the delivery to Agent by Borrower (or, as may be applicable in the case of a substitution, by the Substitute Lender) of (i) payment for the account of such Affected Lender, of, to the extent accrued through, and outstanding on, the effective date for such payment or substitution, all Obligations owing to such Affected Lender with respect to such Lender’s Term Loan (including those that will be owed because of such payment and all Obligations that would be owed to such Lender as if it was solely a Lender hereunder), and (ii) in the case of a substitution, (A) payment of the assignment fee set forth in Section 8(a) and (B) an assumption agreement in form and substance satisfactory to Agent whereby the Substitute Lender shall, among other things, agree to be bound by the terms of the Loan Documents and assume the Term Loan Commitment of the Affected Lender.

(c) Effectiveness. Upon satisfaction of the conditions set forth in clause (b) above, Agent shall record such substitution or payment in the Register, whereupon (i) in the case of any payment in full of all Obligations owing to such Affected Lender, such Affected Lender’s Term Loan Commitments shall be terminated and (ii) in the case of any substitution, (A) the Affected Lender shall sell and be relieved of, and the Substitute Lender shall purchase and assume, all rights and claims of such Affected Lender under the Loan Documents with respect to such Lender’s Term Loan, except that the Affected Lender shall retain such rights expressly providing that they survive the repayment of the Obligations and the termination of the Term Loan Commitments, (B) the Substitute Lender shall become a “Lender” hereunder having a Term Loan Commitment in the amount of such Affected Lender’s Term Loan Commitment and (C) the Affected Lender shall execute and deliver to Agent an Assignment Agreement to evidence such substitution and deliver any Note in its possession with respect to its Term Loan; provided, however, that the failure of any Affected Lender to execute any such Assignment Agreement or deliver any such Note shall not render such sale and purchase (or the corresponding assignment) invalid.

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2. CONDITIONS PRECEDENT

2.1 Conditions to the Loan.

No Lender shall be obligated to make a Term Loan on the Closing Date, unless and until all of the following conditions have been satisfied in a manner satisfactory to Agent in its sole discretion, or waived in writing by Agent:

(a) Closing Checklist. The documents and other items or actions set forth on the Closing Checklist (Schedule D) shall have been duly executed and delivered, or completed by the appropriate parties, except where such Closing Checklist indicates that such document item or action may be delivered or completed after the Closing Date;

(b) Insurance. Agent shall have received evidence satisfactory to it that the insurance policies provided for in Section 3.16 are in full force and effect, together with appropriate evidence showing loss payable or additional insured clauses or endorsements in favor of Agent as required under such Section;

(c) Opinions of Counsel. Agent shall have received opinions of counsel to the Credit Parties with respect to this Agreement, the Notes and the other Loan Documents in form and substance satisfactory to Agent;

(d) Fees. Borrower has paid the fees under the Fee Letter due and payable on the Closing Date to Agent for the pro rata benefit of the Lenders and shall have reimbursed Agent for all reasonable and documented attorneys fees, and other costs and expenses of closing due and owing and presented as of the Closing Date (together with any estimates of any post-closing costs and expenses related to post-closing items, if any), each in immediately available funds, or authorized the Agent to deduct the Closing Fee and such other fees, costs and expenses of closing from the amount of the Term Loan made on the Closing Date;

(e) Real Property Requirements. The Agent shall have received, in each case:

(i) a Mortgage encumbering each Real Property owned by any Credit Party in favor of the Agent, for the benefit of the Lenders, duly executed and acknowledged by such Credit Party that is the owner of or holder of any fee interest in such Real Property, and otherwise in form for recording or registration in the recording office or title office of each applicable political subdivision where each such Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a Lien under applicable Requirements of Law, and such financing statements and any other instruments necessary to grant a mortgage Lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to Agent;

(ii) with respect to each Real Property owned by any Credit Party, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary to consummate the Transactions or as shall reasonably be deemed necessary by the Agent in order for the owner or holder of the fee interest constituting such Real Property to grant the Lien contemplated by the Mortgage with respect to such Real Property;

(iii) with respect to each Mortgage, a policy of title insurance (or marked up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid first mortgage Lien on the Mortgaged Property and fixtures described therein in the amount equal to in the case of Mortgaged Property owned by a Credit Party, not less than 115% of the fair market value of such Mortgaged Property and fixtures, which policy (or such marked-up commitment) (each, a “Title Policy”) shall (A) be issued by a title insurance company reasonably acceptable to the Agent, (B) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Agent, (C) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (D) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to Agent) as shall be reasonably requested by the Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, and so-called comprehensive coverage over covenants and restrictions), and (E) contain no exceptions to title other than exceptions acceptable to the Agent;

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(iv) with respect to each Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the title insurance company to issue the Title Policy/ies and endorsements contemplated above;

(v) evidence reasonably acceptable to the Agent of payment by Borrower of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies referred to above;

(vi) with respect to each Real Property owned or leased by a Credit Party, copies of all leases in which Borrower or any Subsidiary holds the lessor’s interest or other agreements relating to possessory interests, if any. To the extent any of the foregoing affect any Mortgaged Property, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement, and shall otherwise be acceptable to the Agent;

(vii) with respect to each Mortgaged Property, each Credit Party shall have made all notifications, registrations and filings, to the extent required by, and in accordance with, all governmental real property disclosure requirements applicable to such Mortgaged Property;

(viii) surveys sufficient to obtain a survey or equivalent endorsement with respect to each Mortgaged Property;

(ix) a completed Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property; and

(x) environmental site assessment reports of Real Property owned, lease or operated by each Credit Party, the results of which shall be satisfactory to Agent in its sole discretion.

(f) Representations and Warranties. Any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be true and correct (x) as stated as to representations and warranties which contain materiality limitations, and (y) in all material respects as to all other representations and warranties; except to the extent that any such representation or warranty is expressly stated to relate to a specific earlier date, in which case, such representation and warranty shall be true and correct as of such earlier date (x) as stated as to representations and warranties which contain materiality limitations, and (y) in all material respects as to all other representations and warranties;

(g) Material Adverse Effect. No event or circumstance that has had or reasonably could be expected to have a Material Adverse Effect has occurred;

(h) Default. No Default has occurred or is continuing or would result after giving effect to the Loan;

(i) Financings and Other Transactions, etc.

(i) The Transactions shall have been consummated or shall be consummated simultaneously on the Closing Date, in each case in all material respects in accordance with the terms hereof and the terms of the Loan Documents, without the waiver or amendment of any such terms not approved by the Agent.

(ii) The management, capitalization, the terms and conditions of any equity arrangements and the corporate or other organizational structure of the Credit Parties (after giving effect to the Transactions) and any indemnities, employment and other arrangements entered into in connection with the Transactions shall be satisfactory to the Agent.

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(iii) The Agent shall have received evidence reasonably satisfactory to it that all Indebtedness of the Credit Parties existing prior to the Closing Date and not permitted under Section 5.1 shall have been paid in full from Proceeds of the Loan, and that the commitment by any prior lender to make extensions of credit to the Credit Parties has been terminated to the satisfaction of the Agent with all liens in favor of such prior lenders being unconditionally released; the Agent shall have received a “pay-off” letter in form and substance reasonably satisfactory to the Agent with respect to all such Indebtedness being paid in full from such Proceeds and any such commitment to make extensions of credit terminated; and the Agent shall have received from any Person holding any Lien securing any such debt, such UCC termination statements, mortgage releases, releases of assignments of leases and rents, releases of security interests in Intellectual Property and other instruments, in each case in proper form for recording, as the Agent shall have reasonably requested to release and terminate of record the Liens securing such debt.

(j) Indebtedness and Minority Interests. After giving effect to the Transactions and the other transactions contemplated hereby, no Credit Party shall have outstanding any Indebtedness or preferred stock other than (i) the Loans hereunder, (ii) the Indebtedness and preferred stock listed on Disclosure Schedule (3.18), and (iii) any Indebtedness otherwise permitted under Section 5.1;

(k) Requirements of Law. The Credit Parties and the Transactions shall be in full compliance with all material Requirements of Law, including Regulations T, U and X of the Federal Reserve Board, and shall have received satisfactory evidence of such compliance reasonably requested by them;

(l) Consents. All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions, and there shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions or the other transactions contemplated hereby;

(m) Litigation. There shall be no litigation, public or private, or administrative proceedings, governmental investigation or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or could materially and adversely affect the ability of the Credit Parties to fully and timely perform their respective obligations under the Loan Documents or the ability of the parties to consummate the financings contemplated hereby or the other Transactions;

(n) Sources and Uses. The sources and uses of the Loan shall be as set forth in Section 1.3;

(o) Personal Property Requirements. The Agent shall have received:

(i) original stock certificates and instruments of transfer and stock powers undated and endorsed in blank, with respect to all Pledged Securities;

(ii) all other certificates, agreements, or instruments necessary to perfect the Agent’s security interest in all Pledged Securities, Chattel Paper, all Instruments, and all Investment Property of each Credit Party (to the extent required hereunder);

(iii) UCC financing statements in appropriate form for filing under the UCC, filings with the United States Patent and Trademark Office, United States Copyright Office, and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of the Agent, desirable to perfect the Liens created, or purported to be created, hereunder (including, in the case of Collateral consisting of motor vehicles subject to certificate of title statutes in the United States, the Agent shall have received the original title certificates for such motor vehicles);

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(iv) certified copies (to the extent applicable) of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, bankruptcy, execution and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Credit Party as debtor and that are filed in those Federal, provincial, state and county jurisdictions in which any Credit Party is organized or maintains its chief executive office, principal place of business, property or assets with a value in excess of $50,000 and such other searches that are required by the Perfection Certificate or that the Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered hereunder (other than Permitted Liens or any other Liens acceptable to the Agent); and

(v) evidence acceptable to the Agent of payment or arrangements for payment by the Credit Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of Liens.

(p) USA PATRIOT Act. The Lenders and the Agent shall have timely received the information required under Section 10.13 and background investigations of the Guarantors and the Borrower’s management and the results thereof shall be satisfactory to Agent in its sole discretion;

(q) Tax Analysis. Agent shall have completed a tax analysis of each Credit Party, the results of which shall be satisfactory to Agent in its sole discretion;

(r) Capitalization Information. Agent shall have received from the Borrower an accurate and complete capitalization table reflecting all of the direct and indirect owners of the Borrower (including the applicable ownership percentages) as of: (i) the date immediately prior to the Closing Date (the “Pre-Closing Cap Table”), and (ii) the date immediately following the Closing Date (the “Post-Closing Cap Table”) (collectively, the “Cap Tables”);

(s) Organization Chart. Agent shall have received from the Borrower an accurate and complete organization chart reflecting all of the direct and indirect Subsidiaries and/or Affiliates of the Borrower (including the applicable ownership percentages) as of: (i) the date immediately prior to the Closing Date (the “Pre-Closing Organization Chart”), and (ii) the date immediately following the Closing Date (the “Post-Closing Organization Chart”) (collectively, the “Organization Charts”). To the extent that the Pre-Closing Organization Chart is identical to the Post-Closing Organization Chart, the Borrower may certify to Agent that the Post-Closing Organization Chart is identical to the Pre-Closing Organization Chart; and

(t) Warrant Agreement. On the Closing Date, Borrower shall issue to Lenders warrants exercisable to purchase shares of common stock of the Borrower equal (in the aggregate) to 450,000 shares of the outstanding common stock of Borrower (or a greater amount equal to the equivalent thereof if there are further share or option issuances prior to the Closing Date) on a fully diluted basis at an exercise price per share equal to the weighted average trading price of the Borrower’s common stock on the five (5) Business Days prior to the Closing Date (the “Closing Date Warrants”). Simultaneously with the drawing of the Delayed Draw Term Loan, the Borrower shall issue to Lenders additional warrants exercisable to purchase shares of common stock of the Borrower equal to 150,000 shares of the outstanding common stock of Borrower (or a greater amount equal to the equivalent thereof if there are further share or option issuances prior to the drawing of the Delayed Draw Term Loan) (the “Delayed Draw Warrants”). If Borrower fails to receive Net Cash Proceeds of an Equity Issuance in an amount of at least $9,000,000 within 90 days of the Closing Date, Borrower shall issue to Lenders on such date additional warrants exercisable to purchase shares of common stock of the Borrower equal to 900,000 shares of the outstanding common stock of Borrower (or a greater amount equal to the equivalent thereof if there are further share or option issuances prior to such date) (the “Equity Issuance Warrants” and, together with the Closing Date Warrants and the Delayed Draw Warrants, the “Warrants”). The Delayed Draw Warrants and the Equity Issuance Warrants (if any) shall rank pari-passu with, and shall be issued with the same terms, conditions, and price per share as, the Closing Date Warrants, except that the strike price per share shall be equal to the lesser of (i) the strike price per share of the Closing Date Warrants and (ii) a strike price equal to the weighted average trading price of the Borrower’s common stock on the five (5) Business Days prior to the date of issuance of such Warrants. The Warrants shall have an exercise period of five (5) years from the date of issuance. The Warrants shall have weighted average anti-dilution protection against subsequent equity sales or distributions at less than the Warrant exercise price.

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(u) Delivery of SBA Documents. The Borrower shall have delivered the following documents in form and substance reasonably satisfactory to Agent and each Lender that is an SBIC (and, as applicable, duly executed and dated as of the Closing Date or an earlier date satisfactory to such SBIC):

(i) a Note;

(ii) the SBA Side Letter;

(iii) each duly executed and completed SBA Form; and

(iv) such other documents or instruments as reasonably requested by such SBIC to comply with the Act.

(v) Financial Information. The Borrower shall have delivered the following documents in form and substance reasonably satisfactory to Agent:

(i) Background checks on certain officers and members of management of the Borrower as determined by Agent; and

(ii) Evidence of the solvency of the Borrower, the Subsidiaries and the Guarantors on a consolidated basis, pursuant to a form of solvency certificate in the form of Exhibit G hereto.

(w) Exchange of Evergreen Convertible Note. The holders of the Evergreen Convertible Note shall have exchanged the Evergreen Convertible Note for shares of Series B Preferred Stock pursuant to the Exchange Agreement.

3. REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS

To induce Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Loan, Borrower and each other Credit Party executing this Agreement, jointly and severally, represent and warrant to Agent and each Lender (each of which representations and warranties shall survive the execution and delivery of this Agreement), and promise to and agree with Agent and each Lender until the Termination Date as follows:

3.1 Corporate Existence; Compliance with Law.

Each Grantor: (a) is, as of the Closing Date, and will continue to be (i) (A) a corporation, limited liability company or limited partnership, as applicable, duly organized, and validly existing and (B) in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (iii) in compliance with all Requirements of Law and Contractual Obligations, except to the extent failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) has and will continue to have (i) the requisite corporate power, or limited liability company power, as applicable, and authority and the legal right to execute, deliver and perform its obligations under the Loan Documents, and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted, and (ii) except as could not, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect, all licenses, permits, franchises, rights, powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over such Grantor that are necessary or appropriate for the conduct of its business.

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3.2 Executive Offices; Corporate or Other Names.

(a) Each Grantor’s name as it appears in official filings in the jurisdiction of its incorporation or organization, (b) the type of entity of each Grantor, (c) the organizational identification number issued by each Grantor’s jurisdiction of incorporation or organization or a statement that no such number has been issued, (d) each Grantor’s jurisdiction of organization or incorporation, and (e) the location of each Grantor’s chief executive office and locations of Collateral when not in use by a customer of any Grantor are as set forth in Disclosure Schedule (3.2) and, except as set forth in such Disclosure Schedule, such locations have not changed during the preceding twelve (12) months. As of the Closing Date, during the prior five (5) years, except as set forth in Disclosure Schedule (3.2), no Grantor has been known as or conducted business in any other name (including trade names) than the name of such Grantor set forth on the signature page hereto. Borrower has only one jurisdiction of incorporation or organization.

3.3 Corporate Power; Authorization; Enforceable Obligations.

The execution, delivery and performance by each Grantor of the Loan Documents to which it is a party, and the creation of all Liens provided for herein and therein: (a) are and will continue to be within such Grantor’s power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any Requirement of Law or Contractual Obligation of such Grantor; (d) do not and will not result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Collateral; and (e) do not and will not require the consent or approval of any Governmental Authority or any other Person. As of the Closing Date, each Loan Document shall have been duly executed and delivered on behalf of each Grantor party thereto, and each such Loan Document upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of such Grantor, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

3.4 Financial Statements; Books and Records.

(a) The annual, quarterly and monthly Financial Statements of the Grantors delivered pursuant to Section 4.1 present fairly in all material respects the financial condition of such Grantors as of the date of each such Financial Statement in accordance with GAAP (subject to normal year-end adjustments and to the absence of footnotes in the case of unaudited statements).

(b) The Grantors shall keep proper Books and Records in which proper entries, reflecting all consolidated and consolidating financial transactions, will be made in accordance with GAAP and all Requirements of Law in all material respects of all financial transactions and the assets and business of each Grantor on a basis consistent with the Financial Statements.

(c) Simultaneously with the delivery of the monthly Financial Statements pursuant to Section 4.1, Grantors shall deliver to the Agent performance reports, in form and substance reasonably satisfactory to Agent.

3.5 Material Adverse Change.

Between December 31, 2020 and the Closing Date, no events with respect to any Grantor have occurred that alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect. No Requirement of Law or Contractual Obligation of any Grantor has or has had or could reasonably be expected to have a Material Adverse Effect. No Grantor is in default, and to such Grantor’s knowledge no third party is in default, under or with respect to any of its Contractual Obligations, that alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

3.6 Reserved.

3.7 Subsidiaries.

Except as set forth in Disclosure Schedule (3.7), as of the Closing Date, Borrower does not have any Subsidiaries. The issued and outstanding Stock of Borrower (excluding all rights to purchase, options, warrants or similar rights or agreements pursuant to which Borrower may be required to issue, sell, repurchase or redeem any of its Stock) as of the Closing Date is accurately reflected in the organizational chart delivered pursuant to Section 3.29(c) and set forth on Schedule 10(a) to the Perfection Certificate or any Perfection Certificate Supplement (whichever was most recently delivered to Agent).

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3.8 Government Regulation; Margin Regulations.

No Grantor is subject to or regulated under any Federal or state statute, rule or regulation that restricts or limits such Person’s ability to incur Indebtedness, pledge its assets, or to perform its obligations under the Loan Documents. The making of the Loan, the application of the proceeds and repayment thereof, and the consummation of the transactions contemplated by the Loan Documents do not and will not violate any Requirement of Law. No Grantor is engaged, nor will it engage, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and hereafter in effect (such securities being referred to herein as “Margin Stock”). No Grantor owns any Margin Stock, and none of the proceeds of the Loan or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock. No Grantor will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

3.9 Taxes; Charges.

Except as disclosed in Disclosure Schedule (3.9), all tax returns, reports and statements required by any Governmental Authority to be filed by Borrower or any other Grantor have, as of the Closing Date, been filed and will, until the Termination Date, be filed with the appropriate Governmental Authority and no tax Lien has been filed against any Grantor or any Grantor’s property. Borrower and each Grantor has paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. Disclosure Schedule (3.9) sets forth as of the Closing Date those taxable years for which any Grantor’s tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. As of the Closing Date, no Grantor has agreed or been requested to make any adjustment under Section 481(a) of the IRC, by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect.

3.10 Payment of Obligations.

Each Grantor will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its material Charges and other obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and none of the Collateral is or could reasonably be expected to become subject to any Lien or forfeiture or loss as a result of such contest.

3.11 ERISA.

(a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other existing ERISA Events, could reasonably be expected to have a Material Adverse Effect. Except as disclosed in Disclosure Schedule (3.11), the present value of all accumulated benefit obligations of the Grantors under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than $50,000 when aggregated with the potential Withdrawal Liability, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Account Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such underfunded Plans by more than $50,000 when aggregated with the potential Withdrawal Liability. No Grantor or ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability in excess of $50,000.

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(b) Each Grantor shall furnish to the Agent (x) as soon as possible after, and in any event within five (5) days after any Responsible Officer of any Credit Party or any of its ERISA Affiliates knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Credit Parties or any of their ERISA Affiliates in an aggregate amount exceeding $50,000 or the imposition of a Lien, a statement of a Responsible Officer of such Credit Party or such ERISA Affiliate setting forth details as to such ERISA Event and the action, if any, that such Credit Party or such ERISA Affiliate proposes to take with respect thereto; (y) upon request by the Agent, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Credit Party or any ERISA Affiliate with the IRS with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan (or employee benefit plan sponsored or contributed to by any Credit Party) as the Agent shall reasonably request and (z) promptly following any request therefor, copies of (i) any documents described in Section 101(k) of ERISA that any Credit Party or its ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(1) of ERISA that any Credit Party or its ERISA Affiliate may request with respect to any Multiemployer Plan; provided, that if any Credit Party or its ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the applicable Credit Party or ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

3.12 Litigation.

Except as specifically disclosed in Disclosure Schedule (3.12), there are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of each Credit Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Credit Party or any of their respective Properties which:

(a) purport to affect or pertain to this Agreement, any other Loan Document, or any of the Transactions contemplated hereby or thereby; or

(b) would reasonably be expected to result in equitable relief or monetary judgment(s), individually or in the aggregate, in excess of $50,000.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided. As of the Closing Date, except with respect to matters set forth on Disclosure Schedule (3.12), no Credit Party or any Subsidiary of any Credit Party is the subject of an audit or, to each Credit Party’s knowledge, any review or investigation by any Governmental Authority (excluding the IRS and other taxing authorities) concerning the violation or possible violation of any Requirement of Law. Each Grantor shall notify Agent promptly in writing upon learning of the existence, threat or commencement of any such Litigation or any such order, investigation or audit.

3.13 Intellectual Property.

The Grantors own, or are licensed to use, all such Intellectual Property material to its business as currently conducted, except for such Intellectual Property the failure of which to so own or be so licensed could not reasonably be expected to have a Material Adverse Effect. Each Grantor will take all necessary steps to preserve its ownership and licenses in such Intellectual Property so as to permit Agent to sell, transfer, rent, or use the Collateral upon the occurrence and during the continuation of an Event of Default. To permit Agent to sell, transfer, rent, or use the Collateral upon the occurrence and during the continuation of an Event of Default, each Grantor hereby grants to Agent an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof. As of the Closing Date, the Grantors own or are licensed to use the Intellectual Property as set forth in Disclosure Schedule (3.13). Each Grantor shall maintain the patenting and registration of all Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority. In the event that any Grantor becomes aware that any Intellectual Property material to the conduct of its business has been or is about to be infringed, misappropriated or diluted by a third party in any material respect, such Grantor promptly shall notify the Agent and shall take such actions as are appropriate under the circumstances to protect such Intellectual Property, including, if consistent with good business judgment, promptly suing for infringement, misappropriation or dilution, and to recover any and all damages for such infringement, misappropriation or dilution.

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3.14 Full Disclosure.

No information contained in any Loan Document, the Financial Statements or any written statement furnished by or on behalf of any Grantor under any Loan Document, or to induce Agent and the Lenders to execute the Loan Documents (as such information has been amended, supplemented or superseded by any other information later delivered to the same parties receiving such information, provided that the delivery of such amended, supplemented or superseding information shall not cure any Event of Default arising under Section 7.1(b) other than with respect to this Section 3.14), contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not materially misleading in light of the circumstances under which they were made.

3.15 Environmental Liabilities.

Except as set forth in Disclosure Schedule (3.15), as of the Closing Date, (a) no Grantor is subject to any Environmental Liabilities or, to any Grantor’s knowledge, potential Environmental Liabilities, that could reasonably be expected to result in Environmental Liabilities in excess of $50,000 in the aggregate and (b) no notice has been received by any Grantor identifying it as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of any Grantor, there are no facts, circumstances or conditions that may result in any Grantor being identified as a “potentially responsible party” under CERCLA or analogous state statutes, in each such case if such circumstance could reasonably be expected to result in Environmental Liabilities in excess of $50,000 in the aggregate. Each Grantor: (i) shall comply in all material respects with all applicable Environmental Laws and environmental permits, (ii) shall notify Agent in writing within seven (7) days if and when it becomes aware of any Release, on, at, in, under, above, to, from or about any real property owned, leased or occupied by a Grantor if such Release could reasonably be expected to result in Environmental Liabilities in excess of $50,000 in the aggregate, (iii) shall notify Agent in writing within seven (7) days if and when it becomes aware of any claims that could form the basis for any Environmental Liabilities that could reasonably be expected to result in Environmental Liabilities in excess of $50,000 in the aggregate, and (iv) shall notify Agent in writing within seven (7) days if and when it becomes aware of any occurrences of non-compliance with Environmental Laws or environmental permits. Without limiting the foregoing, if an Event of Default is continuing or if Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Grantor or that there exist any Environmental Liabilities, in each case, that would have, in the aggregate, a Material Adverse Effect, then each Grantor shall, promptly upon receipt of request from Agent, cause the performance of, and allow Agent access to such real property for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as Agent may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by Agent shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent. Each Credit Party has made available to Agent copies of all existing environmental reports, reviews and audits and all documents prepared since January 1, 2010 pertaining to actual or potential Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in their possession, custody, control or otherwise available to the Credit Parties.

3.16 Insurance.

As of the Closing Date, Disclosure Schedule (3.16) lists all insurance of any nature maintained by Borrower with respect to the Collateral as well as all liability insurance maintained by the Grantors, as well as a summary of the terms of such insurance.

(a) Coverage. Without limiting any of the other obligations or liabilities of the Grantors under this Agreement, the Grantors shall, during the term of this Agreement, carry and maintain, at its own expense, at least the minimum insurance coverage set forth in this Section 3.16. All insurance carried pursuant to this Section 3.16 shall be placed with such insurers having a minimum A.M. Best rating of A-:VIII (or as may be otherwise reasonably acceptable to the Agent), be in such amounts as are customarily carried or maintained by similarly situated entities engaged in similar businesses, and be in such form, with terms, conditions, limits and deductibles as shall be reasonably acceptable to Agent. The insurance required to be carried and maintained by Grantors hereunder shall, in all events, include, without limitation, the following:

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(i) [reserved]

(ii) Commercial General Liability Insurance. The Grantors shall maintain comprehensive general liability insurance written on an occurrence basis with a limit of not less than $1,000,000, which shall include property damage insurance coverage at all times in an amount of not less than $150,000. Such coverage shall include, but not be limited to, premises/operations, broad form contractual liability, products/completed operations, property damage and personal injury liability; and,

(iii) Excess/Umbrella Liability Insurance. Subject to the requirements of Schedule F, the Grantors shall maintain excess and/or umbrella liability insurance written on an occurrence basis in an amount not less than $20,000,000 providing coverage limits excess of the insurance limits required under subsection (a)(ii). Such insurance shall follow the form of the primary insurances and drop down in case of exhaustion of underlying limits and/or aggregates.

(b) Endorsements. The Grantors shall cause all insurance policies carried and maintained in accordance with this Section 3.16 to be endorsed as follows:

(i) Agent, on behalf of Lenders, shall be named as lender’s loss payee with respect to property policy described in subsection (a)(i). Agent, on behalf of Lenders, shall be named as an additional insured with respect to liability policies described in subsections (a)(ii) and, to the extent allowed by law, (a)(iii). It shall be understood that any obligation imposed upon the Grantors, including but not limited to the obligation to pay premiums, shall be the sole obligation of the Grantors and not that of the Agent; and,

(ii) With respect to property policy described in subsection (a)(i), the interests of the Agent shall not be invalidated by any action or inaction of any Grantor or any other Person, and shall insure the Agent regardless of any breach or violation by any Grantor or any other Person, of any warranties, declarations or conditions of such policies; and,

(iii) If such insurance is canceled for any reason whatsoever, including nonpayment of premium, or any changes are initiated by the Grantors or the carrier which affect the interests of the Agent, such cancellation or change shall not be effective as to the Agent until thirty (30) days (or 10 days, in the case of a cancellation resulting from the non-payment of any insurance premiums) after receipt by Agent of written notice from such insurer.

(c) Certifications. On the Closing Date, and at each policy renewal, but not less than annually, the Grantors shall provide to the Agent a certification from each insurer or by an authorized representative of each insurer. Such certification shall identify the underwriters, the type of insurance, the limits, deductibles, and term thereof and shall specifically list the special provisions delineated in section (b) above for such insurance required for this Section 3.16.

(d) Reserved.

(e) Notice to Agent. The Grantors shall notify the Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 3.16 is taken out by any Credit Party; and promptly deliver to the Agent a copy of such policy or policies.

(f) Flood Insurance. With respect to each Mortgaged Property (if any), the Grantors shall obtain flood insurance in such total amount as the Agent or the Required Lenders may from time to time require, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time and all legislation, and rules and regulations thereunder, administered by the relevant local conservation authority with respect to flood plain management and other conservation matters.

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(g) Mortgaged Properties. No Credit Party that is an owner of any Mortgaged Property shall take any action that is reasonably likely to be the basis for termination, revocation or denial of any insurance coverage required to be maintained under such Credit Party’s respective Mortgage or that could be the basis for a defense to any claim under any insurance policy maintained in respect of the mortgaged properties, and each Credit Party shall otherwise comply in all material respects with all Insurance Requirements in respect of the mortgaged properties; provided, however, that each Credit Party may, at its own expense and after written notice to the Agent, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, the prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under this Section 3.16 or (ii) cause the insurance policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of this Section 3.16.

Borrower shall direct all present and future insurers under its policies of insurance to pay all proceeds payable thereunder with respect to the Collateral directly to Agent for application pursuant to Section 1.2(c). If any insurance proceeds are paid by check, draft or other instrument payable to Borrower and Agent jointly, Agent may endorse Borrower’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash.

3.17 Solvency.

Both before and after giving effect to (a) the Loan, the issuance of the Guarantees of the Obligations and the pledge of assets as security therefor by all of the Grantors, (b) the disbursement of the proceeds of the Loan pursuant to the instructions of the Borrower, and (c) the payment and accrual of all transaction costs in connection with the foregoing, the Borrower and its Subsidiaries taken as a whole are Solvent.

3.18 Other Financings.

Except as disclosed in Disclosure Schedule (3.18) attached hereto, none of the Credit Parties has outstanding as of the Closing Date any Indebtedness.

3.19 Conduct of Business.

Each Grantor (a) shall conduct its business substantially as now conducted or as otherwise permitted hereunder, and (b) shall at all times maintain, preserve and protect all of the Collateral and keep the same in good repair, working order and condition and make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with manufacturer specifications and industry practices.

3.20 Further Assurances.

At any time and from time to time, upon the written request of Agent and at the sole expense of the Grantors, the Grantors shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Agent may reasonably deem desirable (a) to obtain the full benefits of this Agreement and the other Loan Documents, (b) to protect, preserve and maintain Agent’s rights in any Collateral and security interests or the equivalent under any foreign law, or (c) to enable Agent to exercise all or any of the rights and powers herein granted.

3.21 Collateral/Maintenance of Property.

(a) Each Grantor holds and will continue to hold good title to any of its property constituting the Collateral and none of such property is or will be subject to any Liens except Permitted Liens.

(b) Each Grantor shall (i) maintain and preserve in all material respects in good working order and condition the Collateral and all other of its property necessary in the conduct of its business, and such Collateral shall be maintained in accordance with all manufacturer’s suggested and recommended maintenance procedures, including preventive maintenance, (ii) obtain, maintain and preserve all material rights, permits, licenses, approvals and privileges (including all Permits) necessary, used or useful, whether because of its ownership, lease, sublease or other operation or occupation of property or other conduct of its business, and shall make all necessary or appropriate filings with, and give all required notices to, Governmental Authorities, (iii) maintain the Collateral in compliance with all statutes, laws, ordinances, regulations, standards, directives, orders, judgments and permits (including environmental) issued by any Governmental Authority, and (iv) promptly after request by Agent to the extent the fair market value of such Collateral exceeds $50,000 at any time, note or shall have noted Agent’s Lien on all certificates of title of such Collateral, to the extent such Collateral is located in the United States and subject to motor vehicle registration requirements.

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(c) Collateral shall not be located in, in transit to or used by a customer, in any country, state, nation, or territory (i) listed on the Lists or otherwise under United States sanctions for conducting business or (ii) set forth on Schedule E hereto (as such Schedule E may be amended by written notice from time to time by Agent to Borrower on a prospective basis) (each a “Restricted Location”). Upon an amendment to Schedule E pursuant to the forgoing sentence such that Collateral is located in a Restricted Location that was not located in a Restricted Location prior to such amendment, no Grantor shall extend or renew any rental agreements or enter into any new rental agreements which would cause the Collateral to be located in, in transit to or in use in a Restricted Location by a customer of such Grantor and such Grantor shall remove such Collateral from such Restricted Location within fifteen (15) days from the delivery of such notice or, if such Collateral is subject to a rental agreement with a customer of such Grantor at such time, fifteen (15) days from the end of the then current term of such rental agreement. When not in transit to or in use by a customer of any Grantor, the Collateral will primarily be located at the Chief Executive Office or a Rental Office.

(d) Real Property. Schedules 8(a) and 8(b) to the Perfection Certificate dated the Closing Date contain a true and complete list of each interest in Real Property (i) owned by any Credit Party as of the Closing Date and describes the type of interest therein held by such Credit Party and whether such owned Real Property is leased and if leased whether the underlying lease contains any option to purchase all or any portion of such Real Property or any interest therein or contains any right of first refusal relating to any sale of such Real Property or any portion thereof or interest therein and (ii) leased, subleased or otherwise occupied or utilized by any Credit Party, as lessee, sublessee, franchisee or licensee, as of the Closing Date and describes the type of interest therein held by such Credit Party and, in each of the cases described in clauses (i) and (ii) of this Section 3.21(d), whether any lease requires the consent of the landlord or tenant thereunder, or other party thereto, to the Transactions.

3.22 Anti-Terrorism and Anti-Money Laundering Compliance.

(a) No Credit Party and, after making due inquiry, no Person who owns a controlling interest in or otherwise controls a Credit Party, and no customer of a Credit Party, is (i) listed on the Specially Designated Nationals and Blocked Persons List (the “SDN List”) maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or on any other similar list (“Other Lists” and, collectively with the SDN List, the “Lists”) maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation (collectively, “OFAC Laws and Regulations”); or (ii) a Person (a “Designated Person”) either (A) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar Executive Orders (collectively, the “Executive Orders”). The OFAC Laws and Regulations and the Executive Orders are collectively referred to in this Agreement as the “Anti-Terrorism Laws”. Each of the Credit Parties represents and warrants that it requires, and has taken reasonable measures to ensure compliance with the requirement, that no Person who owns any other direct interest in a Credit Party is or shall be listed on any of the Lists or is or shall be a Designated Person. This Section 3.22 shall not apply to any Person to the extent that such Person’s interest in the Borrower is through a U.S. Publicly-Traded Entity. As used in this Agreement, “U.S. Publicly-Traded Entity” means a Person (other than an individual) whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such a Person.

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(b) Each Credit Party represents and warrants that it has taken reasonable measures appropriate to the circumstances (and in any event as required by law), with respect to each holder of a direct or indirect interest in such Credit Party, to assure that funds invested by such holders in the Credit Parties are derived from legal sources (“Anti-Money Laundering Measures”). The Anti-Money Laundering Measures have been undertaken in accordance with the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq. (“BSA”), and all applicable laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations under 18 U.S.C. §§ 1956 and 1957 (collectively with the BSA, “Anti-Money Laundering Laws”).

(c) Each Credit Party represents and warrants to Agent and each Lender, to its actual knowledge after making due inquiry, that no such Credit Party or any holder of a direct or indirect interest in such Credit Party (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering under 18 U.S.C. §§ 1956 and 1957, drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the BSA, (ii) has been assessed civil penalties under any Anti-Money Laundering Laws, or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.

(d) Each Credit Party represents and warrants to Agent and each Lender that it has taken reasonable measures appropriate to the circumstances (in any event as required by law), to ensure that such Credit Party is in compliance with all current and future Anti-Money Laundering Laws and laws, regulations and government guidance for the prevention of terrorism, terrorist financing and drug trafficking.

(e) Each Credit Party and its respective directors, officers and employees and, to the knowledge of the applicable Credit Party, the agents of each Credit Party and their Subsidiaries, are in compliance with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption law, including without limitation the UK Bribery Act, in all material respects. The Credit Parties and their Subsidiaries have instituted and maintained, and shall maintain, policies and procedures designed to ensure continued compliance with the FCPA and any other applicable anti-corruption laws.

3.23 Maintenance of Corporate Existence.

Each Credit Party shall preserve and maintain (a) its legal existence and good standing under the laws of the jurisdiction of its incorporation or organization and (b) it rights (charter and statutory), privileges franchises and Permits necessary or desirable in the conduct of its business, except, in the case of this clause (b), where the failure to do so would not, in the aggregate, have a Material Adverse Effect.

3.24 Compliance with Laws, Etc.

Each Credit Party shall comply with all applicable Requirements of Law, Contractual Obligations and Permits, except for such failures to comply that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

3.25 Landlord Agreements.

Upon the request of Agent, each Grantor shall (a) obtain a landlord waiver from the lessor of its Chief Executive Office (provided that such landlord waiver shall not be required to be delivered until the date set forth on Schedule F) and (b) shall use commercially reasonable efforts to obtain a landlord or mortgagee waiver, as applicable, from the lessor of each leased property or mortgagee of any owned property with respect to each location where Collateral with an aggregate value in excess of $50,000 and/or Books and Records are stored or located, which agreement shall be reasonably satisfactory in form and substance to Agent; provided, however, no Grantor shall be required to deliver a landlord waiver from the lessor of any leased property that operates as a flexible or shared workspace.

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3.26 Deposit Accounts; Cash Collateral Accounts. Borrower and each Guarantor shall maintain a cash management system which is acceptable to Agent (the “Cash Management System”), which shall operate as follows:

(a) All Proceeds of Collateral held by Borrower or any other Credit Party (other than funds being collected pursuant to the provisions stated below) shall be deposited in one or more bank accounts or securities investment accounts, as set forth on Disclosure Schedule (3.26) or other accounts in form and substance reasonably satisfactory to Agent subject to the terms of this Agreement and the applicable Control Agreements.

(b) Borrower shall establish and maintain, and shall cause each Guarantor to establish and maintain, at its sole expense controlled accounts or lockboxes and related deposit accounts, which, on the Closing Date, shall consist of accounts and related lockboxes maintained by the financial institutions as described on Disclosure Schedule (3.26) hereto (in each case, “Controlled Accounts”), or with such other banks as are acceptable to Agent into which Borrower and Guarantors shall promptly deposit and direct their respective Account Debtors to directly remit all payments on Accounts and all payments constituting Proceeds of Collateral in the identical form in which such payments are made, whether by cash, check or other manner and shall be identified and segregated from all other funds of the Credit Parties. Within fifteen (15) Business Days following the Closing Date, Borrower and Guarantors shall deliver, or cause to be delivered, to Agent a Control Agreement, in form and substance reasonably satisfactory to Agent, duly authorized, executed and delivered by each bank where a Controlled Account for the benefit of Borrower or any Guarantor is maintained. Borrower shall further execute and deliver, and shall cause each Guarantor to execute and deliver, such agreements and documents as Agent may require in connection with such Controlled Accounts and such Control Agreements. Borrower and Guarantors shall not establish any deposit accounts after the Closing Date into which Proceeds of Collateral are deposited, unless Borrower or such Guarantor has complied in full with the provisions of this Section 3.26 with respect to such deposit accounts. Borrower and each Guarantor agrees that from and after the delivery of an Activation Notice (as such term is defined in Section 3.26(d)) below all payments made to such Controlled Accounts or other funds received and collected by Agent or any Lender, whether in respect of the Accounts or as Proceeds of Collateral shall be treated as payments to Agent and the Lenders in respect of the Obligations and therefore shall constitute the property of Agent and the Lenders to the extent of the then outstanding applicable Obligations.

(c) Reserved.

(d) The applicable bank at which any Controlled Accounts are maintained shall agree from and after the receipt of a notice (an “Activation Notice”) from Agent (which Activation Notice may, or upon instruction of the applicable Required Lenders, shall, be given by Agent at any time during an Event of Default) pursuant to the applicable Control Agreement, to forward, daily, all amounts in each Controlled Account to the account designated as collection account (the “Collection Account”).

(e) From and after the delivery of an Activation Notice, Agent shall apply all such funds in the Collection Account on a daily basis to the repayment of the applicable Obligations in accordance with Section 7.4. Notwithstanding the foregoing sentence, after payment in full has been made of the amounts required under Section 7.4, upon the applicable Credit Party’s request and as long as no Default has occurred and is continuing and all other conditions precedent to a Borrowing have been satisfied, any additional funds deposited in the Collection Account shall be released to such Credit Party.

(f) Borrower, Guarantors and their directors, employees, agents and other Affiliates shall promptly deposit or cause the same to be deposited, any monies, checks, notes, drafts or any other payment relating to and/or Proceeds of Collateral which come into their possession or under their control in the applicable Controlled Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. Borrower agrees to reimburse Agent on demand for any amounts owed or paid to any bank at which a Controlled Account is established or any other bank or person involved in the transfer of funds to or from the Controlled Accounts arising out of Agent’s payments to or indemnification of such bank or person.

3.27 Reserved.

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3.28 After-acquired Property; Additional Collateral.

Each Grantor shall:

(a) Subject to this Section 3.28, with respect to any property acquired after the Closing Date by any Credit Party that is intended to be subject to the Lien created by any of the Loan Documents but is not so subject, promptly (and in any event within thirty (30) days after the acquisition thereof) (i) execute and deliver to the Agent such other documents as the Agent shall deem necessary or advisable to grant to the Agent for the benefit of the Lenders, a Lien on such property subject to no Liens other than Permitted Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required hereunder in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Agent. The Borrower shall otherwise take such actions and execute and/or deliver to the Agent such documents as the Agent shall require to confirm the validity, perfection and priority of the Lien hereunder on such after-acquired properties.

(b) As soon as possible (and in any event within the earlier of (x) ten (10) Business Days after formation or (y) the date on which such Subsidiary owns any material assets) after the formation of any new Subsidiary (including any Foreign Subsidiary) of a Credit Party and in any event prior to the transfer of any material assets to such new Subsidiary, or simultaneously with the consummation of acquisition of any new Subsidiary of a Credit Party, (i) deliver to the Agent the original certificates, if any, representing all of the Equity Interests of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Credit Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Credit Party and (ii) cause such new Subsidiary (A) to execute a Joinder Agreement in the form of Exhibit H or such comparable documentation to become a Grantor and Guarantor under this Agreement, and (B) to take all actions necessary or advisable in the opinion of the Agent to cause the Lien created hereunder to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law (including any applicable foreign laws), including the execution by Borrower or the applicable Credit Party of a Joinder Agreement in the form of Exhibit H or such comparable documentation to the applicable Pledge Agreement and the filing of financing statements (or foreign equivalents) in such jurisdictions as may be reasonably requested by the Agent and to the extent such new Subsidiary owns Collateral subject to motor vehicle registration requirements which is located in the United States that has a fair market value in the aggregate in excess of $50,000 and Agent has requested notation of its Lien on the applicable certificates of title, the noting or (having noted) of the Agent’s Lien on all certificates of title of such Collateral (except where such notation is not permitted under the laws of the applicable jurisdiction).

(c) Promptly grant to the Agent, within thirty (30) days of the acquisition thereof, a security interest in and Mortgage on each Real Property owned in fee by such Credit Party as is acquired by such Credit Party after the Closing Date and that, together with any improvements thereon, individually has a fair market value of at least $50,000, as additional security for the Obligations (unless the subject property is already mortgaged to a third party to the extent permitted by Section 5.2). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Agent and shall constitute valid and enforceable perfected Liens subject only to Permitted Liens or other Liens acceptable to the Agent. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Credit Party shall otherwise take such actions and execute and/or deliver to the Agent such documents as the Agent shall require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Title Policy, a survey and local counsel opinion (in form and substance reasonably satisfactory to the Agent) in respect of such Mortgage).

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3.29 Equity Interests and Subsidiaries.

(a) Equity Interests. Schedules 1(a) and 10(a) to the Perfection Certificate dated the Closing Date set forth a list of (i) all the Subsidiaries of Borrower and the other Credit Parties and their jurisdictions of organization as of the Closing Date and (ii) the number of each class of its Equity Interests authorized, and the number outstanding, on the Closing Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Closing Date. All Equity Interests of each Credit Party are duly and validly issued and are fully paid and non-assessable, and, other than the Equity Interests of Borrower, are owned by Borrower, directly or indirectly through Wholly Owned Subsidiaries. Each Credit Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it hereunder, free of any and all Liens, rights or claims of other persons, except the security interest created by the Loan Documents, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests.

(b) No Consent of Third Parties Required. Other than the approval of the Board of Directors of the issuer of the Equity Interests, no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or reasonably desirable (from the perspective of a secured party) in connection with the creation, perfection or priority status of the security interest of the Agent in any Equity Interests pledged to the Agent for the benefit of the Lenders hereunder or the exercise by the Agent of the voting or other rights provided for hereunder or the exercise of remedies in respect thereof.

(c) Organizational Chart. Schedule 10(a) to the Perfection Certificate or any Perfection Certificate Supplement (whichever was most recently delivered to Agent) sets forth an accurate organizational chart, showing the ownership structure of Borrower and each Subsidiary on the Closing Date, and after giving effect to the Transactions, is set forth on Schedule 10(a) to the Perfection Certificate dated the Closing Date.

3.30 Security Documents.

(a) Mortgages. Each Mortgage will upon execution and delivery thereof be effective to create, in favor of the Agent, for the benefit of the Lenders, legal, valid and enforceable first priority Liens on, and security interests in, all of the Credit Parties’ right, title and interest in and to the mortgaged properties thereunder and the proceeds thereof, subject only to Permitted Liens or other Liens acceptable to the Agent, and when such Mortgages are filed in the offices specified on Schedule 8(a) to the Perfection Certificate dated the Closing Date (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 3.20 and 3.28, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 3.20 and 3.28), such Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Credit Parties in the mortgaged properties thereunder and the proceeds thereof, in each case prior and superior in right to any other Person, other than Liens permitted by such Mortgage.

(b) Valid Liens. Each Loan Document, including any such document delivered pursuant to Sections 3.20 and 3.28 will, upon execution and delivery thereof, be effective to create in favor of the Agent, for the benefit of the Lenders, legal, valid and enforceable perfected Liens on, and security interests in, all of the Credit Parties’ right, title and interest in and to the Collateral thereunder, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and (ii) upon the taking of possession or control by the Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Agent to the extent required hereunder), such Liens will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Credit Parties in such Collateral, in each case subject to no Liens other than the applicable Permitted Liens.

3.31 Reserved.

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3.32 Government Contracts.

Except as set forth in Disclosure Schedule (3.32), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party’s Collateral is subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

3.33 Customer and Trade Relations.

As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in (a) the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding twelve (12) calendar months caused them to be ranked among the ten (10) largest customers of such Credit Party or (b) the business relationship of any Credit Party with any supplier essential to its operations.

3.34 Bonding; Licenses.

Except as set forth in Disclosure Schedule (3.34), as of the Closing Date, no Credit Party is a party to or bound by any surety bond agreement, indemnification agreement therefor or bonding requirement with respect to products or services sold by it.

3.35 Affiliate Transactions.

No Credit Party is party to any transaction with any Affiliate of the Borrower or of any Subsidiary of the Borrower, except those permitted by Section 5.7 hereof and those set forth on Disclosure Schedule (3.35).

3.36 Post-Closing Matters.

The Credit Parties shall deliver to the Agent, in form and substance reasonably satisfactory to the Agent, the items (or undertake the efforts) described on Schedule F on or before the dates specified thereon.

3.37 Investment Company Act.

No Credit Party is an “investment company” or a company “controlled” by an “investment company,” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

3.38 Notice of Change in Investment Company Status.

The Borrower shall provide Agent with prompt written notice of any change with respect to its representation in Section 3.37 above, but in no event later than fifteen (15) days following any such change.

3.39 Notice of Change in Ownership.

The Borrower shall provide Agent with an updated Cap Table within seven (7) Business Days following a change in ownership of any Credit Party.

3.40 Notice of Change in Organization Chart.

The Borrower shall provide Agent with an updated Organization Chart within seven (7) Business Days following a change in the organization of any Credit Party.

3.41 Escrow Reserve for Litigation.

At the request of Agent, Borrower shall deposit, within 10 Business Days of such request, $250,000 with an escrow agent satisfactory to Agent pursuant to an escrow agreement in form and substance satisfactory to Agent as a litigation reserve to cover expenses of any Litigation described on Disclosure Schedule (3.12).

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4. FINANCIAL MATTERS; REPORTS

4.1 Reports and Notices.

The Credit Parties shall furnish to the Agent and each Lender:

(a) Monthly Reports. Within thirty (30) days after the last day of each Fiscal Month of the Credit Parties, the balance sheets of the Credit Parties on a consolidated and consolidating basis as at the end of such Fiscal Month and as of the end of the preceding Fiscal Year, and the related statements of operations, working capital reports, the related statements of profits and losses and related statements of cash flows of the Credit Parties on a consolidated basis for such Fiscal Month and for the elapsed portion of the Fiscal Year ended with the last day of such Fiscal Month, which shall set forth in comparative form such figures as at the end of and for such Fiscal Month and appropriate prior period and shall be certified by the Chief Financial Officer of the Borrower to have been prepared in accordance with GAAP and to present fairly in all material respects the financial position of the Credit Parties on a consolidated basis as at the end of such period and the results of operations for such period, and for the elapsed portion of the Fiscal Year ended with the last day of such period, subject only to normal year-end and audit adjustments and the absence of footnotes. Simultaneously with the delivery of the monthly Financial Statements pursuant to this Section 4.1(a), the Credit Parties shall deliver a monthly operational report in the form of an excel spreadsheet containing the information set forth in Exhibit M, as well as an updated Schedule G;

(b) Quarterly Reports. Within forty-five (45) days after the last day of each of the Fiscal Quarters of each Fiscal Year of the Credit Parties, the balance sheets of the Credit Parties on a consolidated and consolidating basis as at the end of such Fiscal Quarters and as of the end of the preceding Fiscal Year, and the related statements of operations, the related statements of profits and losses and the related statements of cash flows of the Credit Parties on a consolidated basis for such Fiscal Quarters and for the elapsed portion of the Fiscal Year ended with the last day of such Fiscal Quarters, which shall set forth in comparative form such figures as at the end of and for such Fiscal Quarters and appropriate prior period and shall be certified by the Chief Financial Officer of the Borrower to have been prepared in accordance with GAAP and to present fairly in all material respects the financial position of the Credit Parties on a consolidated basis as at the end of such period and the results of operations for such period, and for the elapsed portion of the Fiscal Year ended with the last day of such period, subject only to normal year-end and audit adjustments and the absence of footnotes;

(c) Annual Reports. Within one hundred twenty (120) days after the end of each Fiscal Year of the Credit Parties, the audited consolidated balance sheet of the Credit Parties as of the end of such Fiscal Year and the related audited consolidated statements of operations for such Fiscal Year and for the previous Fiscal Year, the related audited consolidated statements of profits and losses and the related audited consolidated statements of cash flows and stockholders’ equity for such Fiscal Year and for the previous Fiscal Year, which shall be accompanied by an opinion, without a going concern or similar qualification or an exception as to scope, prepared by an independent certified public accountant of recognized national standing reasonably acceptable to Agent, together with a statement of such accountants that in connection with their audit, nothing came to their attention that caused them to believe that the Borrower or any other Credit Party was not in compliance with the financial covenants set forth in Section 4.2 below insofar as they relate to accounting matters;

(d) Financial Officer’s Certificate. At the time the financial statements are furnished pursuant to Sections 4.1(a), 4.1(b) and 4.1(c), a Compliance Certificate in the form attached as Exhibit E executed by a Responsible Officer of the Borrower as to the financial performance of the Credit Parties; provided, for the avoidance of doubt, that a certification regarding the Credit Parties’ compliance with the financial covenants set forth in Section 4.2 shall only be required to be included with the Compliance Certificates delivered for the applicable dates set forth in such Section 4.2 in connection with the quarterly financial statements under Section 4.1(b) and the annual financial statements under Section 4.1(c) and not the monthly financial statements delivered under Section 4.1(a);

(e) Board Reports. Any materials, documents or reports distributed to any member of the Borrower’s Board of Directors, to the extent such information is not protected by attorney-client privilege;

(f) Liquidity. Within three (3) Business days after the end of each Fiscal Month, beginning with the Fiscal Month ending July 31, 2021, Borrower shall deliver a Liquidity Certificate in the form attached as Exhibit L reporting to Agent the Liquidity as of the last day of the Fiscal Month just ended, which Liquidity Certificate shall be executed and certified by the Chief Financial Officer as true and correct;

(g) Responsible Officer’s Certificate Regarding Collateral. Concurrently with any delivery of Financial Statements under Section 4.1(a), a certificate of a Responsible Officer setting forth the information required pursuant to the Perfection Certificate Supplement or confirming that there has been no change in such information since the date of the Perfection Certificate or latest Perfection Certificate Supplement;

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(h) Public Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Credit Party with any provincial securities commission or the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said commissions, or with any national securities exchange, or distributed to shareholders or holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor), as the case may be;

(i) Management Letters. Promptly after the receipt thereof by any Credit Party, a copy of any “management letter” received by any such Person from its independent chartered accountants and the management’s responses thereto;

(j) Budgets. Within two (2) Business Days following approval by the Borrower’s Board of Directors, but no later than February 15 of each Fiscal Year, a consolidated budget for Borrower in form reasonably satisfactory to the Agent, but to include balance sheets, statements of income and sources and uses of cash, for (i) each month of such Fiscal Year prepared in detail and (ii) each Fiscal Year thereafter, through and including the Fiscal Year in which the Termination Date occurs, prepared in summary form, in each case, with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by the statement of a Financial Officer of Borrower to the effect that each budget has been prepared in good faith and based on assumptions believed to be reasonable and, promptly when available, any significant revisions of such budget;

(k) Organization. Concurrently with any delivery of Financial Statements under Section 4.1(a), an accurate organizational chart as required by Section 3.29(c), or confirmation that there are no changes to Schedule 10(a) to the Perfection Certificate dated the Closing Date;

(l) Organizational Documents. Promptly provide copies of any Organizational Documents that have been amended or modified in accordance with the terms hereof and deliver a copy of any notice of default or “Triggering Event” given or received by any Credit Party under any Organizational Document within five (5) days after such Credit Party gives or receives such notice;

(m) Appraisals. At any time after the occurrence of a Default promptly upon the request of the Agent, an appraisal report performed at the expense of Borrower by a another nationally recognized appraiser satisfactory to Agent, setting forth in reasonable detail the orderly liquidation value of the Collateral; and

(n) Other Information. Promptly, from time to time, such other reports and information regarding the Collateral, operations, business affairs, financial condition, prospects or management of any Credit Party, or compliance with the terms of any Loan Document, as the Agent or any Lender may reasonably request, all in reasonable detail.

4.2 Financial Covenants.

(a) Net Leverage Ratio. Beginning with the Fiscal Quarter ending December 31, 2021, if Liquidity of the Credit Parties is less than $3,500,000, as of the last day of any Fiscal Quarter, the Credit Parties shall not permit Net Leverage Ratio to exceed 3.00:1.00 for the trailing four Fiscal Quarter period ending on such Fiscal Quarter and for any trailing four Fiscal Quarter period ending thereafter until average Liquidity is greater than or equal to $3,500,000 for a period of thirty (30) consecutive days.

(b) Minimum Liquidity. As of the last day of each Fiscal Month, beginning with the Fiscal Month ending July 31, 2021, Credit Parties shall not permit Liquidity to be less than $2,500,000.

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4.3 Other Reports and Information.

The Grantors shall advise Agent in reasonable detail promptly after becoming aware of: (a) any Lien, other than Permitted Liens, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline; (b) any material change in the composition of the Collateral; and (c) the occurrence of any Default or other event that has had or could reasonably be expected to have a Material Adverse Effect. The Grantors shall, upon request of Agent, furnish to Agent such other reports and information in connection with the affairs, business, financial condition, operations, prospects or management of Borrower or any other Grantor or the Collateral as Agent may reasonably request, all in reasonable detail.

4.4 Series B Preferred Stock Notices.

The Credit Parties shall provide to Agent promptly, but no later than five (5) Business Days after receipt thereof, (i) any notice from the holders of the Borrower’s Series B Preferred Stock that a Triggering Event has occurred under and as defined in the Series B Certificate of Designations and (ii) any other notice received by the Credit Parties from the holders of the Borrower’s Series B Preferred Stock or under the Series B Certificate of Designations

4.5 Reserved.

5. NEGATIVE COVENANTS

Borrower and each Credit Party executing this Agreement covenants and agrees (for itself and each other Credit Party) that, without Agent’s prior written consent, from the Closing Date until the Termination Date, neither Borrower nor any other Credit Party shall, directly or indirectly, by operation of law or otherwise:

5.1 Indebtedness.

Create, incur, assume or permit to exist any Indebtedness, except: (a) the Obligations, (b) the Existing Indebtedness, (c) by endorsement of instruments or items of payment for deposit to the general account of such Credit Party, (d) for Guaranteed Indebtedness incurred for the benefit of Borrower if the primary obligation is permitted by this Agreement, (e) for Purchase Money Obligations with respect to the purchase of motor vehicles that are or will be included as Excluded Assets; provided, that immediately prior to and immediately after the incurrence of any such Purchase Money Obligations, Borrower shall be in compliance on a pro forma basis with the financial covenants set forth under Section 4.2; and (f) additional Indebtedness (including Purchase Money Obligations not included in clause (e)) incurred after the Closing Date in an aggregate outstanding amount for all such Credit Parties combined not exceeding $50,000.

5.2 Liens.

Incur, maintain or otherwise suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, or assign any right to receive income or profits, except for Permitted Liens.

5.3 Investments; Fundamental Changes.

Except as provided in Section 5.7 below, merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or make any investment in or make any loan or advance to, any Person; except, any Credit Party may form or acquire any direct or indirect Subsidiary after the Closing Date so long as within ten (10) Business Days after such formation or acquisition, such Subsidiary becomes a co-Borrower or Guarantor hereunder, as applicable, and grants to Agent a Lien in all of its rights, title and interests in, to and under its Collateral to secure the Obligations for the benefit of the Lenders, all pursuant to written documentation in form and substance reasonably satisfactory to Agent in accordance with Sections 1.12 and 3.28; provided, further, that no Credit Party shall transfer any assets or property to a new Subsidiary until all requirements of Sections 1.12 and 3.28 have been met for such new Subsidiary.

5.4 Asset Sales.

Sell, transfer, convey, assign, issue or otherwise dispose any of its assets or properties (including its accounts or any shares of its Stock) or engage in any sale-leaseback, synthetic lease or similar transaction, including without limitation the Collateral or Loan proceeds; provided, however, that (i) any Grantor may transfer any of its Collateral to any other Grantor provided such Collateral remains subject to the Liens of Agent under this Agreement to secure the Obligations, (ii) any Grantor may sell inventory to its customers in the ordinary course of business, and (iii) any Grantor may sell for fair market value assets or properties so long as the following conditions are met: (1) the aggregate fair market value of all such asset sales do not exceed $300,000 in any Fiscal Year, (2) immediately prior to and immediately after giving effect to such Asset Sale, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (3) if required, the Borrower has applied any Net Cash Proceeds arising therefrom pursuant to Section 1.2(c) and (4) the consideration received for such sale, transfer, lease, contribution or conveyance is received in cash.

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5.5 Restricted Payments.

Make or permit any Restricted Payment.

5.6 Changes in Nature of Business.

Make any changes in any of its business objectives, purposes, or operations that could reasonably be expected to adversely affect repayment of the Obligations or could reasonably be expected to have a Material Adverse Effect, or engage in any business other than that presently engaged in.

5.7 Transactions with Affiliates.

Enter into any lending, borrowing or other commercial transaction with any of its employees, directors, Affiliates or any other Credit Party (including upstreaming and downstreaming of cash and intercompany advances and payments by a Credit Party on behalf of another Credit Party) other than (i) loans or advances to employees in the ordinary course of business in an aggregate outstanding amount not exceeding $50,000 and (ii) those set forth on Disclosure Schedule (3.35).

5.8 Third-Party Restrictions on Indebtedness, Liens, Investments or Restricted Payments.

Incur or otherwise suffer to exist or become effective or remain liable on or responsible for any Contractual Obligation limiting or restricting the ability of (a) any Credit Party to make Restricted Payments to, or investments in, or repay Indebtedness of, or otherwise sell property to, any Credit Party or (b) any Credit Party to incur or suffer to exist any Lien upon any property of any Credit Party, whether now owned or hereafter acquired, securing any of its Obligations (including any such limitation or restriction in the form of any “equal and ratable” clause and any similar Contractual Obligation requiring, when a Lien is granted on any property, another Lien to be granted on such property or any other property), except, for each of clauses (a) and (b) above, (x) pursuant to the Loan Documents, and (y) limitations on Liens (other than those securing any Obligation) on any property whose acquisition, repair, improvement or construction is financed by Purchase Money Indebtedness in reliance upon Section 5.1(b) or (e) set forth in the Contractual Obligations governing such Indebtedness with respect thereto.

5.9 Modification of Certain Documents.

Amend, waive, or otherwise modify its charter or by-laws or other Organizational Documents.

5.10 Accounting Changes; Fiscal Year.

Change its (a) accounting treatment or reporting practices, except as required by GAAP or any Requirement of Law or (b) its Fiscal Year or its method for determining Fiscal Quarters.

5.11 Changes to Name, Locations, Etc.

(a) Change (i) its name, Chief Executive Office, corporate offices from those set forth on Disclosure Schedule (3.2), (ii) its warehouses or other Collateral locations, or location of its records concerning the Collateral from those locations set forth on Disclosure Schedule (3.2), (iii) the type of legal entity that it is, (iv) its organization identification number, if any, issued by its state of incorporation or organization or (v) its state of incorporation or organization from that set forth on Disclosure Schedule (3.2) or (b) acquire, lease or use any real estate after the Closing Date without such Person, in each instance, giving thirty (30) days’ prior written notice thereof to Agent and taking all actions deemed necessary or appropriate by Agent to continuously protect and perfect Agent’s Liens upon the Collateral.

5.12 Bank Accounts.

(a) Establish any depository or other bank account of any kind with any financial institution (other than the accounts set forth on Disclosure Schedule (3.26)), (b) except as provided in clause (d) below, close or permit to be closed any of the accounts listed on Disclosure Schedule (3.26) in each case, without Agent’s prior written consent, and then only after such Credit Party has implemented agreements with such bank or financial institution and Agent acceptable to Agent, (c) after the fifteenth (15th) Business Day following the Closing Date, permit the aggregate balance of the BofA Accounts to exceed $100,000 or (d) after 60 days following the Closing Date, maintain any of the BofA Accounts.

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5.13 Margin Regulations.

Use all or any portion of the proceeds of any credit extended hereunder to purchase or carry Margin Stock in contravention of Regulation U of the Federal Reserve Board.

5.14 Compliance with ERISA.

No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, reasonably be expected to result in liabilities in excess of $50,000. No Credit Party shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Plan.

5.15 Hazardous Materials.

Cause or suffer to exist any Release of any Hazardous Material at, to or from any Real Property owned, leased, subleased or otherwise operated or occupied by any Credit Party that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any real property (whether or not owned by any Credit Party), other than such violations, Environmental Liabilities and effects that would not, in the aggregate, have a Material Adverse Effect.

5.16 Modifications to Series B Preferred Stock.

Without the prior written consent of the Agent, permit any changes, amendments or modifications to the Series B Certificated of Designations or any other document governing or affecting the Series B Preferred Stock.

5.17 Reserved.

5.18 Compliance with Anti-Terrorism Laws.

(a) Directly or indirectly, in connection with the Loans, knowingly (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b) Directly or indirectly, in connection with the Loans, knowingly cause or permit any of the funds of such Credit Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any Anti-Terrorism Law.

(c) Knowingly cause or permit (i) an Embargoed Person to have any direct or indirect interest in or benefit of any nature whatsoever in the Credit Parties or (ii) any of the funds or properties of the Credit Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, an Embargoed Person.

(d) Deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Credit Parties’ compliance with this Section 5.18.

5.19 Sale-Leasebacks.

Permit any of its Subsidiaries to, engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets.

5.20 Leases.

Enter as lessee into any lease arrangement for real or personal property if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $500,000 in any Fiscal Year.

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5.21 Compensation.

Except as set forth on Disclosure Schedule (5.21), no Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, pay any management, consulting or similar fees to any Affiliate of any Credit Party or to any officer, director or employee of any Credit Party or any Affiliate of any Credit Party except payment of reasonable compensation to officers and employees for actual services rendered to the Credit Parties and their Subsidiaries in the ordinary course of business; provided, that at any time after the first anniversary of the Closing Date no Credit Party and no Subsidiary of a Credit Party shall increase the direct or indirect aggregate compensation (excluding Stock Equivalents) of the ten most highly compensated employees of the Credit Parties who have a beneficial interest in Stock or Stock Equivalents of the Borrower or who are family members of such stockholders, by more than ten percent (10%) per annum in excess of the current compensation levels for those employees, expressed as an aggregate dollar amount and set forth in Disclosure Schedule (3.35).

6. SECURITY INTEREST

6.1 Grant of Security Interest.

(a) As collateral security for the prompt and complete payment and performance of the Obligations, each of Borrower and each other Credit Party executing this Agreement hereby grants to Agent for the benefit of the Lenders a security interest in and Lien upon all of its property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including all of the following property in which it now has or at any time in the future may acquire any right, title or interest:

(i) all Accounts;

(ii) all deposit accounts;

(iii) all other bank accounts and all funds on deposit therein; all money, cash and cash equivalents;

(iv) all investment property;

(v) all Stock and all Distributions in respect thereof;

(vi) all goods (including, without limitation, inventory, equipment, and fixtures);

(vii) all chattel paper, documents and instruments;

(viii) all Books and Records;

(ix) all general intangibles (including, without limitation, all Intellectual Property, Intellectual Property applications, contract rights, choses in action, payment intangibles, licenses, Permits, and software, and all rights and interests under any key man life insurance policies);

(x) all letter-of-credit rights;

(xi) all commercial tort claims;

(xii) all property, including all property of every description, in custody or in transit for any purpose, including safekeeping, collection or pledge, for the account of Borrower or any Credit Party or to which Borrower or any Credit Party may have any right or power, including but not limited to cash;

(xiii) all other goods (including but not limited to fixtures) and personal property, whether tangible or intangible and wherever located;

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(xiv) all supporting obligations and consents and agreements of any kind or nature that are material to the operation, management, maintenance and conduct of any Credit Party;

(xv) all Real Property of every kind and nature, including leases; and

(xvi) to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payment not otherwise included in the foregoing and products of all and any of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing (all of the foregoing, collectively, the “Collateral”).

Notwithstanding anything to the contrary contained herein, the term Collateral shall not include any Excluded Assets; provided, that if and when any property shall cease to be Excluded Assets, such property shall automatically be deemed to constitute Collateral and a security interest in such property automatically shall be deemed granted therein. The Grantors shall from time to time, promptly after reasonable request by the Agent, give written notice to the Agent identifying in reasonable detail the Excluded Assets (and stating in such notice that such assets fulfill the criteria to constitute Excluded Assets under the definition thereof) and shall provide to the Agent such other information regarding the Excluded Assets as the Agent may reasonably request.

(b) Borrower, Agent, each Lender and each other Grantor agrees that this Agreement creates, and is intended to create, valid and continuing Liens upon the Collateral in favor of Agent for the benefit of the Lenders. Each Grantor represents, warrants and promises to Agent and each Lender that: (i) such Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien pursuant to this Agreement, free and clear of any and all Liens or claims of others, other than Permitted Liens; (ii) the security interests granted pursuant to this Agreement, upon completion of the filings and other actions listed on Disclosure Schedule (6.1) (which, in the case of all filings and other documents referred to in said Schedule, have been delivered to the Agent in duly executed form) and the filing of UCC-1 financing statements with respect to the Collateral, will constitute valid perfected security interests in all of the Collateral in favor of Agent for the benefit of the Lenders as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and purchasers from any Grantor and such security interests are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens that have priority by operation of law; and (iii) no effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Liens. Each Grantor promises to defend the right, title and interest of Agent in and to the Collateral against the claims and demands of all Persons.

(c) Each Credit Party confirms that value has been given by the Agent to each such Credit Party, that each Credit Party has rights in the Collateral (other than after-acquired property) and that each Credit Party and the Agent have not agreed to postpone the time for attachment of the security interests created by this Agreement to any of the Collateral. The security interests created by this Agreement are intended to attach to: (i) existing Collateral when each Credit Party executes this Agreement, and (ii) Collateral subsequently acquired by each Credit Party immediately upon each such Credit Party acquiring any rights in such Collateral.

6.2 Agent’s Rights.

Each Grantor, with respect to each property where any Collateral is located that is owned, leased or controlled by any Grantor, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and Agent shall have access at any and all times): (i) provide access to such property to Agent and any of its officers, employees and agents, as frequently as Agent determines to be appropriate, (ii) permit Agent to inspect, review, evaluate and make physical verifications and appraisals of the Collateral in any manner and through any medium that Agent considers advisable, and each Grantor agrees to render to Agent, at such Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto, and (iii) permit Agent to inspect, audit and make extracts and copies (or take originals if reasonably necessary) from all of such Grantor’s Books and Records.

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6.3 Agent’s Appointment as Attorney-in-fact.

On the Closing Date, each Grantor shall execute and deliver a Power of Attorney in the form attached as Exhibit D. The power of attorney granted pursuant to the Power of Attorney and all powers granted under any Loan Document are powers coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Agent under each Power of Attorney are solely to protect Agent’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Agent agrees not to exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing. Each Grantor also hereby (i) authorizes Agent to file any financing statements, continuation statements or amendments thereto that (x) cover the Collateral, and (y) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment and (ii) ratifies its authorization for Agent to have filed any such financing statements, if filed prior to the date hereof. Each Grantor acknowledges that, until the Obligations have been repaid in full, it is not authorized to file any financing statement or amendment or termination statement with respect to any such financing statement without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

6.4 Grant of License to Use Intellectual Property Collateral.

Solely for the purpose of enabling Agent to exercise rights and remedies under Section 7.2 hereof for the benefit of the Lenders (including, without limiting the terms of Section 7.2 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) upon the occurrence and during the continuation of an Event of Default, each Grantor hereby grants to Agent an irrevocable, non-exclusive license (exercisable upon the occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to such Grantor) to use, transfer, license or sublicense any Intellectual Property relating to any of the Collateral now owned, licensed to, or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license will terminate on the Termination Date.

6.5 Commercial Tort Claims.

As of the Closing Date, each Credit Party hereby represents and warrants that it holds no commercial tort claims other than those listed in Schedule 13 to the Perfection Certificate. If any Credit Party shall at any time hold or acquire a commercial tort claim, such Credit Party shall immediately notify Agent in writing signed by such Credit Party of the brief details thereof and grant to Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Agent. The requirement in the preceding sentence shall not apply to the extent that the amount of such commercial tort claim, together with the amount of all other commercial tort claims held by any Credit Party in which Agent does not have a security interest, does not exceed $50,000 in the aggregate for all Credit Parties.

6.6 Duties of Agent.

Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Agent deals with similar property for its own account. The powers conferred on Agent hereunder are solely to protect Agent’s interest in the Collateral and shall not impose any duty upon Agent to exercise any such powers. Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by Agent in good faith.

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7. EVENTS OF DEFAULT: RIGHTS AND REMEDIES

7.1 Events of Default.

The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder which shall be deemed to be continuing until waived in writing by Agent in accordance with Section 9.3 or cured in accordance with the terms and conditions of this Agreement:

(a) Borrower shall fail to pay the principal or interest in respect of the Loan when due and payable or declared due and payable in accordance with the terms hereof; or the Borrower shall fail to pay any other Obligations within three (3) days after any such other Obligation becomes due and payable in accordance with the terms hereof or any other Loan Document; or

(b) any representation or warranty in this Agreement or any other Loan Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement or certificate made or delivered to Agent by Borrower or any other Credit Party shall be untrue or incorrect in any material respect as of the date when made or deemed made, regardless of whether such breach involves a representation or warranty with respect to a Credit Party that has not signed this Agreement; or

(c) Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, or other terms or provisions contained in Section 3.1(a)(i)(A), Section 3.16, Section 3.21, Section 3.22, Section 3.23, Section 3.36, Section 4.1, Section 4.2, Section 4.3, each subsection of Section 5, and each subsection of Section 6 of this Agreement, or the SBA Side Letter; or

(d) Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, or other terms or provisions contained in Section 3.28 of this Agreement, and such failure or neglect shall continue unremedied for a period of three (3) Business Days; or

(e) Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, or other terms or provisions contained in this Agreement or any of the other Loan Documents (other than as specified in paragraphs (a) through (d) above), and such failure or neglect shall continue unremedied for a period of thirty (30) days; or

(f) an event of default shall occur under any Contractual Obligation of the Borrower or any other Credit Party (other than this Agreement and the other Loan Documents), and such event of default (i) involves the failure to make any payment (whether or not such payment is blocked pursuant to the terms of an intercreditor agreement or otherwise), whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate original principal amount exceeding $50,000, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof, in an aggregate original principal amount exceeding $50,000 to become due prior to its stated maturity or prior to its regularly scheduled date of payment; or

(g) there shall be commenced against the Borrower or any other Credit Party any Litigation seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that remains unstayed, undismissed or unbonded for sixty (60) consecutive days; or Borrower or any other Credit Party shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud any of its creditors or made or suffered a transfer of any of its property or the incurring of an obligation that may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

(h) a case or proceeding shall have been commenced involuntarily against Borrower or any other Credit Party in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy or other similar law, and seeking either (x) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of its properties, or (y) the reorganization or winding up or liquidation of the affairs of any such Person, and such case or proceeding shall remain undismissed, unstayed or unbonded for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (ii) invalidating or denying any Person’s right, power, or competence to enter into or perform any of its obligations under any Loan Document or invalidating or denying the validity or enforceability of this Agreement or any other Loan Document or any action taken hereunder or thereunder; or

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(i) Borrower or any other Credit Party shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties, (ii) make a general assignment for the benefit of creditors, (iii) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraph (h) of this Section 7.1 or clauses (i) and (ii) of this paragraph (i), or (iv) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or

(j) a final judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered against Borrower or any other Credit Party, unless the same shall be (i) fully covered by insurance and the issuer(s) of the applicable policies have not disclaimed coverage, or (ii) vacated, stayed, bonded, paid or discharged within a period of thirty (30) days from the date of such judgment; or

(k) any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Lien granted, or intended by the Loan Documents to be granted, to Agent for the benefit of the Lenders shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in the Loan Documents) in any of the Collateral (or any Credit Party shall so assert any of the foregoing); or

(l) a Change of Control shall have occurred with respect to any Credit Party; or

(m) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred and are then continuing, could reasonably be expected to have Material Adverse Effect; or

(n) any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed with respect to any property or facilities of the Credit Parties generating more than ten percent (10%) of Borrower’s consolidated revenue for the Fiscal Year preceding such event and such cessation or curtailment continues for more than thirty (30) days; or

(o) an event of default shall occur under any other Loan Document; or

(p) if the obligation of any Guarantor under its Guarantee or under any of the Loan Documents is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement); or

7.2 Remedies.

(a) If any Default shall have occurred and be continuing, then each Lender may suspend its commitment hereunder to make the Term Loan. In addition, if any Event of Default shall have occurred and be continuing, Agent may take any one or more of the following actions: (i) by notice to Borrower declare all or any portion of the Obligations to be forthwith due and payable, whereupon such Obligations shall become and be due and payable; or (ii) exercise any rights and remedies provided to Agent for the benefit of the Lenders under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of any Event of Default specified in clause (i) of either Sections 7.1(h) or (i), the Obligations shall become immediately due and payable (and any obligation of the Lenders to make the Loan, if not previously terminated, shall immediately be terminated) without declaration, notice or demand by Agent.

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(b) Without limiting the generality of the foregoing, each Grantor expressly agrees that upon the occurrence and during the continuance of any Event of Default, Agent may collect, receive, assemble, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Agent shall have the right upon any such public sale, to the extent permitted by law, to purchase for the benefit of the Lenders the whole or any part of said Collateral so sold, free of any right of equity of redemption, which right each Grantor hereby releases. Such sales may be adjourned, or continued from time to time with or without notice. Agent shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use any Grantor’s premises without rent or other charge for such sales or other action with respect to the Collateral for such time as Agent deems necessary or advisable.

(c) Upon the occurrence and during the continuance of an Event of Default and at Agent’s request, Borrower and each other Grantor further agrees, to assemble the Collateral and make it available to Agent at places that Agent shall reasonably select, whether at its premises or elsewhere. During the continuance of an Event of Default, until Agent is able to effect a sale, lease, or other disposition of the Collateral, Agent shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that Agent deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. Agent shall have no obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of Agent. During the continuance of an Event of Default, Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Agent’s or the Lenders’ remedies with respect thereto without prior notice or hearing. To the maximum extent permitted by applicable law, Borrower and each other Grantor waives all claims, damages, and demands against Agent, each Lender, their Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person. Borrower and each other Grantor agrees that ten (10) days’ prior notice by Agent to such Grantor of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Borrower and each other Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Agent and each Lender are entitled.

(d) Agent’s and each Lender’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent and each Lender may have under any Loan Document or at law or in equity. Recourse to the Collateral shall not be required. All provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid or unenforceable, in whole or in part.

7.3 Waivers by Credit Parties.

Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, Borrower and each other Credit Party executing this Agreement waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents; (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, any Collateral or any bond or security that might be required by any court prior to allowing Agent or any Lender to exercise any of their remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Borrower and each other Credit Party executing this Agreement acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

7.4 Proceeds.

The Proceeds of any sale, disposition or other realization upon any Collateral during the continuance of an Event of Default shall be applied by Agent upon receipt to the Obligations in such order as Agent may deem advisable in its sole discretion and after the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Agent of any other amount required by any provision of law, including Sections 9-608(a)(1) and 9-615(a)(3) of the Code (but only after Agent has received what Agent considers reasonable proof of a subordinate party’s security interest), the surplus, if any, shall be paid to the applicable Grantor or its representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. In the event that any such Proceeds are insufficient to pay the Obligations in full, the Credit Parties shall remain liable, jointly and severally, for any deficiency.

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8. SUCCESSORS AND ASSIGNS

(a) Each Loan Document shall be binding on and shall inure to the benefit of Borrower and each other Credit Party executing such Loan Document, Agent, each Lender, and their respective successors and assigns, except as otherwise provided herein or therein. If more than one party signs this instrument as Borrower, then the term “Borrower” as used herein shall mean all of such parties, jointly and severally. Neither Borrower nor any other Credit Party may assign, transfer, hypothecate, delegate or otherwise convey its rights, benefits, obligations or duties under any Loan Document without the prior express written consent of Agent. Any such purported conveyance by Borrower or such Credit Party without the prior express written consent of Agent shall be void. There shall be no third party beneficiaries of any of the terms and provisions of any of the Loan Documents. Each Lender reserves the right at any time to create and sell participations in the Loan and the Loan Documents to any other Person (a “Participant”) and to sell, transfer or assign any or all of its rights in the Loan and under the Loan Documents to any other Person (an “Assignee”); provided, that (x) no such Assignment shall be made to any Person that is a direct competitor of any Credit Party (or an Affiliate of such direct competitor) and (y) the Agent shall notify (but not require the consent of) the Borrower prior to the effectiveness of any such Assignment. Any such sale, transfer or assignment shall be effected by a written assignment agreement substantially in the form of Exhibit J attached hereto (an “Assignment Agreement”) delivered by such Assignee Agent and such Assignee shall pay to Agent an assignment fee in the amount of $3,500, which shall be paid to the Agent on the effective date of each such Assignment Agreement. Agent shall, acting solely for this purpose as an agent of Borrower, maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender and the principal amount of the Term Loan owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. Any assignment of the Term Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register. Any assignment or transfer of all or part of the Term Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of such Note evidencing the Loan, accompanied by a duly executed Assignment Agreement or transfer; thereupon a new Note in the same aggregate principal amount shall be issued to the designated Assignee, and the old Note shall be returned to Borrower marked “canceled.” The Register shall be available for inspection by Borrower at any reasonable time and from time to time upon reasonable prior notice. The Borrower agrees that each Participant shall be entitled to the benefits of Section 1.7, subject to the requirements and limitations therein, including the requirements under Section 8(b) (it being understood that the documentation required under Section 8(b) shall be delivered to the participating Lender), to the same extent as if it were a Lender and had acquired its interest by assignment; provided that such Participant shall not be entitled to receive any greater payment under Section 1.7 with respect to any participation than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in applicable law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

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(b) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Agent, at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (i), (ii) and (iv) of this Section 8(b)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Borrower:

(i) any Lender that is a U.S. Person shall deliver to Borrower and Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii) any Lender that is not a U.S. Person (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(A)	in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)	executed copies of IRS Form W-8ECI;

(C)	in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRC, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the IRC, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the IRC (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or

(D)	to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

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(iii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Agent to determine the withholding or deduction required to be made; and

(iv) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent in writing of its legal inability to do so.

9. AGENT

9.1 Appointment and Duties.

(a) Appointment of Agent. Each Lender hereby appoints EICF AGENT LLC (together with any successor Agent pursuant to Section 9.9) as Agent hereunder and authorizes Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.

(b) Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 7.1(h) or (i) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Lender is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Lenders with respect to any Obligation in any proceeding described in Section 7.1(h) or (i) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Lender), (iii) act as collateral agent for each Lender for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Agent and the other Lenders with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Credit Party with, and cash and cash equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

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(c) Limited Duties. Under the Loan Documents, Agent (i) is acting solely on behalf of the Lenders, with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, the terms “agent”, “administrative agent” and “collateral agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

9.2 Binding Effect.

Each Lender agrees that (i) any action taken by Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

9.3 Use of Discretion.

(a) No Action without Instructions. Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(b) Right Not to Follow Certain Instructions. Notwithstanding clause (a) above, Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, Agent receives an indemnification satisfactory to it from the Lenders against all costs, expenses, claims, actions or liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against Agent or any Related Person thereof or (ii) that is, in the opinion of Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

9.4 Delegation of Rights and Duties.

Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Lender). Any such Person shall benefit from this Section 9 to the extent provided by Agent.

9.5 Reliance and Liability.

(a) Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 8(a), (ii) rely on the Register to the extent set forth in Section 8(a), (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted by electronic transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

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(b) None of Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document (x) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.1(b)) or (y) in the absence of its own gross negligence or willful misconduct, and each Lender, Borrower and each other Credit Party to this Agreement hereby waive and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, Agent:

(i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Agent, when acting on behalf of Agent);

(ii) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii) makes no warranty or representation, and shall not be responsible, to any Lender for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Person or any Credit Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Loan Documents; and

(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Credit Party or as to the existence or continuation or possible occurrence or continuation of any Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrower or any Lender describing such Default clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender and Borrower and each other Credit Party to this Agreement hereby waives and agrees not to assert any right, claim or cause of action it might have against Agent based thereon.

9.6 Agent Individually.

Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock of, engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as Agent and may receive separate fees and other payments therefor. To the extent Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Required Lenders.

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9.7 [Intentionally Omitted].

9.8 Expenses; Indemnities.

(a) Each Lender agrees to reimburse Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party) promptly upon demand for such Lender’s pro rata share with respect to the Loan of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(b) Each Lender further agrees to indemnify Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party), from and against such Lender’s aggregate pro rata share with respect to the Loan of the costs, expenses, claims and liabilities (including (i) any Indemnified Taxes attributable to such Lender, but only to the extent that the Borrower has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so, (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8(a) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender) that may be imposed on, incurred by or asserted against Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

9.9 Resignation of Agent.

(a) Agent may resign at any time by delivering notice of such resignation to the Lenders and Borrower, effective on the date set forth in such notice or, if not such date is set forth therein, upon the date such notice shall be effective. If Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Agent. If, within thirty (30) days after the retiring Agent having given notice of resignation, no successor Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent from among the Lenders. Each appointment under this clause (a) shall be subject to the prior consent of Borrower, which may not be unreasonably withheld but shall not be required during the continuance of a Default.

(b) Effective immediately upon its resignation, (i) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of Agent until a successor Agent shall have accepted a valid appointment hereunder, (iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Agent under the Loan Documents and (iv) subject to its rights under Section 9.3, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.

9.10 Release of Collateral.

Each Lender hereby consents to the release and hereby directs Agent to release (or, in the case of clause (ii) below, release or subordinate) any Lien held by Agent for the benefit of the Lenders against (i) any Collateral that is sold by a Credit Party in an Asset Sale permitted by the Loan Documents (including pursuant to a valid waiver or consent), (ii) any property subject to a Lien permitted hereunder to secure Purchase Money Obligations, and (iii) all of the Collateral and all Credit Parties, upon the Termination Date. Each Lender hereby directs Agent, and Agent hereby agrees, upon receipt of reasonable advance notice from Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the Liens when and as directed in this Section 9.10.

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10. MISCELLANEOUS

10.1 Complete Agreement; Modification of Agreement.

(a) This Agreement and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied). Borrower and each other Credit Party executing this Agreement or any other Loan Document shall have all duties and obligations under this Agreement and such other Loan Documents from the date of its execution and delivery, regardless of whether the Loan has been funded at that time.

(b) No amendment or waiver of any provision of any Loan Document and no consent to any departure by any Credit Party therefrom shall be effective unless the same shall be in writing and signed (1) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Lenders or extending an existing Lien over additional property, by Agent and Borrower and any other Credit Party which is a party to such agreement, (2) in the case of any other waiver or consent, by the Required Lenders (or by Agent with the consent of the Required Lenders) and (3) in the case of any other amendment, by the Required Lenders (or by Agent with the consent of the Required Lenders) and Borrower and any other Credit Party which is a party to such agreement; provided, however, that no amendment, consent or waiver described in clause (2) or (3) above shall, unless in writing and signed by each Lender directly affected thereby (or by Agent with the consent of such Lender), in addition to any other Person the signature of which is otherwise required pursuant to any Loan Document, do any of the following:

(i) waive any condition specified in Section 2.1, except any condition referring to any other provision of any Loan Document;

(ii) increase the Closing Date Term Loan Commitment or Delayed Draw Term Loan Commitment of such Lender or subject such Lender to any additional material obligation;

(iii) reduce (including through release, forgiveness, assignment or otherwise) (A) the principal amount of, the interest rate on, or any obligation of Borrower to repay (whether or not on a fixed date), any outstanding Loan owing to such Lender, or (B) any Fee or accrued interest payable to such Lender; provided, however, that this clause (iii) does not apply to any change to any provision increasing any interest rate or Fee during the continuance of a Default or to any payment of any such increase;

(iv) waive or postpone any scheduled maturity date or other scheduled date fixed for the payment, in whole or in part, of principal of or interest on any Term Loan or Fee owing to such Lender or for the reduction of such Lender’s Closing Date Term Loan Commitment or Delayed Draw Term Loan Commitment; provided, however, that this clause (iv) does not apply to any change to Mandatory Prepayments, including those required under Section 1.2, or to the application of any payment, including as set forth in Section 1.8;

(v) except as provided in Section 9.10, release all or substantially all of the Collateral or any Guarantor from its guarantee of any Obligation of Borrower;

(vi) reduce or increase the proportion of Lenders required for the Lenders (or any subset thereof) to take any action hereunder or change the definition of the term “Required Lenders”; or

(vii) amend Section 10.14 or this Section 10.1;

and provided, further, that (x)(A) any waiver of any payment applied pursuant to Section 1.8 to, and any modification of the application of any such payment to the Term Loan shall require the consent of the Required Lenders, and (B) any change to the definition of the term “Required Lenders” shall require the consent of the Required Lenders, (y) no amendment, waiver or consent shall affect the rights or duties under any Loan Document of, or any payment to, Agent (or otherwise modify any provision of Section 9 or the application thereof) unless in writing and signed by Agent in addition to any signature otherwise required and (z) the consent of Borrower shall not be required to change any order of priority set forth in Section 1.8.

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(c) Each waiver or consent under any Loan Document shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party shall entitle any Credit Party to any notice or demand in the same, similar or other circumstances. No failure on the part of any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

10.2 Expenses.

Borrower agrees to pay or reimburse Agent (but not any Assignee or Participants) for (x) all reasonable costs and expenses (including the documented fees and expenses of all counsel retained in connection therewith), incurred in connection with the preparation, negotiation, execution and delivery of the Loan Documents and (y) all costs and expenses (including the documented fees and expenses of all counsel retained in connection therewith), incurred in connection with (A) the performance and enforcement of the Loan Documents and the preservation of any rights thereunder; (B) collection, including deficiency collections; (C) any amendment, waiver or other modification with respect to any Loan Document or advice in connection with the administration of the Loan or the rights thereunder; and (D) any litigation, dispute, suit, proceeding or action (whether instituted by or between any combination of Agent, any Lender, Borrower or any other Person), and an appeal or review thereof, in any way relating to the Collateral, any Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise, provided however, that upon the occurrence and during the continuation of an Event of Default, Borrower agrees to pay or reimburse Agent (but not any Assignee or Participants) for all additional costs and expenses (including the reasonable fees and expenses of all counsel, advisors, consultants and auditors retained in connection therewith), incurred in connection with any effort (i) to monitor the Loan, (ii) to evaluate, observe or assess Borrower or any other Credit Party or the affairs of such Person, and (iii) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral.

10.3 No Waiver.

Neither Agent’s failure, at any time, to require strict performance by Borrower or any other Credit Party of any provision of any Loan Document, nor Agent’s or any Lender’s failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, shall operate as a waiver thereof or waive, affect or diminish any right of Agent or any Lender thereafter to demand strict compliance and performance therewith. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Any suspension or waiver of a Default or other provision under the Loan Documents shall not suspend, waive or affect any other Default or other provision under any Loan Document, and shall not be construed as a bar to any right or remedy that Agent or any Lender would otherwise have had on any future occasion. None of the undertakings, indemnities, agreements, warranties, covenants and representations of Borrower or any other Credit Party to Agent or any Lender contained in any Loan Document and no Default by Borrower or any other Credit Party under any Loan Document shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of Agent or the Lenders, as applicable, and directed to Borrower, specifying such suspension or waiver (and then such waiver shall be effective only to the extent therein expressly set forth), and neither Agent nor any Lender shall, by any act (other than execution of a formal written waiver), delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder.

10.4 Severability; Section Titles.

Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of any Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such Loan Document. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under the Loan Documents shall in any way affect or impair the Obligations, duties, covenants, representations and warranties, indemnities, and liabilities of Borrower or any other Credit Party or the rights of Agent or any Lender relating to any unpaid Obligation, (due or not due, liquidated, contingent or unliquidated), or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Maturity Date, all of which shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that all indemnity obligations of the Credit Parties under the Loan Documents shall survive the Termination Date. The Section titles contained in any Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between parties hereto.

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10.5 Authorized Signature.

Until Agent shall be notified in writing by Borrower or any other Credit Party to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by Agent or any of Agent’s officers, agents, or employees to be that of an officer of Borrower or such other Credit Party shall bind Borrower and such other Credit Party and be deemed to be the act of Borrower or such other Credit Party affixed pursuant to and in accordance with resolutions duly adopted by Borrower’s or such other Credit Party’s Board of Directors, and Agent shall be entitled to assume the authority of each signature and authority of the Person whose signature it is or appears to be unless the Person acting in reliance thereon shall have actual knowledge to the contrary.

10.6 Notices

. Except as otherwise provided herein, whenever any notice, demand, request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement or any other Loan Document, each communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 10.6), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Schedule C or to such other address (or facsimile number) as may be substituted by notice given as herein provided. Failure or delay in delivering copies of any such communication to any Person (other than Borrower, any other Credit Party, Agent or any Lender) designated in Schedule C to receive copies shall in no way adversely affect the effectiveness of such communication.

10.7 Counterparts.

Any Loan Document may be authenticated in any number of separate counterparts by any one or more of the parties thereto, and all of said counterparts taken together shall constitute one and the same instrument. Any Loan Document may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

10.8 Time of the Essence.

Time is of the essence for performance of the Obligations under the Loan Documents.

10.9 Governing Law.

THE LOAN DOCUMENTS AND THE OBLIGATIONS ARISING UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF New York APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATION LAWS OF NEW YORK.

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10.10 Submission to Jurisdiction; Waiver of Jury Trial.

(a) BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN New York County, new york, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND SUCH CREDIT PARTY AND ANY LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT THE LENDERS, BORROWER AND EACH CREDIT PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF New York county, new york; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH LENDER. BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH NEW YORK JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH NEW YORK COURT, AND BORROWER AND SUCH CREDIT PARTY HEREBY WAIVE ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH NEW YORK COURTS. BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER OR SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN SCHEDULE C OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER’S OR SUCH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.

(b) THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN ANY LENDER, BORROWER AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

10.11 Press Releases.

Neither any Credit Party nor any of its Affiliates will in the future issue any press release or other public disclosure using the name of Energy Impact Credit Fund I LP or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to Agent and without the prior written consent of Agent unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with Agent before issuing such press release or other public disclosure. Notwithstanding anything to the contrary in this Section 10.11, any Credit Party may make such public disclosures with respect to the transactions contemplated by the Loan Documents in connection with all regular and periodic reports (including without limitation any Form 8-Ks) and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority. The Borrower hereby authorizes Agent to make mention of Agent’s participation in this transaction in its marketing, sales materials, printed media, tombstones or web-based material.

10.12 Reinstatement.

This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by Agent or the Lenders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any other Credit Party, or otherwise, all as though such payments had not been made.

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10.13 USA PATRIOT Act Notice and Customer Verification.

Each Lender that is subject to the USA PATRIOT Act and the Agent (for itself and not on behalf of such Lender) hereby notify Borrower that pursuant to the “know your customer” regulations and the requirements of the USA PATRIOT Act, they are required to obtain, verify and record information that identifies each Credit Party, which information includes the name, address and tax identification number (and other identifying information in the event this information is insufficient to complete verification) that will allow such Lender or Agent, as applicable, to verify the identity of each Credit Party. This information must be delivered to such Lender and Agent no later than five days prior to the Closing Date and thereafter promptly upon request. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lenders and the Agent.

10.14 Sharing of Payments, Etc.

If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Credit Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the Code) of Collateral) other than pursuant to Section 1.14 and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (b) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

10.15 Reserved.

10.16 Confidentiality Agreements.

With respect to any confidentiality agreements between the Parties, notwithstanding any requirements or obligations of Agent to destroy or return documentation or proprietary information related to the Credit Parties, Agent will retain copies of any such documentation or information necessary to comply with the Investment Company Act of 1940 or other applicable laws.

10.17 Effect of Benchmark Transition Event.

(A) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Agent and the Borrower may amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 10.17 will occur prior to the applicable Benchmark Transition Start Date.

(B) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(C) Notices; Standards for Decisions and Determinations. Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or Lenders pursuant to this Section 10.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 10.17.

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(D) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Loans under this Agreement will be deemed to have converted into Base Rate Loans during the Benchmark Unavailability Period.

(E) Certain Defined Terms. As used in this Section 10.17:

(1) “Base Rate” means a variable rate of interest per annum equal to the highest of (a) two percent (2%), (b) the “Prime Rate” as published by the Wall Street Journal as of such date of determination (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as Agent may reasonably select), and (c) the sum of (i) the Federal Funds Rate plus (ii) one-half of one percent (0.50%).

(2) “Base Rate Loans” means Loans bearing interest at rates determined by reference to the Base Rate.

(3) “Benchmark Replacement” means the sum of: (x) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Agent and the Borrower giving due consideration to (1) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (2) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities and (y) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than 1.00% per annum, the Benchmark Replacement will be deemed to be 1.00% per annum for the purposes of this Agreement.

(4) “Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable interest period, (x) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated syndicated credit facilities at such time.

(5) “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the provisions of the Loan Documents regarding any applicable base rate, interest period, timing and frequency of determining rates and making payments of interest and other administrative matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement).

(6) “Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (x) the date of the public statement or publication of information referenced therein and (y) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or

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(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.

(7) “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:

(1) a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.

(8) “Benchmark Transition Start Date” means (x) in the case of a Benchmark Transition Event, the earlier of (1) the applicable Benchmark Replacement Date and (2) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (y) in the case of an Early Opt-in Election, the date specified by Agent or the Required Lenders, as applicable, by notice to the Borrower, Agent (in the case of such notice by the Required Lenders) and the Lenders.

(9) “Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with the Section 10.17 and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to the Section 10.17.

(10) “Early Opt-in Election” means the occurrence of:

(1) (x) a determination by Agent or (y) a notification by the Required Lenders to Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section 10.17, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(2) (x) the election by Agent or (y) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to Agent.

49

(11) “Federal Funds Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the immediately following Business Day by the Board of Governors of the Federal Reserve System as the Federal Funds Rate or Federal Reserve Statistical Release H.15(519) entitled Selected Interest Rates or any successor publication of the Federal Reserve System reporting the Federal Funds Rate or its equivalent or, if such rate is not published for any Business Day, the average of the quotations for the day of the requested Loan received by Agent from three federal funds brokers of recognized standing selected by Agent.

(12) “Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

(13) “LIBOR Loans” means at any time that portion of the Loans bearing interest at rates determined by reference to LIBOR.

(14) “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

(15) “SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

(16) “Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

(17) “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

10.18 Reserved.

11. GUARANTEE

11.1 The Guarantee.

The Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to Agent and the Lenders and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest on (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code whether or not any such interest, fees, costs or charges are allowed in any proceeding thereunder) the Loan made by the Lenders to, and the Notes held by each Lender of, Borrower, and all other Obligations from time to time owing to Agent and the Lenders by any Credit Party under any Loan Document (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

50

11.2 Obligations Unconditional.

The obligations of the Guarantors under Section 11.1 shall constitute a guarantee of payment and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(a) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d) any Lien or security interest granted to, or in favor of any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(e) the release of any other Guarantor pursuant to Section 11.9.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Agent or any Lender exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by Agent or any Lender upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and Agent or any Lender shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Agent or any Lender, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by Agent or any Lender or any other person at any time of any right or remedy against Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of Agent and the Lenders, and their respective successors and assigns.

11.3 Reinstatement.

The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower or other Credit Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

11.4 Subrogation; Subordination.

Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.1, whether by subrogation or otherwise, against Borrower or any Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

51

11.5 Remedies.

The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 7.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 7.2) for purposes of Section 11.1, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.1.

11.6 Instrument for the Payment of Money.

Each Guarantor hereby acknowledges that the guarantee in this Article XI constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

11.7 Continuing Guarantee.

The guarantee in this Article XI is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

11.8 General Limitation on Guarantee Obligations.

In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.1, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Credit Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

11.9 Release of Guarantors.

If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Equity Interests of any Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a person or persons, none of which is Borrower or a Subsidiary, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be automatically released from its obligations under this Agreement (including under Section 10.2 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Loan Document and the pledge of such Equity Interests to Agent pursuant to the Loan Documents shall be automatically released, and, so long as Borrower shall have provided Agent such certifications or documents as Agent shall reasonably request, Agent shall take such actions as are necessary to effect each release described in this Section 11.9 in accordance with the relevant provisions of the Loan Documents, so long as Borrower shall have provided Agent such certifications or documents as Agent shall reasonably request in order to demonstrate compliance with this Agreement.

11.10 Right of Contribution.

Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.4. The provisions of this Section 11.10 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

[Remainder of Page Intentionally Left Blank, Next Page is Signature Page]

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IN WITNESS WHEREOF, this Term Loan, Guarantee and Security Agreement has been duly executed as of the date first written above.

EVmo, Inc., as Borrower and Grantor

By:	/s/ Stephen M. Sanchez
Name:	Stephen M. Sanchez
Title:	Chief Executive Officer

By:	/s/ Ryan Saathoff
Name:	Ryan Saathoff
Title:	Chief Financial Officer

Distinct Cars LLC, as a Guarantor and Grantor

By:	EVmo, Inc., its sole member

By:	/s/ Stephen M. Sanchez
Name:	Stephen M. Sanchez
Title:	Chief Executive Officer

By:	/s/ Ryan Saathoff
Name:	Ryan Saathoff
Title:	Chief Financial Officer

Rideshare Car Rentals, LLC, as a Guarantor and Grantor

By:	EVmo, Inc., its sole member

By:	/s/ Stephen M. Sanchez
Name:	Stephen M. Sanchez
Title:	Chief Executive Officer

By:	/s/ Ryan Saathoff
Name:	Ryan Saathoff
Title:	Chief Financial Officer

EV Vehicles, LLC, as a Guarantor and Grantor

By:	EVmo, Inc., its sole member

By:	/s/ Stephen M. Sanchez
Name:	Stephen M. Sanchez
Title:	Chief Executive Officer

By:	/s/ Ryan Saathoff
Name:	Ryan Saathoff
Title:	Chief Financial Officer

SIGNATURE PAGE TERM LOAN, GUARANTEE AND SECURITY AGREEMENT

EICF AGENT LLC, as Agent for the Lenders

By:	/s/ Harry Giovani
Name:	Harry Giovani
Title:	Authorized Signatory

SIGNATURE PAGE TERM LOAN, GUARANTEE AND SECURITY AGREEMENT

ENERGY IMPACT CREDIT FUND I LP, as a Lender

By:	Energy Impact Credit Fund I GP LLC, its general partner

By:	/s/ Harry Giovani
Name:	Harry Giovani
Title:	Managing Partner

SIGNATURE PAGE TERM LOAN, GUARANTEE AND SECURITY AGREEMENT

Schedule A

Definitions

Capitalized terms used in this Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in this Agreement or in the other Loan Documents) the following respective meanings:

“Act” means the Small Business Investment Act of 1958, as amended and in effect from time to time, and the regulations promulgated thereunder.

“Activation Notice has the meaning set forth in Section 3.26(d).

“Affected Lender” has the meaning given to such term in Section 1.14(a).

“Affiliate” means, with respect to any Person: (i) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power for the election of directors of such Person or (ii) each other Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means the Person identified as such in the preamble of this Agreement.

“Agreement” means this Agreement including all appendices, exhibits or schedules attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, each as in effect at the time such reference becomes operative; provided, that except as specifically set forth in this Agreement, any reference to the Disclosure Schedules to this Agreement shall be deemed a reference to the Disclosure Schedules as in effect on the Closing Date or in a written amendment thereto delivered by Borrower to Agent.

“Anti-Money Laundering Laws” has the meaning given to such term in Section 3.22.

“Anti-Money Laundering Measures” has the meaning given to such term in Section 3.22.

“Anti-Terrorism Laws” has the meaning given to such term in Section 3.22.

“Applicable Margin” shall be equal to 10.0% per annum.

“Asset Sale” shall mean (a) any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger, amalgamation or consolidation and including any sale and leaseback transaction) of any property excluding sales of inventory, sales of motor vehicles previously leased by the Borrower, and dispositions of cash and cash equivalents, in each case, in the ordinary course of business, by any Credit Party and (b) any issuance or sale of any Equity Interests of any Credit Party, in each case, to any Person other than (i) Borrower, (ii) any Subsidiary Guarantor or (iii) other than for purposes of Section 5.4, any other Subsidiary.

“Assignee” has the meaning given to such term in Section 8(a).

“Assignment Agreement” has the meaning given to such term in Section 8(a).

“Attributable Indebtedness” shall mean, when used with respect to any sale and leaseback transaction, as at the time of determination, the present value (discounted at a rate equivalent to the applicable Borrower’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such sale and leaseback transaction.

SCHEDULE A - 1

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation or unlimited liability corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the board of directors or the board of managers, as applicable, of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“BofA Accounts” means the deposit accounts maintained with Bank of America, N.A., having the account numbers 325094047686, 325146623741, 325069593408 and 325110352954.

“Books and Records” means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or each Grantor’s business.

“Borrower” means the Persons identified as such in the preamble of this Agreement.

“BSA” has the meaning given to such term in Section 3.22.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Cap Tables” has the meaning ascribed to such term in Section 2.1(r).

“Capital Assets” means, with respect to any Person, all equipment, fixed assets and Real Property or improvements of such Person, or replacements or substitutions therefor or additions thereto, that, in accordance with GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such Person.

“Capital Expenditures” means, with respect to any Person, all expenditures made directly or indirectly by the Credit Parties during such period for Capital Assets (whether paid in cash or other consideration, financed by the incurrence of Indebtedness or accrued as a liability).

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise would be disclosed as such in a note to such balance sheet, other than, in the case of Borrower, any such lease under which Borrower is the lessor.

“Capital Lease Obligation” means, of any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as Capital Leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed 365 days.

SCHEDULE A - 2

“Cash Management System” has the meaning ascribed to such term in Section 3.26(a).

“Casualty Event” shall mean any involuntary loss of title or ownership, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of a Credit Party. “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any Person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any Person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

“Change of Control” means any event, transaction or occurrence as a result of which:

(a) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (i) shall have acquired beneficial ownership of 50% or more on a fully diluted basis of the voting and/or economic interest in the Equity Interests of Borrower or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Borrower;

(b) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Borrower cease to be occupied by Persons who either (i) were members of the board of directors of Borrower on the Closing Date, or (ii) were nominated for election by the board of directors of Borrower, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors; or

(c) Terren Peizer fails to own, directly or indirectly, at least 20% (on a fully diluted basis) of the voting and economic interests of the Equity Interests of Borrower.

“Charges” means all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, customs or other duties, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of any Credit Party, (iv) the ownership or use of any assets by any Credit Party, or (v) any other aspect of any Credit Party’s business.

“Chief Executive Office” means the chief executive office of any Credit Party as set forth on Disclosure Schedule 3.2 hereto.

“Closing Certificate” means that certain closing certificate of Borrower delivered to Agent as of the Closing Date in substantially the form of Exhibit F.

“Closing Date” means the Business Day on which the conditions precedent set forth in Section 2 have been satisfied or specifically waived in writing by Agent and the Term Loan has been made.

“Closing Date Term Loan Commitment” means the commitment of each Lender under this Agreement to make or otherwise fund its portion of the Closing Date Term Loan as set forth on Schedule B attached hereto. The aggregate amount of the Closing Date Term Loan Commitments as of the Closing Date is $7,500,000.

“Closing Date Warrants” has the meaning assigned to it in Section 2.1(t).

“Closing Fee” has the meaning assigned to it in Section 1.6.

“Code” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern.

SCHEDULE A - 3

“Collateral” has the meaning assigned to it in Section 6.1.

“Collateral Documents” means, collectively, the Pledge Agreements, the Mortgages, each Control Agreement, and all other U.S. and foreign law security agreements, pledge agreements, patent and trademark security agreements, lease assignments, guarantees and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, by or between any one or more of any Credit Party, any of their respective Subsidiaries or any other Person pledging or granting a Lien on Collateral or guaranteeing the payment and performance of the Obligations, and any Lender or Agent for the benefit of Agent, the Lenders and other Secured Parties now or hereafter delivered to the Lenders or Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against any such Person as debtor in favor of any Lender or Agent for the benefit of Agent, the Lenders and the other Secured Parties, as secured party, as any of the foregoing may be amended, restated and/or modified from time to time.

“Compliance Certificate” means a compliance certificate in the form attached as Exhibit E hereto executed by a Responsible Officer of the Borrower relating to the financial performance of the Credit Parties.

“Consolidated Amortization Expense” shall mean, for any period, the amortization expense of the Credit Parties for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Depreciation Expense” shall mean, for any period, the depreciation expense of the Credit Parties for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, adjusted by (x) adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income and without duplication (and with respect to the portion of Consolidated Net Income attributable to any Subsidiary of any Credit Party only if a corresponding amount would be permitted at the date of determination to be distributed to such Credit Party by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its Organizational Documents and all agreements, instruments and Requirement of Law applicable to such Subsidiary or its equity holders):

(a) Consolidated Interest Expense for such period,

(b) Consolidated Amortization Expense for such period,

(c) Consolidated Depreciation Expense for such period,

(d) Consolidated Tax Expense for such period,

(e) one-time, non-recurring, customary and documented costs and expenses incurred in connection with the negotiation, execution and delivery of the Loan Documents in an aggregate amount not to exceed $700,000,

(f) one-time, non-recurring, customary and documented costs and expenses incurred in connection with an Equity Issuance in an aggregate amount not to exceed $1,000,000,

(g) the aggregate amount of all other non-cash charges, expenses or losses reducing Consolidated Net Income (including for certainty all unrealized foreign exchange losses but excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in any future period and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts or inventory) for such period, and

SCHEDULE A - 4

(y) subtracting therefrom the aggregate amount of all non-cash items increasing Consolidated Net Income (including for certainty all unrealized foreign exchange gains but excluding the accrual of revenue or recording of receivables in the ordinary course of business) for such period.

Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to any Asset Sales (other than any dispositions in the ordinary course of business) consummated at any time on or after the first day of the measuring period and prior to the date of determination as if each such Asset Sale had been consummated on the day prior to the first day of such period.

“Consolidated Indebtedness” shall mean, as at any date of determination, the aggregate amount of all Indebtedness of the Credit Parties determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” shall mean, for any period, the total consolidated interest expense of the Credit Parties for such period determined on a consolidated basis in accordance with GAAP plus, without duplication:

(a)	imputed interest on Capital Lease Obligations and Attributable Indebtedness of the Credit Parties for such period;

(b)	commissions, discounts and other fees and charges owed by any Credit Party with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings for such period;

(c)	amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by any Credit Party for such period;

(d)	cash contributions to any employee stock ownership plan or similar trust made by any Credit Party to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than interest paid to Borrower or a wholly-owned Subsidiary of Borrower) in connection with Indebtedness incurred by such plan or trust for such period;

(e)	all interest paid or payable with respect to discontinued operations of any Credit Party for such period;

(f)	the interest portion of any deferred payment obligations of any Credit Party for such period;

(g)	all interest on any Indebtedness of the Credit Parties of the type described in clause (f) or (k) of the definition of “Indebtedness” for such period.

Consolidated Interest Expense shall be calculated on a Pro Forma Basis to give effect to any Indebtedness (other than Indebtedness incurred for ordinary course working capital needs under ordinary course revolving credit facilities) incurred, assumed or permanently repaid or extinguished at any time on or after the first day of the measuring period and prior to the date of determination in connection with any Asset Sales (other than any dispositions in the ordinary course of business) as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period.

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of the Credit Parties determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(a)	the net income (or loss) of any Person (other than a Subsidiary of any Credit Party) in which any Person other than a Credit Party or its Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by such Credit Party or (subject to clause (b) below) any of its Subsidiaries during such period;

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(b)	the net income of any Subsidiary of any Credit Party during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its Organizational Documents or any agreement, instrument or Requirement of Law applicable to that Subsidiary during such period;

(c)	any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by any Credit Party upon any Asset Sale (other than any dispositions in the ordinary course of business) by any Credit Party;

(d)	gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period;

(e)	earnings resulting from any reappraisal, revaluation or write-up of assets;

(f)	unrealized gains and losses with respect to Hedging Obligations for such period; and

(g)	any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), recorded or recognized by any Credit Party during such period.

“Consolidated Tax Expense” shall mean, for any period, the tax expense of the Credit Parties, for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital” shall mean, for any period, the working capital (current assets minus current liabilities) of the Credit Parties, for such period, determined on a consolidated basis in accordance with GAAP.

“Contingent Obligation” shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreement” means a deposit account control agreement and/or lock box agreement among any financial institution at which a Controlled Account is maintained, the Agent and the applicable Credit Party, which shall provide, among other things, that such financial institution executing such agreement has no rights of setoff or recoupment or any other claim against such Controlled Account other than for payment of its service fees and other charges directly related to the administration of such account, and shall give the Agent “control” of such Controlled Account as such term is defined in Section 9-104 of the Code.

“Controlled Accounts” has the meaning given to such term in Section 3.26(a).

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“Copyrights” shall mean all of the following now owned or hereafter adopted or acquired by any Person: (i) all copyrights in any original work of authorship fixed in any tangible medium of expression, now known or later developed, all registrations and applications for registration of any such copyrights in the United States or any other country, including registrations, recordings and applications, and supplemental registrations, recordings, and applications in the United States Copyright Office; and (ii) all Proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals and extensions thereof.

“Credit Parties” means the Borrower and the Guarantors.

“Debt Issuance” shall mean the incurrence by any Credit Party of any Indebtedness after the Closing Date (other than as permitted by Section 5.1).

“Default” means any Event of Default or any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning assigned to it in Section 1.5(c).

“Delayed Draw Term Loan” has the meaning assigned to it in Section 1.1(b).

“Delayed Draw Term Loan Borrowing Request” means each Delayed Draw Term Loan Borrowing Request delivered to Agent in substantially the form of Exhibit K pursuant to Section 1.1(b).

“Delayed Draw Term Loan Commitment” means the maximum amount, if any, that each Lender under this Agreement may make or otherwise fund as Delayed Draw Term Loans, which maximum amount is set forth opposite such Lender’s name on Schedule B or as otherwise documented by such Lender under the Loan Documents, as adjusted from time to time in accordance with this Agreement. The aggregate amount of the Delayed Draw Term Loan Commitments as of the Closing Date is $7,500,000.

“Delayed Draw Term Loan Commitment Expiration Date” means the earliest of (a) the date on which the Delayed Draw Term Loan Commitments are terminated and have been reduced to zero (0), (b) the date on which the entire amount of the Delayed Draw Term Loan Commitments has been borrowed, or (c) the date that is twelve (12) months after the Closing Date.

“Delayed Draw Term Loan Funded Amount” means, with respect to any Delayed Draw Term Loan Lender at any time, the aggregate principal amount of the Delayed Draw Term Loan funded by such Delayed Draw Term Loan Lender.

“Delayed Draw Term Loan Lender” means each of those certain financial institutions set forth on Schedule B attached hereto that has a Delayed Draw Term Loan Commitment as set forth on Schedule B hereto and such other financial institutions that may from time to time make a Delayed Draw Term Loan under the Loan Documents, and if at any time any Delayed Draw Term Loan Lender shall decide to assign or syndicate all or any of its Delayed Draw Term Loan Commitment subject to Section 8(a) of this Agreement, such term shall include such assignee or such other members of the syndicate.

“Delayed Draw Warrants” has the meaning assigned to it in Section 2.1(t).

“Designated Person” has the meaning assigned to it in Section 3.22(a).

“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to the first anniversary of the Maturity Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations; provided, however, that any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring shall not constitute Disqualified Capital Stock.

SCHEDULE A - 7

“Distributions” shall mean, collectively, with respect to each Credit Party, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity), or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Credit Party in respect of or in exchange for any or all of the Pledged Securities.

“Dollars” or “$” means lawful currency of the United States of America.

“Embargoed Person” means any party that (i) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the OFAC or resides, is organized or chartered in a country or territory subject to OFAC sanctions or embargo programs or (ii) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Requirement of Law.

“Environmental Laws” means all Federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

“Environmental Liabilities” means all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages of whatever nature, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand of whatever nature by any Person and which relate to any health or safety condition regulated under any Environmental Law, environmental permits or in connection with any Release, threatened Release, or the presence of a Hazardous Material.

“Equity Interest” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

“Equity Issuance” shall mean, without duplication, (i) any issuance or sale by Borrower after the Closing Date of any Equity Interests in Borrower (including any Equity Interests issued upon exercise of any warrant or option) or any warrants or options to purchase Equity Interests or (ii) any contribution to the capital of Borrower; provided, however, that an Equity Issuance shall not include (x) any Preferred Stock Issuance or Debt Issuance, (y) any such sale or issuance by Borrower of not more than an aggregate amount of five percent (5.0%) of its Equity Interests (including its Equity Interests issued upon exercise of any option, warrant, convertible security or option or warrants or options to purchase its Equity Interests but excluding Disqualified Capital Stock), in each case, to directors, officers or employees of any Credit Party and (z) any Excluded Issuance.

“Equity Issuance Warrants” has the meaning assigned to it in Section 2.1(t).

“ERISA” means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

SCHEDULE A - 8

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414(b), (c), (m) or (o) of the IRC, or, solely for the purposes of Section 302 of ERISA and Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(b) of the IRC or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party or any ERISA Affiliate of any liability with respect to any withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning assigned to it in Section 7.1.

“Evergreen Convertible Note” means that certain 12.5% OID Convertible Promissory Note, dated as of April 12, 2021 and due January 12, 2022, made by Borrower in favor of Evergreen Capital Management LLC.

“Excess Cash Flow” means, with respect to any period,

(a) the sum of (without duplication),

(i) Consolidated Net Income during such period, plus

(ii) Consolidated Interest Expense for such period, plus

(iii) Consolidated Amortization Expense for such period, plus

(iv) Consolidated Depreciation Expense for such period, plus

(v) Consolidated Tax Expense for such period to the extent not paid for in cash, plus

(vi) the aggregate amount of all other non-cash charges, expenses or losses reducing Consolidated Net Income (including for certainty all unrealized foreign exchange losses but excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in any future period and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts or inventory) for such period, plus

(vii) decreases in Consolidated Working Capital during such period (exclusive of current liabilities related to the Term Loans during such period solely to the extent captured in clause (b)(ii) of this definition), less

(b) the sum of (without duplication),

(i) Capital Expenditures (excluding any Capital Expenditures financed by the incurrence of Indebtedness permitted under this Agreement and excluding any Capital Expenditures in any Fiscal Year to the extent in excess of the amount permitted to be made in such Fiscal Year pursuant to the Loan Documents), plus

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(ii) interest expense paid or accrued (excluding any original issue discount, interest paid in kind or amortized debt discount, to the extent included in determining interest expense) and scheduled principal payments paid or payable in respect of funded debt, plus

(iii) increases in Consolidated Working Capital (exclusive of current liabilities related to the Term Loans during such period solely to the extent captured in clause (b)(ii) of this definition) during such period, plus or minus (as the case may be)

(c) without duplication of any adjustment under clause (a) or (b) above, any extraordinary gains (or extraordinary loss) for such period which are cash items not included in the calculation of Consolidated Net Income.

“Exchange Agreement” means that certain Exchange Agreement, dated on or about July 8, 2021, by and among the Borrower and each other party thereto, in form and substance satisfactory to Agent.

“Excluded Assets” means the assets listed on Schedule G as updated from time to time pursuant to Section 4.1(a).

“Excluded Issuance” shall mean an issuance and sale of Qualified Capital Stock of Borrower, to the extent such Qualified Capital Stock is used, or the Net Cash Proceeds thereof shall be, within forty-five (45) days of the consummation of such issuance and sale, used, without duplication, to finance Capital Expenditures.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 1.7, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 8(b); and (d) any withholding Taxes imposed under FATCA.

“Executive Orders” has the meaning given to such term in Section 3.22.

“Existing Indebtedness” means Indebtedness existing as of the Closing Date set forth in Disclosure Schedule (3.18)

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the IRC and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the IRC.

“Fee Letter” has the meaning assigned to it in Section 1.6.

“Fees” means any and all fees due to Agent as set forth in Section 1.6.

“Financial Statements” means, with respect to any Person, the income statement, balance sheet and statement of cash flows of such Person, prepared for the time period specified and prepared in accordance with GAAP setting forth in each case in comparative form the figures for such time period the previous year, certified by a Financial Officer as being fairly stated in all material respects.

“Fiscal Month” means any of the monthly accounting periods of Borrower.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrower.

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“Fiscal Year” means the twelve (12) month period of Borrower ending December 31 of each year. Subsequent changes of the fiscal year of Borrower shall not change the term “Fiscal Year” unless Agent shall consent in writing to such change.

“Foreign Lender” shall have the meaning ascribed to such term in Section 8(b)(ii).

“Foreign Subsidiary” means a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia or Canada or any province or territory thereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grantor” means Borrower and each Subsidiary Guarantor.

“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such guaranteeing Person (whether or not contingent): (i) to purchase or repurchase any such primary obligation; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

“Guaranteed Obligations” shall have the meaning ascribed to such term in Section 11.1.

“Guarantees” shall mean the guarantees issued pursuant to Article XI by the Subsidiary Guarantors.

“Guarantors” means the Subsidiary Guarantors.

“Hazardous Material” means any substance, material or waste that is regulated by or forms the basis of liability now or hereafter under, any Environmental Law, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Law, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCBs), or any radioactive substance.

“Hedging Agreement” shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.

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“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person upon which interest charges are customarily paid or accrued; (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person; (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days); (f) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property; (g) all Capital Lease Obligations, Purchase Money Obligations and synthetic lease obligations of such Person; (h) all Hedging Obligations to the extent required to be reflected on a balance sheet of such Person; (i) all Attributable Indebtedness of such Person; (j) all obligations of such Person for the reimbursement of any obligor in respect of letters of credit, letters of guarantee, bankers’ acceptances and similar credit transactions; (k) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off-balance sheet financing product; (l) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is 180 days after the Stated Maturity Date valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends; and (m) all Contingent Obligations of such Person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (l) above. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Liabilities” and “Indemnified Person” have the respective meanings assigned to them in Section 1.10.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Insurance Requirements” means, collectively, all provisions of the insurance policies, all requirements of the issuer of any of the insurance policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon each Credit Party which is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

“IRC” and “IRS” mean respectively, the Internal Revenue Code of 1986 and the Internal Revenue Service, and any successors thereto.

“Joinder Agreement” means each Joinder Agreement of a new Subsidiary delivered to the Agent after the Closing Date in substantially the form of Exhibit H pursuant to Sections 1.12 and 3.28(b).

“Lender” means each of those certain financial institutions set forth on Schedule B attached hereto, and if at any time any Lender shall decide to assign or syndicate all or any of the Obligations, such term shall include such assignee or such other members of the syndicate.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“LIBOR” means, for each Fiscal Month, the greater of (a) one percent (1.0%) per annum and (b) the offered rate per annum for deposits of Dollars for an interest period of 3 months that appears on Reuters Screen LIBOR 01 Page as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day of each Fiscal Month or prior to the Closing Date, or if no such offered rate exists, such rate will be the rate of interest per annum, as determined by Agent at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day of each Fiscal Month by major financial institutions reasonably satisfactory to Agent in the interbank market for such Fiscal Month for the applicable principal amount on such date of determination. LIBOR is subject to adjustment in accordance with Section 10.17 of this Agreement.

SCHEDULE A - 12

“Licenses” shall mean, with respect to each Grantor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Grantor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.

“Lien” means any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Liquidity” means, as of any date of determination, the sum of Credit Parties’ unrestricted cash and Cash Equivalents on such date that is (x) not subject to any Lien other than a Lien in favor of Agent, (y) held in Deposit Accounts over which Agent has a first priority perfected Lien by virtue of “control” (as defined in the UCC) of such accounts for its benefit and (z) for the period from the Closing Date to the date that is 15 Business Days after the Closing Date, held in the BofA Accounts. For the avoidance of doubt, any cash held in the escrow account described in Section 3.41 shall be excluded from Liquidity.

“Liquidity Certificate” means a liquidity certificate in the form attached as Exhibit L hereto executed by the Chief Financial Officer of the Borrower relating to the Liquidity of the Credit Parties.

“Lists” has the meaning given to such term in Section 3.22.

“Litigation” means any claim, lawsuit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority.

“Loan” has the meaning given to such term in Section 1.1.

“Loan Documents” means this Agreement, the Note, the Guarantee, each Mortgage, the Pledge Agreement, the Control Agreements, each Power of Attorney, any waiver or consent of a landlord or mortgagee executed in favor of Agent for the benefit of the Lenders, and all other agreements, instruments, documents and certificates identified in Schedule D executed and delivered to, and in favor of, Agent and including all other agreements, pledges, consents, assignments, contracts and notices whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to, and in favor of, Agent in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Mandatory Prepayments” has the meaning given to such term in Section 1.2(b).

“Margin Stock” has the meaning given to such term in Section 3.8.

“Material Adverse Effect” means: a material adverse effect on (a) the business, assets, operations, or financial or other condition of the Credit Parties taken as a whole, (b) the validity and enforceability of any Loan Document, (c) Borrower’s or any other Credit Party’s ability to pay or perform the Obligations under the Loan Documents to which such Credit Party is a party in accordance with the terms thereof, (d) the Collateral or Agent’s Liens on the Collateral or the priority of any such Lien, or (e) Agent’s or any Lender’s rights and remedies under this Agreement and the other Loan Documents.

“Maturity Date” means, with respect to the Term Loan, the earliest to occur of (i) the date of the termination of the acceleration of the maturity of any Obligations pursuant to Section 7.2 and (ii) the Stated Maturity Date.

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“Maximum Lawful Rate” has the meaning given to such term in Section 1.5(e).

“Mortgage” means any mortgage or deed of trust from the relevant Credit Party in favor of Agent for the benefit of the Lenders relating to such Credit Party’s real property owned or leased as of the Closing Date and any other mortgage or deed of trust delivered to the Agent pursuant to Section 3.28.

“Mortgaged Property” shall have the meaning assigned to such term in the Mortgages.

“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which any Grantor or any ERISA Affiliate is then making or accruing an obligation to make contributions; (b) to which any Grantor or any ERISA Affiliate has within the preceding five plan years made contributions; or (c) with respect to which any Grantor could incur liability.

“Net Cash Proceeds” shall mean:

(a)	with respect to any Asset Sale (other than any issuance or sale of Equity Interests), the cash proceeds received by any Credit Party (including cash proceeds subsequently received (as and when received by any Credit Party) in respect of non-cash consideration initially received) net of (i) selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and Credit Party’s good faith estimate of income taxes actually paid or payable in connection with such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by any Credit Party associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) Credit Party’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within ninety (90) days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within ninety (90) days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties);

(b)	with respect to any Debt Issuance or any Preferred Stock Issuance by any Credit Party, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith;

(c)	with respect to any Equity Issuance or any other issuance or sale of Equity Interests by any Credit Party, the cash proceeds thereof, net of the sum of (i) customary fees, commissions, costs and other expenses incurred in connection therewith, and (ii) any payments made by any Credit Party on account of the redemption of the Series B Preferred Stock; and

(d)	with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event.

“Net Leverage Ratio” shall mean, as at any date of determination, the ratio of (a) Consolidated Indebtedness on such date, minus Liquidity to (b) Consolidated EBITDA for the trailing four (4) Fiscal Quarter period most recently ended.

“Non-Funding Lender” has the meaning given to such term in Section 1.13.

“Note” means any Term Note.

SCHEDULE A - 14

“Obligations” means all loans, advances, debts, expense reimbursement, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower and any other Credit Party to the Lenders arising under any of the Loan Documents, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, and all covenants and duties regarding such amounts. This term includes all principal, interest, Fees, Charges, expenses, attorneys’ fees and any other sum chargeable to Borrower under any of the Loan Documents (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loan, and Fees, Charges, costs, expenses and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest or a claim for such Fees, Charges, costs and expense is allowed in such proceeding), and all principal and interest due in respect of the Loan and all obligations and liabilities of any Guarantor under any Guarantee.

“OFAC” has the meaning given to such term in Section 3.22.

“OFAC Laws and Regulations” has the meaning given to such term in Section 3.22.

“Officers’ Certificate” means a certificate executed by the chairman of the Board of Directors (if an officer), the Chief Executive Officer or the president and one of the Responsible Officers, each in his or her official (and not individual) capacity.

“Organization Charts” has the meaning ascribed to such term in Section 2.1(s).

“Organizational Documents” shall mean, with respect to any Person, (i) in the case of any corporation or unlimited liability corporation, the certificate or articles of incorporation, as applicable, and by-laws and certificate of designations (or similar documents) of such Person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such Person and (v) in any other case, the functional equivalent of the foregoing.

“Other Lists” has the meaning given to such term in Section 3.22.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Ownership Interests” means, as applied to any Person, corporate stock and any and all securities, shares, partnership interests (whether general, limited, special or other), limited liability company interests, membership interests, equity interests, participations, rights or other equivalents (however designated and of any character) of corporate stock of such Person or any of the foregoing issued by such Person (whether a corporation, a partnership, a limited liability company or another entity) and shall include securities convertible into Ownership Interests and rights, warrants or options to acquire Ownership Interests.

“Participant” has the meaning given to such term in Section 8(a).

“Participant Register” has the meaning given to such term in Section 8(a).

SCHEDULE A - 15

“Patents” means all of the following in which any Person now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

“Payment Date” has the meaning given to such term in Section 1.1.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Perfection Certificate” means a certificate in the form of Exhibit A attached to this Agreement or any other form approved by the Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” means a certificate supplement in the form of Exhibit I attached to this Agreement or any other form approved by the Agent.

“Permit” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Liens” means the following encumbrances: (i) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 3.10; (ii) carriers’, warehousemen’s, suppliers’, mechanics’, materialmen’s, repairmen’s or other similar liens arising in the ordinary course of business and securing indebtedness not yet due and payable or overdue for more than 30 days or being contested in good faith by appropriate proceedings; (iii) attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings, provided that the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within thirty (30) days or (in the case of any execution or enforcement pending appeal) such lesser time during which such appeal may be taken; (iv) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title thereto, so long as the same do not materially impair the use, value, or marketability of such real estate; (v) Purchase Money Liens securing Purchase Money Obligations (or rent) to the extent permitted under Section 5.1; and (vi) Liens in favor of Agent for the benefit of the Lenders securing the Obligations.

“Person” means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” means that certain Pledge Agreement, dated as of the Closing Date, by and among the Credit Parties and the Agent pledging as Collateral for the Obligations any Ownership Interests of Subsidiaries owned by each Credit Party, as amended, restated, supplemented or otherwise modified from time to time.

SCHEDULE A - 16

“Pledged Securities” shall mean, collectively, with respect to each Credit Party, (i) all issued and outstanding Equity Interests of each issuer set forth on Schedule 10(a) to the Perfection Certificate as being owned by such Credit Party and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Credit Party (including by issuance), together with all rights, privileges, authority and powers of such Credit Party relating to such Equity Interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Credit Party in the entries on the books of any financial intermediary pertaining to such Equity Interests, (ii) all Equity Interests of any Subsidiary, which Equity Interests are hereafter acquired by such Credit Party (including by issuance) and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such Subsidiary acquired by such Credit Party (including by issuance), together with all rights, privileges, authority and powers of such Credit Party relating to such Equity Interests or under any Organizational Document of any such Subsidiary, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Credit Party in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Credit Party in any manner, and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests; provided, however, that Pledged Securities shall not include any Equity Interests which are not required to be pledged pursuant to Section 3.28.

“Post-Closing Cap Table” has the meaning ascribed to such term in Section 2.1(r).

“Post-Closing Organization Chart” has the meaning ascribed to such term in Section 2.1(s).

“Power of Attorney” means each Power of Attorney of the Credit Parties delivered to Agent as of the Closing Date in substantially the form of Exhibit D and any Power of Attorney delivered to the Agent after the Closing Date pursuant to Section 1.12.

“Pre-Closing Cap Table” has the meaning ascribed to such term in Section 2.1(r).

“Pre-Closing Organization Chart” has the meaning ascribed to such term in Section 2.1(s).

“Preferred Stock” shall mean, with respect to any Person, any and all preferred or preference Equity Interests (however designated) of such Person whether now outstanding or issued after the Closing Date.

“Preferred Stock Issuance” shall mean the issuance or sale by any Credit Party of any Preferred Stock after the Closing Date (other than (x) as permitted by Section 5.1 or (y) any Excluded Issuance).

“Prepayment” has the meaning given to such term in Section 1.2(b).

“Pro Forma Basis” shall mean on a basis in accordance with GAAP and otherwise reasonably satisfactory to the Agent.

“Proceeds” means “proceeds,” as such term is defined in the Code and, in any event, shall include: (i) any and all proceeds of any insurance, indemnity, warranty or guarantee payable to any Grantor from time to time with respect to any Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any Person acting under color of governmental authority); (iii) any recoveries by any Grantor against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; and (iv) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral (excluding amounts and rights to payment arising from the rental of any of the Collateral to customers of the Borrower or any of its Subsidiaries or distributors) and all rights arising out of Collateral.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Purchase Money Lien” means any Lien upon any fixed assets that secure the Purchase Money Obligations related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Obligations secured by such Lien (and the proceeds thereof) and only if such Lien secures only such Purchase Money Obligations.

“Purchase Money Obligations” means for any Person the obligations of such Person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (including Equity Interests of any Person) or the cost of installation, construction or improvement of any property and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred within one year after such acquisition, installation, construction or improvement of such property by such Person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

SCHEDULE A - 17

“Qualified Capital Stock” means of any Person any Equity Interests of such Person that are not Disqualified Capital Stock.

“Qualified Financing” means that the Borrower issues and sells shares of its Qualified Capital Stock to investors in an equity financing with Net Cash Proceeds received by the Borrower of not less than $10,000,000 (excluding the conversion of any notes or other convertible securities issued for capital raising purposes).

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Recipient” means Agent and any Lender.

“Register” has the meaning given to such term in Section 8(a).

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

“Release” means as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

“Rental Office” means any rental office of the Borrower or any of its Subsidiaries that is not located in a Restricted Location.

“Required Lenders” means, at any time, Lenders having at such time in excess of fifty percent (50%) of the sum of the aggregate Term Loan Commitments (or, if such Term Loan Commitments are terminated, the amount outstanding under the Term Loan) then in effect; provided, however, that at any time when there are two (2) or more Lenders, Required Lenders shall require at least two (2) Lenders. For purposes of calculation of Required Lenders, a Lender and any of its Affiliates are also a Lender, and their respective Term Loan Commitments and/or holdings of the Term Loan, shall be deemed to be a single Lender with a single consolidated Term Loan Commitment and/or holding a single consolidated Term Loan.

“Requirement of Law” means as to any Person, the Certificate or Articles of Incorporation and By-Laws or other Organizational Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case, binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means, with respect to any Person (other than an individual), any officer at the level of vice president or higher of, but in any event, with respect to financial matters, the chief financial officer, chief accounting officer, treasurer or controller of such Person.

“Restricted Locations” has the meaning ascribed to such term in Section 3.21(c).

SCHEDULE A - 18

“Restricted Payment” means: (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of Borrower’s or any other Credit Party’s Stock, (b) any payment or distribution made in respect of any subordinated Indebtedness of Borrower or any other Credit Party in violation of any subordination or other agreement made in favor of Agent for the benefit of the Lenders, (c) any payment on account of the purchase, redemption, defeasance or other retirement of Borrower’s or any other Credit Party’s Stock or Indebtedness or any other payment or distribution made in respect of any thereof, either directly or indirectly; other than (i) that arising under this Agreement, (ii) repayment of the Existing Indebtedness (not including subordinated Indebtedness, payments of which shall be permitted only in accordance with the terms of the relevant subordination agreement made in favor of Agent for the benefit of the Lenders) permitted under Sections 5.1, or, (iii) provided that Borrower has consummated a Qualified Financing, the redemption of the Series B Preferred Stock in an amount not to exceed $2,450,000 within 15 Business Days after such consummation provided no Default or Event of Default shall have occurred and be continuing or would exist after giving effect to the aggregate payments made in respect of such redemption or (d) any payment, loan, contribution, or other transfer of funds or other property to any holder of Stock of such Person which is not expressly and specifically permitted in this Agreement; provided that any payment to Agent or any Lender shall not constitute a Restricted Payment.

“SBA” means the United States Small Business Administration and any successor thereto.

“SBA Forms” means, collectively, SBA forms 480, 652 and 1031.

“SBA Side Letter” means a Small Business Investment Company side letter among the Borrower and the SBICs (as amended, restated, supplemented, or otherwise modified from time to time accordance with its terms) in form and substance reasonably satisfactory to Agent and the Borrower.

“SBIC” means Agent or certain of its Affiliates that is a Federal licensee under the Act.

“SDN List” has the meaning given to such term in Section 3.22.

“Secretarial Certificate” means each Secretarial Certificate of the Credit Parties delivered to Agent as of the Closing Date in substantially the form of Exhibit C and any Secretarial Certificate delivered to the Agent after the Closing Date pursuant to Section 1.12.

“Series B Certificate of Designations” means that certain Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of EVmo, Inc. dated on or about July 8, 2021.

“Series B Preferred Stock” means the Borrower’s Series B Convertible Preferred Stock issued pursuant to the Series B Certificate of Designations.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the assets of such Person, at a fair valuation, exceed its liabilities, including contingent liabilities, (b) the remaining capital of such Person is not unreasonably small to conduct its business and (c) such Person will not have incurred debts, and does not have the present intent to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, “debt” means any liability on a claim, and “claim” means any (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. In computing the amount of contingent liabilities of any Person on any date, such liabilities shall be computed at the amount that, in the judgment of the Agent in light of all facts and circumstances existing at such time, represents the amount of such liabilities that reasonably can be expected to become actual or matured liabilities.

“Stated Maturity Date” means July 9, 2026.

“Stock” means all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, beneficial interests in a trust or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) or other equity interests in any Person.

SCHEDULE A - 19

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subsidiary” means, with respect to any Person, (i) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such Stock whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person has an equity interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or manager or may exercise the powers of a general partner or manager.

“Subsidiary Guarantor” means each direct or indirect Subsidiary of the Borrower as of the Closing Date and each other direct or indirect Subsidiary that becomes a party to this Agreement pursuant to Section 1.12.

“Substitute Lender” has the meaning given to such term in Section 1.14(a).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” has the meaning given to such term in Section 1.1.

“Term Loan Commitment” any Closing Date Term Loan Commitment and any Delayed Draw Term Loan Commitment.

“Term Note” has the meaning given to such term in Section 1.1.

“Termination Date” means the date on which all Obligations under this Agreement are paid in full, in cash (other than contingent obligations not yet due and payable), and Borrower shall have no further right to borrow any moneys or obtain other credit extensions or financial accommodations from the Lenders under this Agreement.

“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Total Leverage Ratio” shall mean, at any date of determination, the ratio of Consolidated Indebtedness on such date to Consolidated EBITDA for the trailing twelve (12) Fiscal Month period most recently ended.

“Trademarks” means all of the following now owned or hereafter adopted or acquired by any Person: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered) all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or any political subdivision thereof: (ii) all reissues, extensions or renewals thereof; and (iii) all goodwill associated with or symbolized by any of the foregoing.

“Transactions” means, collectively, the transactions to occur on or prior to the Closing Date pursuant to the Loan Documents, including (a) the execution, delivery and performance of the Loan Documents and the initial borrowings hereunder; (b) [reserved]; (c) [reserved]; and (d) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

SCHEDULE A - 20

“Transferred Guarantor” has the meaning given to such term in Section 11.9.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56).

“U.S. Borrower” means a Borrower that is a U.S. Person.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the IRC.

“U.S. Publicly-Traded Entity” has the meaning given to such term in Section 3.22.

“U.S. Tax Compliance Certificate” shall have the meaning ascribed to such term in Section 8(b)(ii)(C).

“Voluntary Prepayment” has the meaning given to such term in Section 1.2(b).

“Voting Stock” means, with respect to any Person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.

“Warrants” has the meaning assigned to it in Section 2.1(t).

“Wholly Owned Subsidiary” means, as to any Person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a 100% equity interest at such time.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means Borrower and Agent.

Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Closing Date unless Borrower and Agent shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. All other capitalized terms contained in this Agreement or the other Loan Documents, but not defined herein or therein, shall, unless the context indicates otherwise, have the meanings provided for by the Code. The words “herein,” “hereof” and “hereunder” or other words of similar import refer to this Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural; (b) the term “or” is not exclusive; (c) the term “including” (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (e) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

[Remainder of Page Intentionally Blank]

SCHEDULE A - 21

SCHEDULE B

SCHEDULE OF TERM LOAN COMMITMENTS

Lender	Closing Date Term Loan Commitment	Delayed Draw Term Loan Commitment
Energy Impact Credit Fund I LP	$7,500,000	$7,500,000
TOTAL	$7,500,000	$7,500,000

SCHEDULE OF AMORTIZATION OF THE LOAN

Payment Date	Monthly Principal Payment
August 1, 2021	$0
September 1, 2021	$0
October 1, 2021	$0
November 1, 2021	$0
December 1, 2021	$0
January 1, 2022	$0
February 1, 2022	$0
March 1, 2022	$0
April 1, 2022	$0
May 1, 2022	$0
June 1, 2022	$0
July 1, 2022	$0
August 1, 2022	$31,250
September 1, 2022	$31,250
October 1, 2022	$31,250
November 1, 2022	$31,250
December 1, 2022	$31,250
January 1, 2023	$31,250
February 1, 2023	$31,250
March 1, 2023	$31,250
April 1, 2023	$31,250
May 1, 2023	$31,250
June 1, 2023	$31,250
July 1, 2023	$31,250
August 1, 2023	$62,500
September 1, 2023	$62,500
October 1, 2023	$62,500
November 1, 2023	$62,500
December 1, 2023	$62,500
January 1, 2024	$62,500
February 1, 2024	$62,500
March 1, 2024	$62,500
April 1, 2024	$62,500
May 1, 2024	$62,500
June 1, 2024	$62,500
July 1, 2024	$62,500
August 1, 2024	$62,500
September 1, 2024	$62,500
October 1, 2024	$62,500
November 1, 2024	$62,500
December 1, 2024	$62,500
January 1, 2025	$62,500
February 1, 2025	$62,500
March 1, 2025	$62,500
April 1, 2025	$62,500
May 1, 2025	$62,500
June 1, 2025	$62,500
July 1, 2025	$62,500
August 1, 2025	$62,500
September 1, 2025	$62,500
October 1, 2025	$62,500
November 1, 2025	$62,500
December 1, 2025	$62,500
January 1, 2026	$62,500
February 1, 2026	$62,500
March 1, 2026	$62,500
April 1, 2026	$62,500
May 1, 2026	$62,500
June 1, 2026	$62,500
July 1, 2026	$62,500
Maturity Date	All remaining principal outstanding on the Maturity Date

SCHEDULE B -1

SCHEDULE C

AGENT’S, LENDERS’ AND CREDIT PARTIES’ ADDRESSES FOR NOTICES

Agent’s Address

Name:	EICF Agent LLC
Address:	600 3rd Avenue, Floor 38
New York, NY 10016
Attn:	Harry Giovani
Telephone:	(212) 899-9714

with a copy to:

Name:	Chapman and Cutler LLP
Address:	1270 Avenue of the Americas, 30th Floor
New York, New York 10020
Attn:	Anthony M. DiGiacomo
Telephone:	(212) 655-2530
Facsimile:	(212) 655-2531

Lenders’ Address

Name:	Energy Impact Credit Fund I LP
Address:	600 3rd Avenue, Floor 38
New York, NY 10016
Attn:	Harry Giovani
Telephone:	(212) 899-9714

Borrower’s Address

Name:	EVmo, Inc.
Address	: 195 S. Robertson Blvd.
Beverly Hills, CA 90211

Attn:	Ryan Saathoff
Telephone:	(858) 349-5413
Email:	ryan@evmo.com

with a copy to:

Name:	Loeb & Loeb LLP
Address	: 345 Park Ave.
New York, NY 10154

Attn:	Mitchell S. Nussbaum
Telephone:	(212) 407-4159
Facsimile:	(212) 504-3013

and

Attn:	Richard Facundo
Telephone:	(212) 407-4178
Facsimile:	(646) 607-0682

SCHEDULE C - 1

Guarantor’s Address

Name:	Distinct Cars LLC
Address	: 195 S. Robertson Blvd.
Beverly Hills, CA 90211

Attn:	Ryan Saathoff
Telephone:	(858) 349-5413
Email:	ryan@evmo.com

Name:	Rideshare Car Rentals, LLC
Address	: 195 S. Robertson Blvd.
Beverly Hills, CA 90211

Attn:	Ryan Saathoff
Telephone:	(858) 349-5413
Email:	ryan@evmo.com

Name:	EV Vehicles, LLC
Address	: 195 S. Robertson Blvd.
Beverly Hills, CA 90211

Attn:	Ryan Saathoff
Telephone:	(858) 349-5413
Email:	ryan@evmo.com

with a copy, in the case of any Guarantor, to:

Name:	Loeb & Loeb LLP
Address	: 345 Park Ave.
New York, NY 10154

Attn:	Mitchell S. Nussbaum
Telephone:	(212) 407-4159
Facsimile:	(212) 504-3013

and

Attn:	Richard Facundo
Telephone:	(212) 407-4178
Facsimile:	(646) 607-0682

SCHEDULE C - 2

SCHEDULE D

CLOSING CHECKLIST

See attached.

SCHEDULE D - 1

SCHEDULE E

RESTRICTED LOCATIONS

1. Crimea

2. Cuba

3. Iran

4. North Korea

5. Sudan

6. Syria

[Remainder of Page Intentionally Blank]

SCHEDULE E - 1

SCHEDULE F

POST-CLOSING MATTERS

The items set forth below shall be delivered by Credit Parties to the Agent, and performed and completed to the satisfaction of Agent, within the periods set forth opposite such item below:

Post-Closing Item	Required Completion Date
1. Landlord waiver with respect to the Borrower’s Chief Executive Office pursuant to Section 3.25 of this Agreement.	Within sixty (60) days after the Closing Date.
2. Insurance endorsements naming Agent, on behalf of the Lenders, as lender’s loss or payee and additional insured, as applicable, pursuant to Section 3.16(b) of this Agreement.	Within thirty (30) days after the Closing Date.
3. Original membership certificates and instruments of transfer undated and endorsed in blank, with respect to all Pledged Securities pursuant to Section 2.1(o)(i) of this Agreement.	Within five (5) Business Days after the Closing Date.
4. Original Term Note pursuant to Section 1.1(a) of this Agreement	Within five (5) Business Days after the Closing Date.
5. Evidence of filing with the United States Patent and Trademark Office amending Borrower’s name to “EVmo, Inc.”.	Within thirty (30) days after the Closing Date.
6. Evidence of payment in full of all obligations owed by the Borrower on the Secured Promissory Notes listed in Disclosure Schedule (3.18).	Within fifteen (15) Business Days after the Closing Date.
7. Control Agreement with respect to each Controlled Account pursuant to Section 3.26 of this Agreement.	Within fifteen (15) Business Days after the Closing Date
8. Evidence of the closing of the BofA Accounts.	Within sixty (60) days after the Closing Date.
9. Evidence of excess and/or umbrella liability insurance policies required under Section 3.16(a)(iii) of this Agreement.	Within thirty (30) days after the Closing Date.
10. Filed UCC-3 termination statement with respect to the UCC-1 financing statement filed on January 3, 2018 in Delaware naming YAYYO, Inc., as debtor, and Bellridge Capital, L.P., as secured party, with an original filing number of 2018 0053997.	Within thirty (30) days after the Closing Date.

12. Filed UCC-3 termination statement with respect to the UCC-1 financing statement filed on May 24, 2020 in California naming Rideshare Car Rentals, LLC, as debtor, and U.S. Small Business Administration, as secured party, with an original filing number of 20-7780440416.

Within sixty (60) days after the Closing Date.
13. Evidence of workers compensation insurance policy naming Agent as certificate holder.	Within ten (10) Business Days after the Closing Date.

SCHEDULE F - 1

SCHEDULE G

EXCLUDED ASSETS

[ON FILE WITH AGENT]

SCHEDULE G - 1

DISCLOSURE SCHEDULE (2.1(e)(iii))

TITLE POLICIES

Not applicable.

2.1(E)(III)

DISCLOSURE SCHEDULE (3.2)

PLACES OF BUSINESS; CORPORATE NAMES

Official Name:	EVmo, Inc.
Type of Entity:	corporation
Organization Identification Number:	6075384
State of Incorporation or Organization:	Delaware
Chief Executive Office:	195 S. Robertson Blvd., Beverly Hills, CA 90211
County/State of Chief Executive Office:	Los Angeles/CA
Locations of Collateral (when not in use by a customer of any Grantor):	None
County/State of Locations of Collateral:	N/A
Other Corporate Names or Trade Names (if any):	None

Official Name:	Rideshare Car Rentals, LLC
Type of Entity:	limited liability company
Organization Identification Number:	6598755
State of Incorporation or Organization:	Delaware
Chief Executive Office:	195 S. Robertson Blvd., Beverly Hills, CA 90211
County/State of Chief Executive Office:	Los Angeles/CA
Locations of Collateral (when not in use by a customer of any Grantor):	None
County/State of Locations of Collateral:	N/A
Other Corporate Names or Trade Names (if any):	None

Official Name:	Distinct Cars LLC
Type of Entity:	limited liability company
Organization Identification Number:	6473434
State of Incorporation or Organization:	Delaware
Chief Executive Office:	195 S. Robertson Blvd., Beverly Hills, CA 90211
County/State of Chief Executive Office:	Los Angeles/CA
Locations of Collateral (when not in use by a customer of any Grantor):	300 Frank H. Ogawa Plaza, Suite 203, Oakland, CA 94612	OAK
	6445 S. Tenaya Way, Ste. 115, Las Vegas, NV 89113	LAS
	1030 W North Ave., Suite O106, Chicago, IL 60642	CHI
	5301 Alpha Rd., Suite 80, Dallas, TX 75240	DAL
	20 Commerce Drive, Suite 135, Cranford, NJ 07016	NJ
	195 S. Robertson Blvd., Beverly Hills, CA 90211	BH
County/State of Locations of Collateral:	Alameda/CA Clark/NV Cook/IL Dallas/TX Union/NJ Los Angeles/CA
Other Corporate Names or Trade Names (if any):	None

Official Name:	EV Vehicles, LLC
Type of Entity:	limited liability company
Organization Identification Number:	5344482
State of Incorporation or Organization:	Delaware
Chief Executive Office:	195 S. Robertson Blvd., Beverly Hills, CA 90211
County/State of Chief Executive Office:	Los Angeles/CA
Locations of Collateral (when not in use by a customer of any Grantor):	None
County/State of Locations of Collateral:	N/A
Other Corporate Names or Trade Names (if any):	None

3.2

DISCLOSURE SCHEDULE (3.7)

SUBSIDIARIES

Name	Type (Subsidiary, Affiliate, etc.)	Parent	Percentage owned by Credit Party
Rideshare Car Rentals, LLC	Subsidiary	EVmo, Inc.	100%
Distinct Cars LLC	Subsidiary	EVmo, Inc.	100%
EV Vehicles, LLC	Subsidiary	EVmo, Inc.	100%

3.7

DISCLOSURE SCHEDULE (3.9)

TAXES

None.

3.9

DISCLOSURE SCHEDULE (3.11)

ERISA

None.

3.11

DISCLOSURE SCHEDULE (3.12)

LITIGATION

Anthony Davis v. YayYo, Inc., and Ramy El-Batrawi

●	commercial dispute/employee compensation
●	filed on March 5, 2020, in the LA Superior Court

Ivan Rung v. YayYo, Inc., Ramy El-Batrawi, et al., 20STCV27876 and Michael Vanbecelaere v. YayYo, Inc., Ramy El-Batrawi, et al., 20STCV28066

●	Securities class action
●	filed in LA Superior Court on July 22 and July 23, 2020, respectively

Jason Hamlin v. YayYo, Inc., Ramy El-Batrawi, et al., 20-cv-8235 (SVW) and William Koch v. YayYo, Inc., Ramy El-Batrawi, et al, 20-cv-8591 (SVW) (now consolidated in “In re YayYo Securities Litigation”)

●	Securities class action
●	Filed in the United States District Court for the Central District of California on September 9 and September 18, 2020, respectively

Konop v. El-Batrawi, 1:20-cv-1379- MN

●	Securities class action
●	filed in Delaware District Court on October 12, 2020, transferred to the U.S. District Court for the Central District of California as a related case to “In re YayYo Securities Litigation”

Uptick Media v. YayYo, Inc.

●	Contract dispute
●	AAA Arbitration pending in New York

3.12

DISCLOSURE SCHEDULE (3.13)

INTELLECTUAL PROPERTY

UNITED STATES TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK	REGISTRATION DATE
YayYo, LLC (n/k/a EVmo, Inc.)	5,341,815	The mark consists of standard characters without claim to any particular font style, size or color.	November, 21, 2017
YayYo, LLC (n/k/a EVmo, Inc.)	5,341,817	The mark consists of a stylized design enclosed in a circle and consisting of a series of lines, semi-circles and geometric figures representing an automobile appearing above the letters “YAYYO”.	November, 21, 2017
YayYo, LLC (n/k/a EVmo, Inc.)	5,341,816	The mark consists of a stylized design consisting of a series of lines, semi-circles and geometric figures representing an automobile.	November, 21, 2017

3.13

DISCLOSURE SCHEDULE (3.15)

ENVIRONMENTAL MATTERS

None.

3.15

DISCLOSURE SCHEDULE (3.16)

INSURANCE

Type	Insured	Beneficiary	Amount	Description of Terms of Insurance
Commercial General Liability	EVmo, Inc.; Rideshare Car Rentals, LLC; Distinct Cars LLC; EV Vehicles, LLC	EVmo, Inc.; Rideshare Car Rentals, LLC; Distinct Cars LLC; EV Vehicles, LLC	$1,000,000 each occurrence, $2,000,000 general aggregate	Scottsdale Insurance Company Policy# CPS7255099
Automobile Liability	EVmo, Inc.; Rideshare Car Rentals, LLC; Distinct Cars LLC; EV Vehicles, LLC	EVmo, Inc.; Rideshare Car Rentals, LLC; Distinct Cars LLC; EV Vehicles, LLC	$1,000,000 combined single limit	Voyager Indemnity Insurance Company Policy# FAL100068
Automobile (Comprehensive & Collison)	EVmo, Inc.; Rideshare Car Rentals, LLC; Distinct Cars LLC; EV Vehicles, LLC	EVmo, Inc.; Rideshare Car Rentals, LLC; Distinct Cars LLC; EV Vehicles, LLC	Deductible $500	American Mobility Insurance Company Policy# AMICA4820-20
Office Property Contents	EVmo, Inc.; Rideshare Car Rentals, LLC; Distinct Cars LLC; EV Vehicles, LLC	EVmo, Inc.; Rideshare Car Rentals, LLC; Distinct Cars LLC; EV Vehicles, LLC	$30,000	American Mobility Insurance Company Policy# AMIC5030-21
Workers Compensation	Rideshare Car Rentals, LLC	Rideshare Car Rentals, LLC	$1,000,000	Technology Insurance Company Policy#TWC3879593

3.16

DISCLOSURE SCHEDULE (3.18)

EXISTING INDEBTEDNESS

Three-year Secured Promissory Notes issued by Distinct Cars, LLC on the dates, in the amounts and to the Persons indicated below.

Date	Name	Face Amount	Total Amount Owed as of June 30, 2021
8/9/2017	Bill Toman	$20,000	$20,398.90
8/11/2017	Stephen Mansfield	$25,000	$25,498.63
8/15/2017	Joseph Finny	$10,000	$10,199.45
8/21/2017	Tracy R Mannikko	$15,000	$15,299.18
8/23/2017	Anthony Azavedo	$10,000	$10,199.45
8/21/2017	Raymond Baumbish	$5,000	$5,099.73
8/24/2017	Peter Peterson	$5,000	$5,099.73
8/24/2017	Tom Zamito	$10,000	$10,199.45
9/1/2017	Peggy Cristobal	$5,000	$5,099.73
9/5/2017	Michael Durham	$5,000	$5,099.73
8/30/2017	Gordon Zander	$5,000	$5,099.73
9/5/2017	Law Doorn	$5,000	$5,099.73
9/5/2017	Edward Madlena	$5,000	$5,099.73
9/7/2017	Bill Toman	$10,000	$10,199.45
9/11/2017	Vincent De Cruz	$5,000	$5,099.73
9/15/2017	Max Derdichevesky	$10,667	$10,879.76
9/19/2017	Alberto Ramirez	$5,000	$5,099.73
9/19/2017	Patrick Krey	$5,000	$5,099.73
9/20/2017	Irmgrad Wicox	$7,000	$7,139.62
9/22/2017	Glen Spencer	$10,000	$10,199.45
9/22/2017	Bill Toman	$10,000	$10,199.45
9/25/2017	Patrick Krey	$25,000	$25,498.63
10/3/2017	Mark Ward	$5,000	$5,099.73
10/26/2017	Pacific Northwest Crossroads, LLC	$5,000	$5,099.73
12/11/2017	Alberto Ramirez	$5,000	$5,099.73
1/4/2018	Mackenzie Capital Group	$10,000	$10,199.45
1/5/2018	Phillip Esser	$5,000	$5,099.73
2/1/2018	Edward Madlena	$5,000	$5,099.73
3/20/2018	David Wagner	$8,000	$8,159.56
3/21/2018	Glen Spencer	$6,000	$6,119.67
3/16/2018	Robert Goldstein	$5,000	$5,099.73
4/1/2018	Brian Feser MCGI	$5,000	$5,099.73
4/1/2018	Bill Toman	$20,000	$20,398.90
4/18/2018	Vincent Perillo	$5,000	$5,081.10
5/18/2018	Clint Senior	$8,000	$8,068.38
	Totals	$304,667.00	$310,633.84

3.18

DISCLOSURE SCHEDULE (3.26)

CONTROLLED ACCOUNTS

Bank	Account Holder	Account Number	Type of Account
Bank of America, N.A. 9454 Wilshire Blvd. Beverly Hills, CA 90210[1]	Distinct Cars LLC	325094047686	Business Checking
Bank of America, N.A 9454 Wilshire Blvd. Beverly Hills, CA 90210[2]	Rideshare Car Rentals, LLC	325146623741	Business Checking
Bank of America, N.A. 9454 Wilshire Blvd. Beverly Hills, CA 90210[3]	EVmo, Inc. (f/k/a YAYYO, Inc.)	325069593408	Business Checking
Bank of America, N.A. 9454 Wilshire Blvd. Beverly Hills, CA 90210[4]	EVmo, Inc.	325110352954	Business Checking

1 The account will be closed within 60 days of the Closing Date.

2 The account will be closed within 60 days of the Closing Date.

3 The account will be closed within 60 days of the Closing Date.

4 The account will be closed within 60 days of the Closing Date.

3.26

DISCLOSURE SCHEDULE (3.32)

GOVERNMENT CONTRACTS

None.

3.32

DISCLOSURE SCHEDULE (3.34)

BONDING; LICENSING

None.

3.34

DISCLOSURE SCHEDULE (3.35)

AFFILIATE TRANSACTION

None.

3.35

DISCLOSURE SCHEDULE (5.21)

EMPLOYEE COMPENSATION

None.

5.21

DISCLOSURE SCHEDULE (6.1)

ACTIONS TO PERFECT LIENS

1.	Filing of UCC-1 financing statements with respect to each of the Credit Parties with the Secretary of State of the State of Delaware.

2.	Filing of the Trademark Security Agreement with the U.S. Patent and Trademark Office with respect to Trademark Registrations described in Disclosure Schedule 3.13 above.

3.	Entry into a Control Agreement on a post-closing basis in accordance with Section 3.26(b).

6.1

EXHIBIT A

FORM OF PERFECTION CERTIFICATE

See attached.

EXHIBIT B

FORM OF TERM NOTE

$[TERM LOAN AMOUNT]	[DATE]

1. FOR VALUE RECEIVED, the receipt and sufficiency of which are hereby acknowledged, EVmo, Inc., a Delaware corporation (“Borrower”), hereby promises to pay to [NAME OF LENDER], a [jurisdiction of organization] [type of organization] (“Lender”), up to [TERM LOAN AMOUNT IN WORDS] DOLLARS ($[TERM LOAN AMOUNT]), or, if less, the outstanding principal amount of the Term Loans made by Lender to Borrower pursuant to the Agreement (as defined below) and evidenced by this Term Note, together with interest on the unpaid balance of such amount from the date of this Term Note. This Term Note is one of the Term Notes issued under the Term Loan, Guarantee and Security Agreement dated as of June [_], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among Borrower, the other Credit Parties signatory thereto, Lender, the other lenders from time to time party thereto and EICF AGENT LLC, a Delaware limited liability company, as agent for the lenders (the “Agent”), to which a reference is made for a statement of all of the terms and conditions of the Term Loan evidenced hereby. Capitalized terms not defined in this Term Note shall have the respective meanings assigned to them in the Agreement. This Term Note is secured by the Collateral to the extent provided pursuant to the Loan Documents, and is entitled to the benefit of the rights and security provided thereby.

2. Interest on the outstanding principal balance under this Term Note is payable in the amounts set forth in the Agreement, including, if applicable, the Default Rate (in each case calculated in the manner specified in the Agreement), in immediately available Dollars at the time and in the manner specified in the Agreement. The outstanding principal and interest under this Term Note shall be immediately due and payable on the Maturity Date, and prior to the Maturity Date, such outstanding principal and accrued interest shall be due and payable in accordance with the Agreement.

3. This Term Note may be voluntarily prepaid on the terms and conditions set forth in the Agreement.

4. Payments received by Lender shall be applied against principal and interest as provided for in the Agreement. Except as otherwise provided for in this Term Note or the Agreement and to the fullest extent permitted by applicable law, Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligations, the Loan Documents or this Term Note; (b) all rights to notice and a hearing prior to Agent’s or Lender’s taking possession or control of, or to Agent’s or Lender’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent or Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

B-1

5. Borrower acknowledges that this Term Note is executed as part of a commercial transaction and that the proceeds of this Term Note will not be used for any personal or consumer purpose.

6. Borrower agrees to pay to Lender all Fees and expenses described in the Agreement.

7. Upon the occurrence and continuance of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable, all as provided in the Agreement.

8. BORROWER ACKNOWLEDGES THAT SUCH BORROWER HAS WAIVED THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ON THIS TERM NOTE. THIS TERM NOTE IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Remainder of Page Intentionally Left Blank]

B-2

IN WITNESS WHEREOF, intending to be legally bound, Borrower has caused this Term Note to be executed as of the date first written above.

BORROWER:

EVMO, Inc.

By:
Name:
Title:

EXHIBIT C

FORM OF SECRETARIAL CERTIFICATE

See attached.

C-1

EXHIBIT D

FORM OF POWER OF ATTORNEY

This POWER OF ATTORNEY, dated as of [DATE], is executed and delivered by [NAME OF CREDIT PARTY] (“Credit Party”), to EICF AGENT LLC, a Delaware limited liability company, as Agent for the Lenders (hereinafter referred to as “Agent”) under that certain Term Loan, Guarantee and Security Agreement dated June [_], 2021 (as the same may be amended, restated or supplemented from time to time, the “Agreement”; capitalized terms are used herein as defined in the Agreement) by and among the Credit Party, the other Credit Parties signatory thereto, the lenders from time to time party thereto and Agent. No person to whom this Power of Attorney is presented, as authority for Agent to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Credit Party as to the authority of Agent to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Agent unconditionally the authority to take and perform the actions contemplated herein, and Credit Party irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The Power of Attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Credit Party without Agent’s written consent upon payment in full of all Obligations due to Agent under the Loan Documents.

Credit Party hereby irrevocably constitutes and appoints Agent (and all officers, employees or agents designated by Agent), with full power of substitution, as Credit Party’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Credit Party and in the name of Credit Party or in its own name, from time to time in Agent’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, Credit Party hereby grants to Agent the power and right, on behalf of Credit Party, without notice to or assent by Credit Party, and at any time that an Event of Default has occurred and is continuing, to do the following: (a) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any of the Collateral; (b) effect any repairs to any Collateral, or continue or obtain any insurance with respect to any Collateral and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against any Collateral; (d) defend any suit, action or proceeding brought against Credit Party with respect to any Collateral if Credit Party does not defend such suit, action or proceeding or if Agent believes that Credit Party is not pursuing such defense in a manner that will maximize the recovery to Agent, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Agent may deem appropriate; and (e) sell, transfer, pledge, compromise payment or make any other agreement with respect to, or otherwise deal with any Collateral, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; and to do, at Agent’s option and Credit Party’s expense, at any time or from time to time, all acts and other things that Agent reasonably deems necessary to perfect, preserve, or realize upon any Collateral and Agent’s Liens thereon, all as fully and effectively as Credit Party might do. Agent agrees that it shall not exercise any power or authority granted under this Power of Attorney unless an Event of Default has occurred and is continuing.

Credit Party hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

[Remainder of Page Intentionally Left Blank]

D-1

IN WITNESS WHEREOF, this Power of Attorney has been executed by Credit Party as of the date first referenced above.

[NAME OF CREDIT PARTY]

By:
Name:
Title:

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

See attached.

E-1

EXHIBIT F

FORM OF CLOSING CERTIFICATE

June [_], 2021

I, the undersigned, a Responsible Officer of EVMO, INC., a Delaware corporation (“Borrower”, together with each other Credit Party to the Loan Agreement, each, a “Credit Party” and collectively with the other Credit Parties to the Loan Agreement, the “Credit Parties”) (in such official capacity and not in my individual capacity), DO HEREBY CERTIFY on behalf of the Credit Parties, as of the date of this Closing Certificate, that:

1. This Closing Certificate is furnished pursuant to Section 2.1(a) of that certain Term Loan, Guarantee and Security Agreement dated as of June [_], 2021 (as in effect from time to time, the “Loan Agreement”; the capitalized terms defined therein being used herein as therein defined) by and among the Credit Parties, the Lenders from time to time party thereto and EICF AGENT LLC, a Delaware limited liability company, as agent (in such capacity, “Agent”).

2. I am a Responsible Officer of the Credit Parties and as such have full and complete knowledge of the business and affairs of the Credit Parties and the matters herein set forth.

3. Each Credit Party is in compliance in all respects with all the terms and provisions set forth in the Loan Agreement and in each other Loan Document on its part to be observed or performed, and, at the time of and immediately after giving effect to the Loan and the application of the proceeds thereof, no Default has occurred and is continuing.

4. Each of the representations and warranties made by any Credit Party set forth in the Loan Agreement or in any other Loan Document is true and correct in all material respects, except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct as of such earlier date (except in each case (whether the date hereof or such earlier date) to the extent that such representation or warranty is qualified by “Material Adverse Effect” or any other materiality qualifier, in which case it is true and correct in all respects).

I make the above certifications in my capacity as a Responsible Officer of each Credit Party and not personally and it is not intended to attract or attach personal liability to me.

[Signature Page Follows]

F-1

IN WITNESS WHEREOF, this Closing Certificate has been duly executed as of the date first written above.

BORROWER:

EVMO, INC.

By:
Name:
Title:

EXHIBIT G

FORM OF SOLVENCY CERTIFICATE

June [_], 2021

I, the undersigned, the [Chief Financial Officer / Treasurer] of EVMO, INC., a Delaware corporation (“Borrower” and, together with each other Credit Party to the Loan Agreement, each, a “Credit Party” and collectively, the “Credit Parties”) (in such capacity and not in my individual capacity), DO HEREBY CERTIFY on behalf of the Credit Parties, as of the date of this Solvency Certificate, that:

1. This Solvency Certificate is furnished pursuant to Sections 2.1(a) and 3.17 of that certain Term Loan, Guarantee and Security Agreement, (as in effect from time to time, the “Loan Agreement”; the capitalized terms defined therein being used herein as therein defined) dated as of June [_], 2021 among Borrower, the other Credit Parties party thereto, the Lenders from time to time party thereto and EICF AGENT LLC, a Delaware limited liability company, as agent (in such capacity, “Agent”).

2. Both before and after giving effect to (a) the Closing Date Term Loans, the issuance of the Guarantees of the Obligations and the pledge of assets as security therefor by all of the Grantors, (b) the disbursement of the proceeds of the Closing Date Term Loans pursuant to the instructions of Borrower, and (c) the payment and accrual of all transaction costs in connection with the foregoing, Borrower and its Subsidiaries taken as a whole are Solvent.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Solvency Certificate has been duly executed as of the date first written above.

BORROWER:

EVMO, INC.

By:
Name:
Title:

EXHIBIT H

FORM OF JOINDER AGREEMENT

[DATE]

THIS JOINDER AGREEMENT (this “Joinder”), dated as of [DATE], is executed by [NAME OF ADDITIONAL GUARANTOR], a [jurisdiction of organization] [type of organization] (“Additional Guarantor”) in favor of Agent for the benefit of the Lenders described below.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Term Loan, Guarantee and Security Agreement dated as of June [_], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among EVMO, INC., a Delaware corporation (“Borrower”), the other Credit Parties signatory thereto (together with Borrower, each a “Credit Party” and collectively, the “Credit Parties”), the lenders from time to time party thereto (“Lenders”) and EICF AGENT LLC, a Delaware limited liability company, as agent (“Agent”), the Lenders have, subject to certain terms and conditions, agreed to make the loans and other extensions of credit on behalf of Borrower;

WHEREAS, Additional Guarantor is a Subsidiary of [Name of Credit Party] incorporated, organized or otherwise formed under the laws of [jurisdiction of Additional Guarantor], and as such derives benefits from the loans and other extensions of credit by the Lenders to Borrower; and

WHEREAS, Additional Guarantor desires to join the Loan Agreement and each of the other Loan Documents to which the Credit Parties entered into prior to this date as a Credit Party, Guarantor, Grantor and Pledgor, as applicable, thereunder, and to be bound thereby;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and in the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2. JOINDER; GRANT OF SECURITY INTEREST; GUARANTEE.

(a) Joinder. Additional Guarantor hereby joins the Loan Agreement and each of the other Loan Documents to which the Credit Parties are a party, as a Credit Party, Guarantor, Grantor and Pledgor, as applicable, thereunder and agrees to be bound by all of the terms thereof, and shall be as fully a party thereto as if Additional Guarantor were an original signatory thereto. Additional Guarantor hereby assumes all of the obligations of a Credit Party, Guarantor, Grantor and Pledgor, as applicable, under the Loan Documents to which it is hereby joining, and agrees to be bound by all of the terms, provisions and conditions contained in such Loan Documents applicable to a Credit Party, Guarantor, Grantor and Pledgor, as applicable. Each reference to a “Guarantor”, “Credit Party”, “Grantor” or “Pledgor” in the Loan Agreement or any other Loan Document heretofore, now or hereafter executed, shall be deemed to include Additional Guarantor.

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(b) Grant of Security Interest. Without limiting the generality of Section 2(a) of this Joinder, Additional Guarantor hereby acknowledges, agrees and confirms the grant by Additional Guarantor as of the date of this Joinder of a continuing security interest, pledge and assignment to Agent of all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Obligations pursuant to Section 6 of the Loan Agreement. In furtherance of the foregoing, Additional Guarantor agrees to execute and/or deliver to Agent such Loan Documents, Collateral Documents and other documents, UCC financing statements, officer’s certificates as to the organization and incumbency and any other documents, instruments, certificates or agreements as Agent may request to give effect to this joinder of Additional Guarantor as a Credit Party.

3. REPRESENTATIONS AND WARRANTIES. Additional Guarantor hereby represents and warrants to Agent that (a) this Joinder has been duly authorized, executed and delivered by Additional Guarantor, (b) after giving effect to this Joinder, no Default or Event of Default has occurred and is continuing as of the date hereof, and (c) all of the representations and warranties applicable to Additional Guarantor in the Loan Documents are true and correct in all material respects on and as of the date of this Joinder and after giving effect to this Joinder.

4. LOAN DOCUMENTS. This Joinder shall be deemed a Loan Document for all purposes under the Loan Agreement. Additional Guarantor hereby confirms that it has received a copy as executed of the Loan Agreement, and all annexes, exhibits and schedules thereto.

5. SCHEDULES. The undersigned has attached hereto as Exhibit A, [supplemental schedules which supplement the][amended and restated] Schedules to the Loan Agreement in respect of [Additional Guarantor][the Credit Parties (including Additional Guarantor)], and the undersigned hereby certifies, as of the date hereof, that such Schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Loan Agreement, and such Schedules include all of the information required to be scheduled to the Loan Agreement in respect of Additional Guarantor and do not omit to state any material information with respect thereto.

6. SEVERABILITY. Any provision of this Joinder which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, Additional Guarantor hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect; provided that Additional Guarantor does not waive the provisions of any applicable Debtor Relief Law.

7. GOVERNING LAW. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATION LAWS OF NEW YORK.

8. CONDITIONS TO EFFECTIVENESS OF JOINDER. This Joinder shall not become effective unless and until (i) one or more counterparts of the same have been duly executed by Additional Guarantor and delivered to Agent, (ii) all of the conditions set forth in Section 1.12 of the Loan Agreement have been satisfied and (iii) Borrower and the other Credit Parties shall have executed the attached Confirmation and delivered the same to the Agent.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Additional Guarantor has caused this Joinder Agreement to be duly executed and delivered as of the day and year first above written.

[ADDITIONAL GUARANTOR]

By: ______________________________

Name:

Title:

SIGNATURE PAGE

JOINDER AGREEMENT

CONFIRMATION

The undersigned Credit Parties hereby agree to the terms of the foregoing Joinder Agreement and agree and confirm that its obligations under each Loan Document to which it is a party will continue in full force and effect after giving effect to such Joinder Agreement, and nothing in such Joinder Agreement shall be deemed to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection or continuity of Agent’s security interests in, security titles to or other Liens on any Collateral.

BORROWER:	EVMO, Inc.

By: _____________________________

Name:

Title:

GUARANTORS:	DISTINCT CARS LLC

By: _____________________________

Name:

Title:

EV VEHICLES, LLC

By: _____________________________

Name:

Title:

RIDESHARE CAR RENTALS, LLC

By: _____________________________

Name:

Title:

SIGNATURE PAGE

JOINDER AGREEMENT

EXHIBIT A

SUPPLEMENTAL SCHEDULES

See attached.

EXHIBIT I

FORM OF PERFECTION CERTIFICATE SUPPLEMENT

See attached.

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EXHIBIT J

FORM OF ASSIGNMENT AGREEMENT

This Assignment and Assumption (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Initial Lender as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities, as applicable), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

Assignor(s):	___________
Assignee(s):	___________
Borrowers:	EVMO, INC., a Delaware corporation (the “Borrower”)
Agent:	EICF AGENT LLC, as the Agent (in such capacity and together with its successors and permitted assigns, the “Agent”)
Loan Agreement:	Term Loan, Guarantee and Security Agreement, dated as of June [_], 2021, among Borrower, the other Credit Parties from time to time party thereto, the Lenders from time to time party thereto and the Agent (as amended, restated or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein without definition are used as defined in the Loan Agreement)
[Trade Date:	_________, ____]
Effective Date:	_________, ____

Assignor(s)	Assignee(s)	Facility Assigned	Aggregate Amount of Term Loan Commitment/ Delayed Draw Term Loan Commitments /Loans for all Lenders	Aggregate amount of Term Loan Commitments/ Delayed Draw Term Loan Commitments /Loans Assigned	Percentage Assigned
			$_________	$_________	__.____%
			$_________	$_________	__.____%
			$_________	$_________	__.____%

[Remainder of Page Intentionally Left Blank]

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The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By: _____________________________

Name: _____________________________

Title: _____________________________

ASSIGNEE

[NAME OF ASSIGNEE]

By: _____________________________

Name: _____________________________

Title: _____________________________

[Address for Notices:

_____________________________

_____________________________]

Accepted and Consented to:

EICF AGENT LLC, as Agent

By: _____________________________

Name: _____________________________

Title: _____________________________

SIGNATURE PAGE

ASSIGNMENT AND ASSUMPTION

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

Section 1. Representations, Warranties and Covenants of Assignors. Each Assignor (a) represents and warrants to Assignee and Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims, (iii) it is not a Non-Funding Lender, and (iv) by executing, signing and delivering this assignment, the Person signing, executing and delivering this Assignment on behalf of such Assignor is an authorized signatory for such Assignor and is authorized to execute, sign and deliver this Agreement, (b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Loans, Term Loan Commitments and Delayed Draw Term Loan Commitments, the percentage of the Loans, Term Loan Commitments and Delayed Draw Term Loan Commitments represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Credit Party or the performance or nonperformance by any Credit Party of any obligation under any Loan Document or any document provided in connection therewith and (d) attaches any Notes held by it evidencing at least in part the Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that the Agent exchange such Notes for new Notes.

Section 2. Representations, Warranties and Covenants of Assignees. Each Assignee (a) represents and warrants to Assignor and Agent that (i) it has full power and authority, and has taken all actions necessary for Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it meets all the requirements to be an assignee under Section 8(a) of the Loan Agreement, (iii) it is not a direct competitor of any Credit Party or an Affiliate of such direct competitor and (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type, (v) by executing, signing and delivering this Assignment, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signatory for the Assignor and is authorized to execute, sign and deliver this Agreement, (b) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon the Agent, any Lender or any other Indemnified Person and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Lender, it may receive material non-public information and confidential information concerning the Credit Parties and their Affiliates and their capital stock and agrees to use such information in accordance with the applicable confidentiality and use provisions of the Loan Agreement, (f) specifies as its applicable lending offices (and addresses for notices) the offices at the addresses set forth on the signature page to this Assignment, (g) shall pay to Agent an assignment fee in the amount of $3,500 in accordance with Section 8(a) of the Loan Agreement and (h) to the extent required pursuant to Section 8(b) of the Loan Agreement, attaches two completed originals of Forms W-8ECI, W-8BEN, W-8BEN-E, W-8IMY, W-9 or such other form prescribed by the IRS and, if applicable, a portfolio interest exemption certificate.

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Section 3. Distribution of Payments. On and after the Effective Date, Agent shall make all payments under the Loan Documents in respect of each Assigned Interest (a) in the case of amounts accrued to but excluding the Effective Date, to Assignor and (b) otherwise, to Assignee.

Section 4. Miscellaneous. (a) The parties hereto, to the extent permitted by law, waive all right to trial by jury in any action, suit, or proceeding arising out of, in connection with or relating to, this Assignment and any other transaction contemplated hereby. This waiver applies to any action, suit or proceeding whether sounding in tort, contract or otherwise.

(b)       On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignor, Assignee, Agent and their Related Persons and their successors and assigns.

(c)       This Assignment shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

(d)       This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e)       Delivery of an executed signature page of this Assignment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.

[Remainder of Page Intentionally Left Blank]

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Exhibit K

Form of delayed draw borrowing request

Date: ___________ ____, 20___

EICF Agent LLC, as Agent

600 3rd Avenue, Floor 38

New York, NY 10016

Ladies and Gentlemen:

Reference is made to the Term Loan, Guarantee and Security Agreement dated as of June [_], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among EVMO, INC., a Delaware corporation (“Borrower”), the other Credit Parties from time to time party thereto, the Lenders from time to time party thereto and EICF AGENT LLC, a Delaware limited liability company, as Agent (the “Agent”). Capitalized terms used but not defined herein shall have the meanings given such terms in the Loan Agreement. Pursuant to Section 1.1(b) of the Loan Agreement, Borrower gives notice that it hereby requests a Delayed Draw Term Loan under the Loan Agreement, and in that connection sets forth below the information relating to such Delayed Draw Term Loan (the “Proposed Advance”) as required by Section 1.1(b) of the Loan Agreement:

(i)	The Proposed Advance is a Delayed Draw Term Loan in the aggregate amount of $___________________ with a requested funding date of ______________, 20____.

(ii)	Borrower hereby certifies that, both immediately before and immediately after giving effect to the making of the Proposed Advance:

(a)	the representations and warranties contained in the Loan Agreement and in each other Loan Document, certificate or other writing delivered to the Agent pursuant thereto are true and correct in all material respects as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date (except in each case (whether the date hereof or such earlier date) to the extent that such representation or warranty is qualified by “Material Adverse Effect” or any other materiality qualifier, in which case it is true and correct in all respects);

(b)	no Default or Event of Default has occurred and is continuing as of the date hereof or would result from such Proposed Advance or from the application of proceeds thereof;

(c)	the aggregate Delayed Draw Term Loan Funded Amount of all Delayed Draw Term Loan Lenders would not exceed the aggregate Delayed Draw Term Loan Commitments;

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(d)	the Delayed Draw Term Loan Funded Amount of any Delayed Draw Term Loan Lender would not exceed such Delayed Draw Term Loan Lender’s Delayed Draw Term Loan Commitments; and

(e)	as evidenced by the calculations set forth on Schedule I hereto, the Credit Parties are in compliance on a pro forma basis with the financial covenants set forth under Section 4.2 of the Loan Agreement (based on the financial covenant levels for the testing period then most recently ended or, in the case of any Proposed Advance to be made prior to first date on which the financial covenants are tested under Section 4.2 of the Loan Agreement, for the period ending on such first date).

The proceeds of the Proposed Advance should be transmitted to Borrower in accordance with the following wire transfer instructions:

Bank Name
City, State & ZIP
ABA Routing No.
Account Name:
Account No:
Amount:
Reference:

[Remainder of Page Intentionally Left Blank]

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Very truly yours,

EVMO, INC., as Borrower

By:__________________________________

Name:

Title:

SIGNATURE PAGE

DELAYED DRAW BORROWING REQUEST

SCHEDULE I

TO

DELAYED DRAW BORROWING request

Financial Covenants

See attached.

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EXHIBIT L

FORM OF LIQUIDITY CERTIFICATE

See attached.

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EXHIBIT M

FORM OF MONTHLY OPERATIONAL REPORT

See attached.

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